The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed pursuant to Rule 424(B)(3)
File No. 333-126797 and 333-124337

Subject to Completion. Dated April 24, 2007.
Prospectus Supplement to Prospectus dated August 3, 2005.

Regions Financing Trust II
$
     % Trust Preferred Securities

(liquidation amount $1,000 per security)
fully and unconditionally guaranteed, on a subordinated basis, as described herein, by

Regions Financial Corporation

Regions Financing Trust II, a Delaware statutory trust, will issue the Trust Preferred Securities. Each Trust Preferred Security represents an undivided beneficial interest in the Trust. The only assets of the Trust will be the     % Junior Subordinated Notes due 2077 issued by Regions Financial Corporation, which we refer to as the “JSNs.” The Trust will pay distributions on the Trust Preferred Securities only from the proceeds, if any, of interest payments on the JSNs.

The JSNs will bear interest at the annual rate of (i)      % from and including April   , 2007 to but excluding May 15, 2027, (ii) three-month LIBOR plus     % from and including May 15, 2027 to but excluding May 15, 2047, and (iii) one-month LIBOR plus     % thereafter. Regions will pay that interest semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2007 until May 15, 2027, quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on August 15, 2027 until May 15, 2047, and thereafter monthly in arrears on the 15th day of each month, or if any such day is not a business day, on the next business day.

Regions has the right, on one or more occasions, to defer the payment of interest on the JSNs for one or more consecutive interest periods that do not exceed five years or, if earlier, until the first interest payment date on which it pays current interest without being subject to its obligations under the alternative payment mechanism described in this prospectus supplement and for one or more consecutive interest periods that do not exceed 10 years without giving rise to an event of default. In the event of Regions’ bankruptcy, holders of the JSNs will have a limited claim for deferred interest.

The principal amount of the JSNs will become due on May 15, 2047, or if that day is not a business day, on the next business day (the “scheduled maturity date”), to the extent that Regions has received sufficient proceeds from the sale of certain qualifying capital securities during a 180-day period ending on a notice date not more than 15 or less than 10 days prior to such date. Regions will use its commercially reasonable efforts, subject to certain market disruption events, to sell enough qualifying capital securities to permit repayment of the JSNs in full on the scheduled maturity date. If any amount is not paid on the scheduled maturity date, it will remain outstanding and Regions will continue to use its commercially reasonable efforts to sell sufficient qualifying capital securities to permit repayment of the JSNs in full. Regions must pay any remaining principal and interest in full on the JSNs on May 1, 2077, which is the final repayment date, whether or not it has sold qualifying capital securities.

At Regions’ option, the Trust Preferred Securities may be redeemed at any time. The redemption price will be 100% of the principal amount to be redeemed plus accrued and unpaid interest through the date of redemption for any redemption (i) on May 15, 2027, (ii) in connection with a capital treatment event or investment company event, (iii) after May 15, 2027 in connection with a tax event or (iv) at any time on or after May 15, 2047. The redemption price in all other cases will be the applicable make-whole redemption price set forth herein. The make-whole redemption price may be lower in the case of a redemption of all outstanding Trust Preferred Securities prior to May 15, 2027 in connection with a tax event or rating agency event.

The JSNs will be subordinated upon Regions’ liquidation to all of its existing and future senior debt other than trade accounts payable and any debt that by its terms does not rank senior to the JSNs upon Regions’ liquidation, and will be effectively subordinated to all liabilities of its subsidiaries. As a result, the Trust Preferred Securities also will be effectively subordinated to the same debt and liabilities. Regions will guarantee the Trust Preferred Securities on a subordinated basis to the extent described in this prospectus supplement.

The Trust Preferred Securities and the JSNs are not deposits or other obligations of a bank. They are not insured by the FDIC or any other government agency.

Regions does not intend to apply for listing of the Trust Preferred Securities on the New York Stock Exchange or any other securities exchange.

See “Risk Factors” beginning on page S-12 of this prospectus supplement to read about factors you should consider before buying the Trust Preferred Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Trust Preferred Security	Total

Initial public offering price(1)	$	$
Underwriting discount(2)	$	$

(1)	Plus accrued distributions, if any, on the Trust Preferred Securities from April , 2007 to the date of delivery.

(2)	In view of the fact that the proceeds of the sale of the Trust Preferred Securities will be invested in the JSNs, Regions has agreed to pay the underwriters, as compensation for arranging the investment therein of such proceeds, $ per Trust Preferred Security (or $ in the aggregate). See “Underwriting.”

The underwriters expect to deliver the Trust Preferred Securities in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on April   , 2007.

Goldman, Sachs & Co.	Merrill Lynch & Co.	Morgan Keegan & Company, Inc.

Sole Structuring Coordinator — Joint Bookrunner	Joint Bookrunner	Joint Bookrunner

Credit Suisse	JPMorgan	UBS Investment Bank
Guzman & Co.

Prospectus Supplement dated April   , 2007.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the heading “Where You Can Find More Information.”

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “Regions,” “we,” “us,” “our” or similar references mean Regions Financial Corporation and its subsidiaries, and references to the “Trust” mean Regions Financing Trust II.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus supplement and in the documents referred to in this prospectus supplement and which are made available to the public. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase, any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or “SEC.” Our SEC filings are available to the public over the Internet at the SEC web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call 212-656-5060.

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and information that we subsequently file with the SEC will automatically update and supersede information in this prospectus supplement and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities

S-ii

Exchange Act of 1934, or “Exchange Act,” until we sell all the securities offered by this prospectus supplement:

•	Annual Report on Form 10-K for the year ended December 31, 2006; and

•	Current Reports on Form 8-K filed on January 8, 2007, January 24, 2007, January 30, 2007, March 14, 2007, April 13, 2007, April 20, 2007 and on Form 8-K/A filed on January 12, 2007, amending the Form 8-K filed on November 6, 2006.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling us at the following address:

Regions Financial Corporation
Investor Relations
1900 Fifth Avenue North
Birmingham, Alabama 35203
(205) 581-7890

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

S-iii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information included or incorporated by reference in this prospectus supplement and the accompanying prospectus may include forward-looking statements which reflect Regions’ current views with respect to future events and financial performance. The Private Securities Litigation Reform Act of 1995 (the “Act” ) provides a safe harbor for forward-looking statements which are identified as such and are accompanied by the identification of important factors that could cause actual results to differ materially from the forward-looking statements. For these statements, Regions, together with its subsidiaries, unless the context implies otherwise, claim the protection afforded by the safe harbor in the Act. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results, or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below:

•	Regions’ ability to achieve the earnings expectations related to the businesses that have been acquired, including its merger with AmSouth Bancorporation (“AmSouth”) in November 2006, or that may be acquired in the future, which in turn depends on a variety of factors, including:

•	Regions’ ability to achieve the anticipated cost savings and revenue enhancements with respect to acquired operations, or lower than expected revenues from continuing operations;

•	the assimilation of the combined companies’ corporate culture;

•	the continued growth of the markets that the acquired entities serve, consistent with recent historical experience;

•	difficulties related to the integration of the businesses, including integration of information systems and retention of key personnel; and

•	the effect of required divestitures of branches operated by AmSouth prior to the merger.

•	Regions’ ability to expand into new markets and to maintain profit margins in the face of competitive pressures.

•	Regions’ ability to keep pace with technological changes.

•	Regions’ ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions’ customers and potential customers.

•	Regions’ ability to effectively manage interest rate risk, market risk, credit risk, operational risk and legal risk.

•	Regions’ ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support Regions’ business.

•	The cost and other effects of material contingencies, including litigation contingencies.

•	The effects of increased competition from both banks and non-banks.

•	Further easing of restrictions on participants in the financial services industry, such as banks, securities brokers and dealers, investment companies and finance companies, may increase competitive pressures.

•	Possible changes in interest rates may increase funding costs and reduce earning asset yields, thus reducing margins.

S-iv

•	Possible changes in general economic and business conditions in the United States in general and in the communities Regions serves in particular.

•	Possible changes in the creditworthiness of customers and the possible impairment of collectability of loans.

•	The effects of geopolitical instability and crises such as terrorist attacks.

•	Possible changes in trade, monetary and fiscal policies, laws and regulations, and other activities of governments, agencies and similar organizations, including changes in accounting standards, may have an adverse effect on business.

•	Possible changes in consumer and business spending and saving habits could affect Regions’ ability to increase assets and to attract deposits.

•	The effects of weather and natural disasters such as hurricanes.

The words “believe,” “expect,” “anticipate,” “project” and similar expressions signify forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements made by or on behalf of Regions. Any such statement speaks only as of the date the statement was made. Regions undertakes no obligation to update or revise any forward-looking statements.

S-v

SUMMARY INFORMATION

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in the Trust Preferred Securities or the JSNs. You should read this entire prospectus supplement and accompanying prospectus, including the “Risk Factors” section and the documents incorporated by reference, which are described under “Where You Can Find More Information” in this prospectus supplement.

Regions Financial Corporation

Regions Financial Corporation is a Delaware corporation and financial holding company headquartered in Birmingham, Alabama, which operates throughout the South, Midwest and Texas. Regions’ operations consist of banking, brokerage and investment services, mortgage banking, insurance brokerage, credit life insurance, leasing, commercial accounts receivable factoring and specialty financing. At December 31, 2006, Regions had total consolidated assets of approximately $143.4 billion, total consolidated deposits of approximately $101.2 billion and total consolidated stockholders’ equity of approximately $20.7 billion.

Its principal executive offices are located at 1900 Fifth Avenue North, Birmingham, Alabama 35203.

Regions Financing Trust II

The Trust is a statutory trust formed under Delaware law pursuant to a Declaration of Trust signed by Regions, as depositor of the Trust, the property trustee and the Delaware trustee and the filing of a certificate of trust with the Delaware Secretary of State on January 26, 2001. The Declaration of Trust will be amended and restated before the issuance of the Trust Preferred Securities. The Trust exists for the exclusive purposes of:

•	issuing the Trust Preferred Securities and common securities representing undivided beneficial interests in the Trust;

•	investing the gross proceeds of the Trust Preferred Securities and the common securities in the JSNs; and

•	engaging in only those activities convenient, necessary or incidental thereto.

The Trust’s business and affairs will be conducted by its trustees, each appointed by Regions as depositor of the Trust. The trustees will be Deutsche Bank Trust Company Americas as the “property trustee,” Deutsche Bank Trust Company Delaware as the “Delaware trustee,” and two or more individual trustees, or “administrative trustees,” who are employees or officers of or affiliated with Regions.

The principal executive office of the Trust is c/o Regions Financial Corporation, 1900 Fifth Avenue North, Birmingham, Alabama 35203, telephone number: (205) 944-1300.

The Trust Preferred Securities

Each Trust Preferred Security represents an undivided beneficial interest in the Trust.

The Trust will sell the Trust Preferred Securities to the public and its common securities to Regions. The Trust will use the proceeds from those sales to purchase $      aggregate principal amount of     % Junior Subordinated Notes due 2077 of Regions, which we refer to in this prospectus supplement as the “JSNs.” Regions will pay interest on the JSNs at the same rate and on the same dates as the Trust makes payments on the Trust Preferred Securities. The Trust will use the payments it receives on the JSNs to make the corresponding payments on the Trust Preferred Securities.

Distributions

If you purchase Trust Preferred Securities, you will be entitled to receive periodic distributions on the stated liquidation amount of $1,000 per Trust Preferred Security (the “liquidation amount” ) on the same payment dates and in the same amounts as Regions pays interest to the Trust on a principal amount of JSNs equal to the liquidation amount of such Trust Preferred Security. Distributions will accumulate from April   , 2007. The Trust will make distribution payments on the Trust Preferred Securities:

•	semi-annually in arrears on each May 15 and November 15, beginning on November 15, 2007 until May 15, 2027;

•	quarterly in arrears on each February 15, May 15, August 15 and November 15, beginning on August 15, 2027 until May 15, 2047 (or if such day is not a business day, on the next business day); and

•	thereafter monthly in arrears on the 15th day of each month, beginning on June 15, 2047 (or if such day is not a business day, on the next business day).

In the event any distribution date on or prior to the regularly scheduled distribution date in May 2027 is not a business day, payment shall be made on the following business day, without adjustment. If Regions defers payment of interest on the JSNs, distributions by the Trust on the Trust Preferred Securities will also be deferred.

Deferral of Distributions

Regions has the right, on one or more occasions, to defer the payment of interest on the JSNs for one or more consecutive interest periods not exceeding five years without being subject to its obligations described under “Description of the Junior Subordinated Notes—Alternative Payment Mechanism,” and for one or more consecutive interest periods not exceeding 10 years without giving rise to an event of default under the terms of the JSNs or the Trust Preferred Securities. However, no interest deferral may extend beyond the redemption of the JSNs or the final repayment date. Interest on the JSNs will continue to accrue during deferral periods and, as a result, distributions on the Trust Preferred Securities will continue to accumulate at the interest rate on the JSNs, compounded on each distribution date.

If Regions exercises its right to defer interest payments on the JSNs, the Trust will also defer paying a corresponding amount of distributions on the Trust Preferred Securities during that deferral period.

During any deferral period, neither Regions nor the Trust will generally be permitted to make any payments of deferred interest or distributions from any source other than “eligible proceeds,” as defined under “Description of the Junior Subordinated Notes—Alternative Payment Mechanism,” or required to make any interest or distribution payments other than pursuant to the alternative payment mechanism.

Following the earlier of (i) the fifth anniversary of the commencement of a deferral period or (ii) a payment of current interest on the JSNs, Regions will be required, with certain exceptions, to pay deferred interest pursuant to the alternative payment mechanism referred to in the next paragraph. At any time during a deferral period, Regions may not pay deferred interest on the JSNs except pursuant to the alternative payment mechanism, subject to limited exceptions. However, it may pay current interest on any interest payment date out of any source of funds free of the limitations of the alternative payment mechanism, even if that interest payment date is during a deferral period.

Under the alternative payment mechanism described under “Description of the Junior Subordinated Notes—Alternative Payment Mechanism,” subject to certain exceptions, Regions must issue “qualifying APM securities,” which initially consist of common stock, “qualifying warrants” and “qualifying preferred stock,” as those terms are defined in that section, until the net proceeds at least equal the amount of deferred interest (including compounded interest thereon) on the JSNs and apply the net proceeds to the payment of such deferred interest. Regions is not required to issue common stock with respect to deferred interest attributable to the first five years of any deferral period (including compounded interest thereon) if the net proceeds of any issuance of common stock applied during such deferral period to pay interest on the JSNs pursuant to the alternative payment mechanism, together with the net proceeds of all prior issuances of common stock and qualifying warrants so applied during that deferral period, would exceed an amount equal to 2% of its market capitalization, or to issue “qualifying preferred stock” to the extent that the net proceeds of any issuance of qualifying preferred stock applied to pay interest on the JSNs pursuant to the alternative payment mechanism, together with the net proceeds of all prior issuances of qualifying preferred stock so applied during the current and all prior deferral periods, would exceed 25% of the aggregate principal amount of the outstanding JSNs. Regions has no obligation to issue “qualifying warrants” under the alternative payment mechanism unless the definition of “qualifying APM securities” has been amended to eliminate common stock, in which case the 2% cap described above will apply to “qualifying warrants.”

If Regions defers payments of interest on the JSNs, the JSNs will be treated as being issued with original issue discount for United States federal income tax purposes. This means that you must include interest income with respect to the deferred distributions on your Trust Preferred Securities in gross income for United States federal income tax purposes, prior to receiving any cash distributions. See “Certain United States Federal Income Tax Consequences—Interest Income and Original Issue Discount.”

Redemption of Trust Preferred Securities

The Trust will use the proceeds of any repayment or redemption of the JSNs to redeem, on a proportionate basis, an equal amount of Trust Preferred Securities and common securities.

For a description of Regions’ rights to redeem the JSNs, see “Description of the Junior Subordinated Notes—Redemption.”

Under the current rules of the Board of Governors of the Federal Reserve System (referred to collectively with the Federal Reserve Bank of Atlanta, Georgia, or any successor federal bank regulatory agency having primary jurisdiction over Regions, as the “Federal Reserve”), Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. However, under current guidelines, rules and regulations, Federal Reserve approval is not required for the redemption of the Trust Preferred Securities on or after the scheduled maturity date in connection with the repayment of the JSNs since, in this case, the redemption would not be an early redemption but would be pursuant to Regions’ contractual obligation to repay the JSNs, subject to the limitations described under “Description of the Junior Subordinated Notes—Repayment of Principal,” on the scheduled maturity date.

Liquidation of the Trust and Distribution of JSNs to Holders

Regions may elect to dissolve the Trust at any time and, after satisfaction of the Trust’s liabilities, to cause the property trustee to distribute the JSNs to the holders of the Trust Preferred Securities and common securities. However, if then required under the risk-based capital guidelines or policies of the Federal Reserve applicable to bank holding companies, it must obtain the approval of the Federal Reserve prior to making that election.

Further Issues

The Trust has the right to issue additional Trust Preferred Securities of this series in the future, subject to the conditions described under “Description of the Trust Preferred Securities—Further Issues.” Any such additional Trust Preferred Securities will have the same terms as the Trust Preferred Securities being offered by this prospectus supplement but may be offered at a different offering price and accrue distributions from a different date than the Trust Preferred Securities being offered hereby, provided that the total liquidation amount of Trust Preferred Securities outstanding may not exceed $               . If issued, any such additional Trust Preferred Securities will become part of the same series as the Trust Preferred Securities being offered hereby to the extent such securities bear the same CUSIP number unless such additional securities would not be treated as fungible with the previously issued and outstanding Trust Preferred Securities for U.S. Federal income tax purposes.

Book-Entry

The Trust Preferred Securities will be represented by one or more global securities registered in the name of and deposited with The Depository Trust Company (“DTC” ) or its nominee. This means that you will not receive a certificate for your Trust Preferred Securities and Trust Preferred Securities will not be registered in your name, except under certain limited circumstances described in “Book-Entry System.”

No Listing

Regions does not intend to apply to list the Trust Preferred Securities on the New York Stock Exchange or any other securities exchange.

The JSNs

The following diagram illustrates some of the principal features of the JSNs:

Interest accrues at %, payable semi-annually in arrears on each May 15 and November 15, beginning November 15, 2007	Interest accrues at three-month LIBOR plus %, payable quarterly in arrears on each February 15, May 15, August 15 and November 15, beginning on August 15, 2027	Interest accrues at one-month LIBOR plus %, payable monthly in arrears on the 15th day of each month, beginning on June 15, 2047

Redeemable at a treasury-based make-whole redemption price[1]	Redeemable at a LIBOR-based make-whole redemption price[2]	Redeemable at par plus accrued and unpaid interest

[1]	Also redeemable at par plus accrued and unpaid interest in the case of a redemption of all JSNs in connection with a capital treatment event or investment company event. The make-whole redemption price may be lower in the case of a redemption of all JSNs in connection with a rating agency event or tax event.

[2]	Also redeemable at par plus accrued and unpaid interest in the case of a redemption of all JSNs in connection with a capital treatment event, investment company event or tax event.

Repayment of Principal

Regions must repay the principal amount of the JSNs, together with accrued and unpaid interest, on May 15, 2047, or if that date is not a business day, the next business day (the “scheduled maturity date”), to the extent of the “applicable percentage” of the net proceeds that it has raised from the issuance of “qualifying capital securities,” as described under “Replacement Capital Covenant,” during a 180-day period ending on a notice date not more than 15 or less than 10 days prior to such date. If it has not raised sufficient net proceeds to permit repayment of all principal and accrued and unpaid interest on the JSNs on the scheduled maturity date, it will repay the JSNs to the extent of the applicable percentage of the net proceeds it has raised and the unpaid portion will remain outstanding. Regions will be required to repay the unpaid portion of the JSNs on each subsequent interest payment date to the extent of the net proceeds it receives from any subsequent issuance of qualifying capital securities or upon the earliest to occur of:

•	the redemption of the JSNs;

•	an event of default that results in acceleration of the JSNs; and

•	May 1, 2077, which is the “final repayment date.”

Regions will use its commercially reasonable efforts, subject to a “market disruption event,” as described under “Description of the Junior Subordinated Notes—Market Disruption Events,” to raise sufficient net proceeds from the issuance of qualifying capital securities in a 180-day period ending on a notice date not more than 15 or less than 10 days prior to the scheduled maturity date to permit repayment of the JSNs in full on the scheduled maturity date in accordance with the preceding paragraph. If Regions is unable for any reason to raise sufficient proceeds, it will use its commercially reasonable efforts, subject to a market disruption event, to raise sufficient proceeds from the sale of qualifying capital securities to permit repayment of the JSNs on the following interest payment date, and on each interest payment date thereafter, until the JSNs are paid in full.

Any unpaid principal amount of the JSNs, together with accrued and unpaid interest, will be due and payable on the final repayment date, regardless of the amount of qualifying capital securities Regions has issued and sold by that time.

Regions is not required to issue any securities pursuant to the obligation described above other than qualifying capital securities.

Under the current risk-based capital adequacy guidelines of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. However, under current guidelines, rules and regulations, Federal Reserve approval is not required for the redemption of the Trust Preferred Securities on or after the scheduled maturity date in connection with the repayment of the JSNs as described above since, in this case, the redemption would not be an early redemption but would be pursuant to our contractual obligation to repay the JSNs.

Interest

The JSNs will bear interest:

•	at the annual rate of % from and including April , 2007 to but excluding May 15, 2027, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2007 until May 15, 2027;

•	at an annual rate equal to three-month LIBOR plus % from and including May 15, 2027 to but excluding May 15, 2047, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on August 15, 2027 until May 15, 2047 (or if any such day is not a business day, on the next business day); and

•	thereafter at an annual rate equal to one-month LIBOR plus %, payable monthly in arrears on the 15th day of each month, beginning on June 15, 2047 (or if any such day is not a business day, on the next business day).

In the event any interest payment date on or prior to the regularly scheduled interest payment date in May 2027 is not a business day, the interest payment made on the following business day shall be made without adjustment.

Subordination

The JSNs will be unsecured and will be deeply subordinated upon Regions’ liquidation, including to all of its existing and future senior debt, and will be effectively subordinated to all liabilities of its subsidiaries. Substantially all of Regions’ existing indebtedness is senior debt. At December 31, 2006, Regions’ indebtedness ranking senior to the JSNs upon liquidation, on a consolidated basis, was approximately $119.1 billion. See “Description of the Junior Subordinated Notes—Subordination” for the definition of “senior debt.”

Certain Payment Restrictions Applicable to Regions

During any deferral period or period in which Regions has given notice of its election to defer interest payments on the JSNs but the related deferral period has not yet commenced, Regions generally may not make payments on or redeem or repurchase its capital stock or its debt securities or guarantees ranking pari passu with or junior to the JSNs, subject to the exceptions described under “Description of the Junior Subordinated Notes—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances.” In addition, if any deferral period lasts longer than one year, Regions generally may not be permitted to repurchase any securities ranking pari passu with or junior to any “qualifying APM securities” the proceeds of which were used to settle deferred interest during the relevant deferral period until the first anniversary of the date on which all deferred interest has been paid.

The terms of the JSNs permit Regions to make any payment of current or deferred interest on its debt securities or guarantees that rank on a parity with the JSNs upon its liquidation (“parity securities”) so long as the payment is made pro rata to the amounts due on parity securities (including the JSNs), subject to the limitations described in the last paragraph under “Description of the Junior Subordinated Notes—Alternative Payment Mechanism” to the extent that they apply, and any payment of deferred interest on parity securities that, if not made, would cause it to breach the terms of the instrument governing such parity securities.

Redemption of JSNs

Regions may redeem the JSNs at any time. The redemption price will be 100% of the principal amount to be redeemed, plus accrued and unpaid interest through the date of redemption, in the case of any redemption:

•	in whole or in part on May 15, 2027,

•	in whole but not in part at any time in connection with certain changes relating to the capital treatment of, or investment company laws relating to, the Trust Preferred Securities;

•	in whole but not in part at any time after May 15, 2027 in connection with certain changes relating to the tax treatment of the Trust Preferred Securities; or

•	in whole or in part at any time on or after May 15, 2047 (including on or after the scheduled maturity date).

In all other cases, the redemption price will be a make-whole redemption price. The make-whole redemption price may be lower in the case of a redemption of all outstanding JSNs prior to May 15,

2027 in connection with certain changes relating to the tax treatment of, or the rating agency equity credit accorded to, the Trust Preferred Securities. See “Description of the Junior Subordinated Notes—Redemption.”

Regions will be subject to its obligations under the replacement capital covenant (as described below) if it elects to redeem any or all of the JSNs prior to the termination of the replacement capital covenant on May 1, 2057. In addition, under the current risk-based capital adequacy guidelines of the Federal Reserve applicable to bank holding companies, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. As a result, subject to any changes in the current capital adequacy guidelines of the Federal Reserve, the early redemption of the Trust Preferred Securities will be subject to the prior approval of the Federal Reserve.

Events of Default

The following events are “events of default” with respect to the JSNs:

•	default in the payment of interest, including compounded interest, in full on any JSNs for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period;

•	bankruptcy of Regions; or

•	receivership of Regions Bank.

If an event of default under the indenture occurs and continues, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding JSNs may declare the entire principal and all accrued but unpaid interest of all JSNs to be due and payable immediately. If the indenture trustee or the holders of JSNs do not make such declaration and the JSNs are beneficially owned by the Trust or a trustee of the Trust, the property trustee or the holders of at least 25% in aggregate liquidation amount of the Trust Preferred Securities shall have such right.

Tax Treatment

In connection with the issuance of the JSNs, Alston & Bird LLP, our counsel, has advised us that, under current law and assuming full compliance with the terms of the indenture and other relevant documents, and based on the representations, facts and assumptions set forth in its opinion, although the matter is not free from doubt, the JSNs will be characterized as indebtedness for United States federal income tax purposes. The Trust Preferred Securities are novel financial instruments, and there is no statutory, judicial or administrative authority that directly addresses the United States federal income tax treatment of securities similar to the Trust Preferred Securities. Thus, no assurance can be given that the Internal Revenue Service or a court will agree with this characterization. By purchasing the Trust Preferred Securities, each holder of the Trust Preferred Securities agrees, and Regions and the Trust agree, to treat the JSNs as indebtedness for all United States federal income tax purposes. See “Certain United States Federal Income Tax Consequences.”

Replacement Capital Covenant

Regions will enter into a replacement capital covenant for the benefit of persons that buy, hold or sell a specified series of its long-term indebtedness ranking senior to the JSNs (or in certain limited cases long-term indebtedness of its subsidiary, Regions Bank) in which it will agree that neither it nor any of its subsidiaries will repay, redeem or purchase the JSNs or Trust Preferred Securities at any time prior to May 1, 2057, unless:

•	in the case of a redemption or purchase prior to the scheduled maturity date, Regions has obtained the prior approval of the Federal Reserve if such approval is then required under the

Federal Reserve’s capital adequacy guidelines or policies applicable to bank holding companies; and

•	the principal amount repaid or the applicable redemption or purchase price does not exceed a maximum amount determined by reference to:

•	the aggregate amount of net cash proceeds Regions and its subsidiaries have received from the sale of common stock, rights to acquire common stock, mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity, REIT preferred securities and certain qualifying capital securities, or

•	the market value of any Regions common stock that Regions or its subsidiaries have delivered as consideration for property or assets in an arm’s-length transaction or issued in connection with the conversion or exchange of any convertible or exchangeable securities, other than securities for which Regions or any of its subsidiaries has received equity credit from any rating agency, in each case within the applicable measurement period.

The replacement capital covenant, including the definitions of the various types of replacement capital securities referred to above and other important terms, is described in more detail under “Replacement Capital Covenant.”

If an event of default resulting in the acceleration of the JSNs occurs, Regions will not have to comply with the replacement capital covenant. Regions’ covenant in the replacement capital covenant will run only to the benefit of the covered debtholders. It may not be enforced by the holders of the Trust Preferred Securities or the JSNs. The initial series of covered debt is Regions’ 6 3/4% Subordinated Debentures due 2025, which have CUSIP No. 032165 AD 4.

Guarantee by Regions

Regions will fully and unconditionally guarantee payment of amounts due under the Trust Preferred Securities on a subordinated basis and only to the extent the Trust has funds available for payment of those amounts. We refer to this obligation as the “guarantee.” The guarantee does not cover payments if the Trust does not have sufficient funds to make the distribution payments, including, for example, if Regions has failed to pay to the Trust amounts due under the JSNs or if it elects to defer payment of interest under the JSNs.

As issuer of the JSNs, Regions is also obligated to pay the expenses and other obligations of the Trust, other than its obligations to make payments on the Trust Preferred Securities.

Use of Proceeds

The Trust will invest the proceeds from its sale of the Trust Preferred Securities through the underwriters to investors and its common securities to Regions in the JSNs issued by Regions. Regions expects to use the net proceeds it will receive upon issuance of the JSNs, expected to be approximately $      after deduction of its expenses and underwriting commissions, for general corporate purposes, including stock repurchases, and to redeem approximately $220 million of its 8.20% Junior Subordinated Notes due 2026, which are held by Union Planters Capital Trust A and assumed as obligations by Regions as a result of its merger with Union Planters Corporation on July 1, 2004. The Trust will use the proceeds of such redemption to redeem its 8.20% Trust Preferred Securities.

Ratio of Earnings to Fixed Charges

Our consolidated ratios of earnings to fixed charges for each of the five fiscal years ended December 31, 2006, 2005, 2004, 2003 and 2002 are as follows:

	Year Ended
	December 31
	2006		2005		2004		2003		2002

Ratio of Earnings to Fixed Charges(1):
Excluding interest on deposits	3.81	x	3.76	x	4.20	x	3.77	x	3.17	x
Including interest on deposits	1.82		1.94		2.36		2.20		1.82

(1)	For purposes of computing the ratio of earnings to fixed charges, earnings as adjusted consists of income before income taxes plus fixed charges. Fixed charges, excluding interest on deposits, consists of interest and debt expense, amortization of deferred debt costs, and the estimated interest portion of rent expense.

Selected Consolidated Financial Data

The following is selected consolidated financial data for Regions for the years ended December 31, 2006, 2005 and 2004.

The consolidated financial data for each of the years ended December 31, 2006, 2005 and 2004 is derived from Regions’ audited consolidated financial statements. Regions’ consolidated financial statements for each of the three fiscal years ended December 31, 2006, 2005 and 2004 were audited by Ernst & Young LLP, independent registered public accounting firm. The summary below should be read in conjunction with Regions’ consolidated financial statements, and the related notes thereto, and the other information in Regions’ 2006 Annual Report on Form 10-K.

Regions’ consolidated financial statements include the results of operations of acquired companies only from their respective dates of acquisition. The consolidated results of operations of Regions for the year ended December 31, 2006 include the results of operations of AmSouth since November 4, 2006, and for the year ended December 31, 2004 include the results of operations of Union Planters Corporation since July 1, 2004.

	Year Ended December 31
(In thousands, except per share data)	2006	2005	2004

CONSOLIDATED CONDENSED SUMMARIES OF INCOME
Total interest income	$5,694,258	$4,310,375	$2,955,685
Total interest expense	2,340,816	1,489,756	842,651

Net interest income	3,353,442	2,820,619	2,113,034
Provision for loan losses	142,500	165,000	128,500

Net interest income after provision for loan losses	3,210,942	2,655,619	1,984,534
Total non-interest income before security gains (losses), net	2,053,981	1,832,324	1,599,345
Securities gains (losses), net	8,123	(18,892)	63,086
Total non-interest expense	3,314,031	3,046,956	2,471,383
Income taxes	605,870	421,551	351,817

Net income	$1,353,145	$1,000,544	$823,765

Net income available to common shareholders	$1,353,145	$1,000,544	$817,745

PER COMMON SHARE DATA
Earnings per share—basic	$2.70	$2.17	$2.22
Earnings per share—diluted	2.67	$2.15	$2.19
Cash dividends declared	1.40	$1.36	$1.33
Weighted-average number of shares outstanding—basic	501,681	461,171	368,656
Weighted-average number of shares outstanding—diluted	506,989	466,183	373,732

	Year Ended December 31
(In thousands)	2006	2005
CONSOLIDATED CONDENSED PERIOD-END STATEMENTS OF CONDITION
ASSETS
Cash and due from banks	$3,550,742	$2,414,560
Securities available for sale	18,514,332	11,947,810
Trading account assets	1,442,994	992,082
Loans held for sale	3,308,064	1,531,664
Loans held for sale—divestitures	1,612,237	—
Loans, net of unearned income	94,550,602	58,404,913
Allowance for loan losses	(1,055,953)	(783,536)

Net loans	93,494,649	57,621,377

Excess purchase price	11,175,647	5,027,044
Other identifiable intangible assets	957,834	314,368
Other assets	9,312,522	4,936,695

Total assets	$143,369,021	$84,785,600

LIABILITIES AND STOCKHOLDERS’ EQUITY
Total deposits	$101,227,969	$60,378,367
Total short-term borrowings	9,667,071	4,966,279
Long-term borrowings	8,642,649	6,971,680
Other liabilities	3,129,878	1,854,991

Total liabilities	122,667,567	74,171,317
Stockholders’ equity	20,701,454	10,614,283

Total liabilities and stockholders’ equity	$143,369,021	$84,785,600

RISK FACTORS

An investment in the Trust Preferred Securities is subject to the risks described below. You should carefully review the following risk factors and other information contained in this prospectus supplement, in documents incorporated by reference in this prospectus supplement and in the accompanying prospectus before deciding whether this investment is suited to your particular circumstances. In addition, because each Trust Preferred Security sold in the offering will represent a beneficial interest in the Trust, which will own our JSNs, you are also making an investment decision with regard to the JSNs, as well as our guarantee of the Trust’s obligations. You should carefully review all the information in this prospectus supplement about all of these securities.

The indenture does not limit the amount of indebtedness for money borrowed Regions may issue that ranks senior to the JSNs upon its liquidation or in right of payment as to principal or interest.

The JSNs will be subordinate and junior upon Regions’ liquidation to its obligations under all of its indebtedness for money borrowed that is not by its terms made pari passu with or junior to the JSNs upon liquidation. At December 31, 2006, Regions’ indebtedness for money borrowed ranking senior to the JSNs on liquidation, on a parent-only basis, was approximately $3.6 billion.

“Parity securities” means debt securities or guarantees that rank on a parity with the JSNs upon Regions’ liquidation. Regions may issue parity securities as to which it is required to make payments of interest during a deferral period on the JSNs that, if not made, would cause it to breach the terms of the instrument governing such parity securities. The terms of the JSNs permit Regions to make any payment of deferred interest on parity securities that, if not made, would cause it to breach the terms of the instrument governing such parity securities. They also permit Regions to make any payment of current or deferred interest on parity securities and on the JSNs during a deferral period that is made pro rata to the amounts due on such parity securities and the JSNs, subject to the limitations described in the last paragraph under “Description of the Junior Subordinated Notes—Alternative Payment Mechanism” to the extent that they apply.

The JSNs beneficially owned by the Trust will be effectively subordinated to the obligations of Regions’ subsidiaries.

Regions receives a significant portion of its revenue from dividends from its subsidiaries. Because it is a holding company, its right to participate in any distribution of the assets of its banking or nonbanking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of any such subsidiary, except to the extent that Regions may be a creditor of that subsidiary and its claims are recognized. There are legal limitations on the extent to which some of its subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, it or some of its other subsidiaries, including Regions’ principal banking subsidiary, Regions Bank. Regions’ subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under Regions’ contracts or otherwise to make any funds available to it. Accordingly, the payments on the JSNs, and therefore the Trust Preferred Securities, effectively will be subordinated to all existing and future liabilities of Regions’ subsidiaries. At December 31, 2006, Regions’ subsidiaries’ direct borrowings and deposit liabilities were approximately $119.1 billion.

Regions’ ability to make distributions on or redeem the Trust Preferred Securities is restricted.

Federal banking authorities will have the right to examine the Trust and its activities because it is Regions’ subsidiary. Under certain circumstances, including any determination that Regions’

relationship to the Trust would result in an unsafe and unsound banking practice, these banking authorities have the authority to issue orders that could restrict the Trust’s ability to make distributions on or to redeem the Trust Preferred Securities.

Regions guarantees distributions on the Trust Preferred Securities only if the Trust has cash available.

If you hold any of the Trust Preferred Securities, Regions will guarantee you, on an unsecured and junior subordinated basis, the payment of the following:

•	any accumulated and unpaid distributions required to be paid on the Trust Preferred Securities, to the extent the Trust has funds available to make the payment;

•	the redemption price for any Trust Preferred Securities called for redemption, to the extent the Trust has funds available to make the payment; and

•	upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust, other than in connection with a distribution of corresponding assets to holders of Trust Preferred Securities, the lesser of:

•	the aggregate of the stated liquidation amount and all accumulated and unpaid distributions on the Trust Preferred Securities to the date of payment, to the extent the Trust has funds available to make the payment; and

•	the amount of assets of the Trust remaining available for distribution to holders of the Trust Preferred Securities upon liquidation of the Trust.

If Regions does not make a required interest payment on the JSNs or elects to defer interest payments on the JSNs, the Trust will not have sufficient funds to make the related distribution on the Trust Preferred Securities. The guarantee does not cover payments on the Trust Preferred Securities when the Trust does not have sufficient funds to make them. If Regions does not pay any amounts on the JSNs when due, holders of the Trust Preferred Securities will have to rely on the enforcement by the property trustee of the property trustee’s rights as owner of the JSNs, or proceed directly against Regions for payment of any amounts due on the JSNs.

Regions’ obligations under the guarantee are unsecured and are subordinated to and junior in right of payment to all of its secured and senior indebtedness, and will rank pari passu with any similar guarantees of parity securities it may issue in the future.

Regions’ right to redeem the JSNs prior to May 1, 2057 is limited by the replacement capital covenant.

Regions may redeem any or all of the JSNs at any time, as described under “Description of the Junior Subordinated Notes—Redemption.” However, the replacement capital covenant described under “Replacement Capital Covenant” will limit its right to redeem or purchase JSNs prior to May 1, 2057. In the replacement capital covenant, Regions covenants, for the benefit of holders of a designated series of its indebtedness that ranks senior to the JSNs, or in certain limited cases holders of a designated series of indebtedness of Regions Bank, that neither it nor any of its subsidiaries will redeem, repay or purchase the JSNs or the Trust Preferred Securities unless:

•	in the case of a redemption or repurchase prior to the scheduled maturity date, it has received any necessary approvals from the Federal Reserve, and

•	the principal amount repaid or the applicable redemption or purchase price does not exceed a maximum amount determined by reference to:

•	the aggregate amount of net cash proceeds it receives from the sale of certain “replacement capital securities,” or

•	the market value of any Regions common stock that Regions or its subsidiaries have delivered as consideration for property or assets in an arm’s-length transaction or issued in connection with the conversion or exchange of any convertible or exchangeable securities, other than securities for which Regions or any of its subsidiaries has received equity credit from any rating agency, in each case within the applicable measurement period. Accordingly, there could be circumstances in which it would be in the interest of both you and Regions that some or all of the JSNs or the Trust Preferred Securities be redeemed, and sufficient cash is available for that purpose, but Regions will be restricted from doing so because it did not obtain proceeds from the sale of “replacement capital securities,” which are described in “Replacement Capital Covenant,” or otherwise deliver or issue common stock in connection with the acquisition of property or assets or the conversion or exchange of convertible or exchangeable securities.

Regions’ obligation to repay the JSNs on the scheduled maturity date is subject to issuance of qualifying capital securities.

Regions’ obligation to repay the JSNs on the scheduled maturity date is limited. Regions is required to repay the JSNs on the scheduled maturity date only to the extent of the “applicable percentage” of the net proceeds from its issuance of “qualifying capital securities” (as these terms are defined under “Replacement Capital Covenant”) within a 180-day period ending on a notice date not more than 15 or less than 10 days prior to such date. If it has not raised sufficient proceeds from the issuance of qualifying capital securities to permit repayment of the JSNs on the scheduled maturity date, it will repay the JSNs to the extent of the “applicable percentage” of the net proceeds it has received and the unpaid portion will remain outstanding. Moreover, Regions may only pay deferred interest out of the net proceeds from the sale of qualifying APM securities, as described under “—Regions’ ability to pay deferred interest is limited by the terms of the alternative payment mechanism, and is subject to market disruption events and other factors beyond its control.” Regions will be required to repay the unpaid principal amount of the JSNs on each subsequent interest payment date to the extent of the “applicable percentage” of the net proceeds it receives from any subsequent issuance of qualifying capital securities until: (i) it has raised sufficient net proceeds to permit repayment in full in accordance with this requirement, (ii) payment of the JSNs is accelerated upon the occurrence of an event of default or (iii) the final repayment date for the JSNs. Regions’ ability to issue qualifying capital securities in connection with this obligation to repay the JSNs will depend on, among other things, legal and regulatory requirements, market conditions at the time the obligation arises, as well as the acceptability to prospective investors of the terms of these qualifying capital securities. Although Regions has agreed to use its commercially reasonable efforts to issue sufficient qualifying capital securities during the 180-day period referred to above to repay the JSNs and from month to month thereafter until the JSNs are repaid in full, its failure to do so would not be an event of default or give rise to a right of acceleration or similar remedy until the final repayment date, and it will be excused from using its commercially reasonable efforts if certain market disruption events occur.

Moreover, at or around the time of issuance of the Trust Preferred Securities, Regions will enter into the replacement capital covenant described above pursuant to which Regions will make a covenant that restricts its right to repay, redeem or purchase JSNs or Trust Preferred Securities at any time prior to May 1, 2057. Regions may modify the replacement capital covenant without your consent if the modification does not further restrict its ability to repay the JSNs in connection with an issuance of qualifying capital securities. See “Replacement Capital Covenant.”

Regions has no obligation to issue any securities other than qualifying capital securities in connection with its obligation to repay the JSNs on or after the scheduled maturity date.

Regions has the right to defer interest for 10 years without causing an event of default.

Regions has the right to defer interest on the JSNs for one or more consecutive interest periods of not more than 10 years. Although it would be subject to the alternative payment mechanism after the earlier of the fifth anniversary of the commencement of the deferral period and the first interest payment date on which it makes any payment of current interest during a deferral period, if it is unable to raise sufficient eligible proceeds, it may fail to pay accrued interest on the JSNs for a period of up to 10 consecutive years without causing an event of default. During any such deferral period, holders of Trust Preferred Securities will receive limited or no current payments on the Trust Preferred Securities and, so long as Regions is otherwise in compliance with its obligations, such holders will have no remedies against the Trust or Regions for nonpayment unless it fails to pay all deferred interest (including compounded interest) within 30 days of the conclusion of a 10-year deferral period.

Regions’ ability to pay deferred interest is limited by the terms of the alternative payment mechanism, and is subject to market disruption events and other factors beyond its control.

If Regions elects to defer interest payments, it will not be permitted to pay deferred interest on the JSNs (and compounded interest thereon) during the deferral period, which may last up to 10 years, from any source other than the issuance of common stock, “qualifying preferred stock” up to the “preferred stock issuance cap” and “qualifying warrants” (each as defined under “Description of the Junior Subordinated Notes—Alternative Payment Mechanism”), except in limited circumstances. Those limited circumstances are: (i) the occurrence and continuance of a supervisory event (i.e., the Federal Reserve has disapproved of such issuance or disapproved of the use of proceeds of such issuance to pay deferred interest), (ii) the deferral period is terminated as permitted under the indenture on the interest payment date following certain business combinations (or if later, within 90 days following the date of consummation of the business combination) and (iii) an event of default has occurred and is continuing. In those circumstances, Regions will be permitted, but not required, to pay deferred interest with cash from any source, all as described under “Description of the Junior Subordinated Notes—Alternative Payment Mechanism.” Common stock, qualifying preferred stock and qualifying warrants issuable under the alternative payment mechanism are referred to as “qualifying APM securities.” The “preferred stock issuance cap” limits the issuance of qualifying preferred stock pursuant to the alternative payment mechanism to an amount the net proceeds of which, together with the net proceeds of all qualifying preferred stock issued during any deferral period and applied to pay deferred interest, equal to 25% of the aggregate principal amount of the outstanding JSNs. The occurrence of a market disruption event or supervisory event may prevent or delay a sale of qualifying APM securities pursuant to the alternative payment mechanism and, accordingly, the payment of deferred interest on the JSNs. Market disruption events include events and circumstances both within and beyond Regions’ control, such as the failure to obtain approval of a regulatory body or governmental authority to issue qualifying APM securities or shareholder consent to increase the shares available for issuance in a sufficient amount, in each case notwithstanding its commercially reasonable efforts. Moreover, Regions may encounter difficulties in successfully marketing its qualifying APM securities, particularly during times it is subject to the restrictions on dividends as a result of the deferral of interest. If Regions does not sell sufficient qualifying APM securities to fund deferred interest payments in these circumstances (other than as a result of a supervisory event), Regions will not be permitted to pay deferred interest to the Trust and, accordingly, no payment of distributions may be made on the Trust Preferred Securities, even if it has cash available from other sources. See “Description of the Junior Subordinated Notes—Option to Defer Interest Payments,” “—Alternative Payment Mechanism” and “—Market Disruption Events.”

The indenture limits Regions’ obligation to raise proceeds from the sale of shares of common stock to pay deferred interest attributable to the first five years of any deferral period (including compounded interest thereon) prior to the ninth anniversary of the commencement of a deferral period in excess of an amount we refer to as the “common equity issuance cap.” The common equity issuance cap takes into account all sales of common stock and qualifying warrants under the alternative payment mechanism for that deferral period. Once Regions reaches the common equity issuance cap for a deferral period, it will no longer be obligated to sell common stock to pay deferred interest relating to such deferral period unless such deferral extends beyond the date which is nine years following its commencement. Although Regions has the right to sell common stock if it has reached the common equity issuance cap, it has no obligation to do so. In addition, the sale of qualifying warrants to raise proceeds to pay deferred interest is an option that Regions has, but in general it is not obligated to sell qualifying warrants and no party may require it to. See “Description of the Junior Subordinated Notes—Alternative Payment Mechanism.”

The terms of Regions’ outstanding junior subordinated debentures prohibit it from making any payment of principal or interest on the JSNs or the guarantee relating to the Trust Preferred Securities and from repaying, redeeming or repurchasing any JSNs if there has occurred any event that would constitute an event of default under the applicable junior subordinated indenture or the related guarantee or at any time when it has deferred interest thereunder.

Regions must notify the Federal Reserve before using the alternative payment mechanism and may not use it if the Federal Reserve shall have disapproved.

The indenture for the JSNs provides that Regions must notify the Federal Reserve if the alternative payment mechanism is applicable and that it may not sell its qualifying APM securities or apply any eligible proceeds to pay interest pursuant to the alternative payment mechanism if a supervisory event has occurred and is continuing (i.e., the Federal Reserve has disapproved of such issuance or disapproved of the use of proceeds of such issuance to pay deferred interest). The Federal Reserve may allow the issuance of qualifying APM securities, but not allow use of the proceeds to pay deferred interest on the JSNs and require that the proceeds be applied to other purposes, including supporting a troubled bank subsidiary. Accordingly, if Regions elects to defer interest on the JSNs and the Federal Reserve disapproves of the issuance of qualifying APM securities or the application of the proceeds to pay deferred interest, it may be unable to pay the deferred interest on the JSNs.

Regions may continue to defer interest in the event of Federal Reserve disapproval of all or part of the alternative payment mechanism until 10 years have elapsed since the beginning of the deferral period without triggering an event of default under the indenture. As a result, Regions could defer interest for up to 10 years without being required to sell qualifying APM securities and apply the proceeds to pay deferred interest.

Regions has the ability under certain circumstances to narrow the definition of qualifying APM securities.

Regions may, without the consent of the holders of the Trust Preferred Securities or the JSNs, amend the definition of “qualifying APM securities” for the purposes of the alternative payment mechanism to eliminate common stock or qualifying warrants (but not both) from the definition if it has been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in its earnings per share as calculated for financial reporting purposes. The elimination of either common stock or qualifying warrants from the definition of qualifying APM securities, together with continued application of the preferred stock issuance cap, may make it more difficult for Regions to succeed in selling sufficient qualifying APM securities to fund the payment of deferred interest.

Deferral of interest payments could adversely affect the market price of the Trust Preferred Securities.

Regions currently does not intend to exercise its right to defer payments of interest on the JSNs. However, if it exercises that right in the future, the market price of the Trust Preferred Securities is likely to be affected. As a result of the existence of this deferral right, the market price of the

Trust Preferred Securities, payments on which depend solely on payments being made on the JSNs, may be more volatile than the market prices of other securities that are not subject to optional deferral. If Regions does defer interest on the JSNs and you elect to sell Trust Preferred Securities during the deferral period, you may not receive the same return on your investment as a holder that continues to hold its Trust Preferred Securities until the payment of interest at the end of the deferral period.

If Regions does defer interest payments on the JSNs, you will be required to accrue income, in the form of original issue discount, for United States federal income tax purposes during the period of the deferral in respect of your proportionate share of the JSNs, even if you normally report income when received and even though you may not receive the cash attributable to that income during the deferral period. You will also not receive the cash distribution related to any accrued and unpaid interest from the Trust if you sell the Trust Preferred Securities before the record date for any deferred distributions, even if you held the Trust Preferred Securities on the date that the payments would normally have been paid. See “Certain United States Federal Income Tax Consequences—Interest Income and Original Issue Discount.”

Claims would be limited upon bankruptcy, insolvency or receivership.

In certain events of Regions’ bankruptcy, insolvency or receivership prior to the redemption or repayment of any JSNs, whether voluntary or not, a holder of JSNs will have no claim for, and thus no right to receive, deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds the sum of (x) two years of accumulated and unpaid interest (including compounded interest thereon) on the JSNs and (y) an amount equal to such holder’s pro rata share of the excess, if any, of the preferred stock issuance cap over the aggregate amount of net proceeds from the sale of qualifying preferred stock that Regions has applied to pay such deferred interest pursuant to the alternative payment mechanism. Each holder of JSNs is deemed to agree that, to the extent the claim for deferred interest exceeds the amount set forth in clause (x), the amount it receives in respect of such excess shall not exceed the amount it would have received had the claim for such excess ranked pari passu with the interests of the holders, if any, of qualifying preferred stock.

Holders of the Trust Preferred Securities have limited rights under the JSNs.

Except as described below, you, as a holder of the Trust Preferred Securities, will not be able to exercise directly any rights with respect to the JSNs.

If an event of default under the Amended Declaration were to occur and be continuing, holders of the Trust Preferred Securities would rely on the enforcement by the property trustee of its rights as the registered holder of the JSNs against Regions. In addition, the holders of a majority in liquidation amount of the Trust Preferred Securities would have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the Amended Declaration, including the right to direct the property trustee to exercise the remedies available to it as the holder of the JSNs.

The indenture for the JSNs provides that the indenture trustee must give holders notice of all defaults or events of default within 30 days after they become known to the indenture trustee. However, except in the cases of a default or an event of default in payment on the JSNs, the indenture trustee will be protected in withholding the notice if its responsible officers determine that withholding of the notice is in the interest of the holders.

If the property trustee were to fail to enforce its rights under the JSNs in respect of an indenture event of default after a record holder of the Trust Preferred Securities has made a written request, that record holder may, to the extent permitted by applicable law, institute a legal proceeding against Regions to enforce the property trustee’s rights under the JSNs. In addition, if Regions were to fail to pay interest or principal on the JSNs on the date that interest or principal is otherwise payable, except for deferrals permitted by the Amended Declaration and the indenture, and this failure to pay were continuing, holders of the Trust Preferred Securities may directly institute a proceeding for enforcement of Regions’ obligations to issue qualifying APM securities pursuant to the alternative payment mechanism or to use commercially reasonable efforts to sell qualifying capital securities as described under “Description of the Junior Subordinated Notes—Repayment of Principal,” in each case subject to a market disruption event, and for payment of the principal or interest on the JSNs having a principal amount equal to the aggregate liquidation amount of their Trust Preferred Securities (a “direct action”) after the respective due dates specified in the JSNs. In connection with a direct action, Regions would have the right under the indenture and the Amended Declaration to set off any payment made to that holder by it.

The property trustee, as holder of the JSNs on behalf of the Trust, has only limited rights of acceleration.

The property trustee, as holder of the JSNs on behalf of the Trust, may accelerate payment of the principal and accrued and unpaid interest on the JSNs only upon the occurrence and continuation of an indenture event of default. An indenture event of default is generally limited to payment defaults after 10 years of interest deferral, and specific events of bankruptcy, insolvency and reorganization relating to Regions or the receivership of Regions Bank, its principal banking subsidiary.

There is no right of acceleration upon Regions’ breach of other covenants under the indenture or default on its payment obligations under the guarantee. In addition, the indenture does not protect holders from a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations, or similar restructurings or other highly leveraged transactions.

There may be no trading market for the Trust Preferred Securities.

Regions does not intend to apply for listing of the Trust Preferred Securities on the New York Stock Exchange or any other securities exchange. Although Regions has been advised that the underwriters intend to make a market in the Trust Preferred Securities, the underwriters are not obligated to do so and may discontinue market making at any time. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Trust Preferred Securities.

The general level of interest rates and Regions’ credit quality will directly affect the value of the Trust Preferred Securities.

The trading prices of the Trust Preferred Securities will be directly affected by, among other things, interest rates generally and Regions’ credit quality. It is impossible to predict whether interest rates will rise or fall. Regions’ operating results and prospects and economic, financial and other factors will affect the value of the Trust Preferred Securities.

General market conditions and unpredictable factors could adversely affect market prices for the Trust Preferred Securities.

There can be no assurance about the market prices for the Trust Preferred Securities. Several factors, many of which are beyond our control, will influence the market value of the Trust Preferred Securities. Factors that might influence the market value of the Trust Preferred Securities include:

•	whether Regions is deferring interest or is likely to defer interest on the JSNs;

•	Regions’ creditworthiness;

•	the market for similar securities; and

•	economic, financial, geopolitical, regulatory or judicial events that affect Regions or the financial markets generally.

Accordingly, the Trust Preferred Securities that an investor purchases, whether in this offering or in the secondary market, may trade at a discount to their cost.

Regions may redeem the JSNs at any time. In certain circumstances, the redemption price will not include a “make-whole” amount, and prior to May 15, 2027 the “make-whole” amount may be less than would otherwise apply if there is a challenge to the tax characterization or certain changes occur relating to the rating agency treatment of the JSNs.

Regions may redeem any or all of the JSNs at any time. The redemption price will be 100% of the principal amount of the JSNs to be redeemed plus accrued interest through the date of redemption in the case of a redemption: (i) of any JSNs on May 15, 2027; (ii) of all but not less than all the JSNs in connection with certain changes relating to the capital treatment of the Trust Preferred Securities or the investment company laws; (iii) of all but not less than all the JSNs after May 15, 2027 in connection with certain changes in the tax treatment accorded to the Trust Preferred Securities, or (iv) of any JSNs at any time on or after May 15, 2047 (including on or after the scheduled maturity date). The redemption price will be a make-whole redemption price in the case of any other redemption. In the case of a redemption of all of the JSNs prior to May 15, 2027 in connection with certain changes in the rating agency credit or tax treatment accorded to the Trust Preferred Securities, the make-whole redemption price may be lower than would otherwise apply. If the Trust Preferred Securities were redeemed, the redemption would be a taxable event to you. In addition, you might not be able to reinvest the money you receive upon redemption of the Trust Preferred Securities at the same rate as the rate of return on the Trust Preferred Securities. See “Description of the Junior Subordinated Notes—Redemption.”

An IRS pronouncement or threatened challenge resulting in a tax event could occur at any time. Similarly, changes in rating agency methodology or the treatment of the Trust Preferred Securities for Federal Reserve capital adequacy purposes, and changes relating to the treatment of the trust as an “investment company,” could result in the JSNs being redeemed earlier or at a lower redemption price than would otherwise be the case. See “Description of the Junior Subordinated Notes—Redemption” for a further description of those events.

There can be no assurance that the Internal Revenue Service or a court will agree with the characterization of the JSNs as indebtedness for United States federal income tax purposes.

The JSNs are novel financial instruments and there is no statutory, judicial or administrative authority that directly addresses the United States federal income tax treatment of securities similar to the JSNs. Thus, no assurance can be given that the Internal Revenue Service or a court will agree with the characterization of the JSNs as indebtedness for United States federal income tax purposes. If, contrary to the opinion of Regions’ tax counsel, the JSNs were recharacterized as equity of Regions, payment on the Trust Preferred Securities to Non-U.S. Holders would generally be subject to the United States federal withholding tax at a rate of 30% (or such lower applicable treaty rate). See “Certain United States Federal Income Tax Consequences.”

REGIONS FINANCIAL CORPORATION

Regions Financial Corporation is a Delaware corporation and financial holding company headquartered in Birmingham, Alabama, which operates throughout the South, Midwest and Texas. Regions’ operations consist of banking, brokerage and investment services, mortgage banking, insurance brokerage, credit life insurance, leasing, commercial accounts receivable factoring and specialty financing. At December 31, 2006, Regions had total consolidated assets of approximately $143.4 billion, total consolidated deposits of approximately $101.2 billion and total consolidated stockholders’ equity of approximately $20.7 billion. Its principal executive offices are located at 1900 Fifth Avenue North, Birmingham, Alabama 35203. In November 2006, Regions and AmSouth completed a merger of the two companies. AmSouth was a $52 billion bank holding company headquartered in Birmingham, Alabama.

Regions conducts its banking operations through Regions Bank, an Alabama chartered commercial bank that is a member of the Federal Reserve System. At December 31, 2006, Regions operated approximately 2,000 full service banking offices in Alabama, Arkansas, Florida, Georgia, Illinois, Indiana, Iowa, Kentucky, Louisiana, Mississippi, Missouri, North Carolina, South Carolina, Tennessee, Texas and Virginia.

Morgan Keegan & Company, Inc. (“Morgan Keegan” ), a subsidiary of Regions Financial Corporation, is a full-service regional brokerage and investment banking firm. Morgan Keegan offers products and services including securities brokerage, asset management, financial planning, mutual funds, securities underwriting, sales and trading, and investment banking. Morgan Keegan, one of the largest investment firms in the South, provides services from over 400 offices located in Alabama, Arkansas, Florida, Georgia, Illinois, Kentucky, Massachusetts, Mississippi, New York, Louisiana, North Carolina, South Carolina, Tennessee, Texas and Virginia.

Regions Mortgage, a division of Regions Bank, is engaged in mortgage banking.

Regions offers its insurance products through its subsidiaries. Through its insurance brokerage operations in eight states, Regions offers a variety of personal and commercial insurance products as well as credit-related insurance. Through other subsidiaries, Regions acts as a re-insurer of insurance for certain of its affiliates.

Regions provides additional financial services through its other subsidiaries or divisions.

RECENT DEVELOPMENTS

On April 17, 2007, Regions announced its results of operations for the first quarter of 2007. Our first quarter 2007 income from continuing operations was $474.1 million, or 65 cents per diluted share, which included $30.4 million in after-tax merger-related expenses (4 cents per diluted share). Excluding the impact of merger-related expenses, per diluted share earnings from continuing operations were 69 cents, or 6% above the 65 cents reported in the first quarter of 2006, or 2 cents higher than the 67 cents reported in the fourth quarter of 2006. The following table presents a computation of earnings and earnings per diluted share from continuing operations excluding merger charges (non-GAAP). Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Merger charges are included in financial results presented in accordance with generally accepted accounting principles (GAAP). Regions believes the exclusion of merger charges in expressing earnings and certain other financial measures provides a meaningful basis for period-to-period comparisons.

	Quarter Ended March 31
(Dollars in thousands, except per share data)	2007	2006

INCOME
Income from continuing operations (GAAP)	$474,076	$299,142
Loss from discontinued operations, net of tax	(141,095)	(4,462)

Net income (GAAP)	$332,981	$294,680

Income from continuing operations (GAAP)	$474,076	$299,142
Merger-related charges, pre-tax
Salaries and employee benefits	23,531	—
Net occupancy expense	3,830	—
Furniture and equipment expense	245	—
Other	21,387	—

Total merger-related charges, pre-tax	48,993	—
Merger-related charges, net of tax	30,376	—

Income excluding discontinued operations and merger charges (non-GAAP)	$504,452	$299,142

Weighted-average shares outstanding – diluted	734,534	461,043
Earnings per share, excluding discontinued operations and merger charges – diluted	$0.69	$0.65

On March 30, 2007, we completed the sale of our non-conforming wholesale mortgage originator, EquiFirst Holdings Corp. (“EquiFirst”), to Barclays Bank PLC for $76 million. EquiFirst’s after-tax net loss for first quarter 2007 was $141 million (19 cents per diluted share), which is reported as discontinued operations.

Taxable equivalent net interest income was $1.2 billion, resulting in a net interest margin of 3.99%, compared with 4.10% in the fourth quarter of 2006. This reflects the combination of AmSouth’s balance sheet and its lower net interest margin with that of Regions for the first full quarter since the November 4, 2006 merger date. Also, approximately 7 basis points of the linked-quarter margin decline was due to a lower tax equivalent adjustment in net interest income from the first quarter adoption of FASB Interpretation No. 48 (FIN 48) relating to accounting for uncertain tax positions, as discussed below.

Loans, net of unearned income, decreased by approximately 1.6% on a linked-quarter annualized basis during the first quarter of 2007. Growth in real estate-construction and other consumer loans was offset by net decreases in other categories, particularly real estate-mortgage loans.

An increase in low-cost deposits, which include non-interest bearing demand, savings, interest-bearing deposits and money market accounts, versus the fourth quarter of 2006, excluding the impact of divestitures, coupled with a slowdown in the growth of higher cost certificates of deposit, had a positive impact to our overall deposit mix. Required branch divestitures reduced March 31, 2007 deposits and loans held-for-sale balances by a respective $2.8 billion and $1.6 billion compared to year-end 2006.

During the first quarter of 2007, we repurchased 10.0 million of our common shares at an average cost of $36.09 per share.

At March 31, 2007, our capital position, as measured by the tangible shareholders’ equity-to-tangible assets ratio, was 6.52%. This compared to 6.53% at December 31, 2006. Due to the first quarter adoption of FIN 48, we adjusted equity lower by a cumulative $259 million. This adjustment does not materially affect our capital adequacy. Additionally, the adoption of FIN 48 creates an ongoing approximate 200 basis point increase in Regions’ effective tax rate, which will decrease earnings per diluted share by approximately 7 cents in 2007.

THE TRUST

Regions Financing Trust II, or the “Trust,” is a statutory trust organized under Delaware law pursuant to a Declaration of Trust, as amended by Amendment No. 1 thereto, signed by Regions, as depositor of the Trust, the property trustee and the Delaware trustee and the filing of a certificate of trust with the Delaware Secretary of State on January 26, 2001. The Declaration of the Trust will be amended and restated in its entirety before the issuance of the Trust Preferred Securities. We refer to the Declaration of Trust, as so amended and restated, as the “Amended Declaration.” Regions will acquire common securities in an aggregate liquidation amount equal to $10,000. The term of the Trust will be approximately 76 years.

The Trust was established solely for the following purposes:

•	issuing the Trust Preferred Securities and common securities representing undivided beneficial interests in the Trust;

•	investing the gross proceeds of the Trust Preferred Securities and the common securities in the JSNs; and

•	engaging in only those activities convenient, necessary or incidental thereto.

The Trust is a “finance subsidiary” of Regions within the meaning of Rule 3-10 of Regulation S-X under the Securities Act of 1933, or “Securities Act.” As a result, no separate financial statements of the Trust are included in this prospectus supplement, and Regions does not expect that the Trust will file reports with the SEC under the Exchange Act.

USE OF PROCEEDS

The Trust will invest the proceeds from its sale of the Trust Preferred Securities through the underwriters to investors and its common securities to Regions in the JSNs issued by Regions. Regions expects to use the net proceeds it will receive upon issuance of the JSNs, expected to be approximately $      after deduction of expenses and underwriting commissions, for general corporate purposes, including stock repurchases, and to redeem approximately $222.5 million of its 8.20% Junior Subordinated Notes due 2026, which are held by Union Planters Capital Trust A and assumed as obligations by Regions as a result of its merger with Union Planters Corporation on July 1, 2004. The Trust will use the proceeds of such redemption to redeem its 8.20% Trust Preferred Securities.

REGULATORY CONSIDERATIONS

The Federal Reserve regulates, supervises and examines Regions as a financial holding company and a bank holding company under the Bank Holding Company Act. For a discussion of the material elements of the regulatory framework applicable to financial holding companies, bank holding companies and their subsidiaries and specific information relevant to Regions, please refer to Regions’ Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and any subsequent reports it files with the SEC, which are incorporated by reference in this prospectus supplement. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. As a result of this regulatory framework, Regions’ earnings are affected by actions of the Federal Reserve, the Federal Deposit Insurance Corporation, which insures the deposits of its banking subsidiaries within certain limits, and the SEC, which regulates it and the activities of certain subsidiaries engaged in the securities business.

Regions’ earnings are also affected by general economic conditions, its management policies and legislative action.

In addition, there are numerous governmental requirements and regulations that affect Regions’ business activities. A change in applicable statutes, regulations or regulatory policy may have a material effect on Regions’ business.

Depository institutions, like Regions’ bank subsidiaries, are also affected by various federal laws, including those relating to consumer protection and similar matters. Regions also has other financial services subsidiaries regulated, supervised and examined by the Federal Reserve, as well as other relevant state and federal regulatory agencies and self-regulatory organizations. Regions’ non-bank subsidiaries may be subject to other laws and regulations of the federal government or the various states in which they are authorized to do business.

ACCOUNTING CONSIDERATIONS AND REGULATORY CAPITAL TREATMENT

The Trust will not be consolidated on Regions’ balance sheet as a result of the accounting changes reflected in FASB Interpretation No. 46, “Consolidation of Variable Interest Entities,” as revised in December 2003. Accordingly, for balance sheet purposes Regions will recognize the aggregate principal amount, net of discount, of the JSNs it issues to the Trust as a liability and the amount it invests in the Trust’s common securities as an asset. The interest paid on the JSNs will be recorded as interest expense on Regions’ income statement.

On March 1, 2005, the Federal Reserve adopted amendments to its risk-based capital adequacy guidelines. Among other things, the amendments confirm the continuing inclusion of outstanding and prospective issuances of trust preferred securities in the Tier 1 capital of bank holding companies, but make the qualitative requirements for trust preferred securities issued on or after April 15, 2005 more restrictive in certain respects and make the quantitative limits applicable to the aggregate amount of trust preferred securities and other restricted core capital elements that may be included in Tier 1 capital of bank holding companies more restrictive. The Trust Preferred Securities will qualify as Tier 1 capital for Regions in accordance with the risk-based capital adequacy guidelines of the Federal Reserve.

CAPITALIZATION

The following table sets forth the consolidated capitalization of Regions as of December 31, 2006, as adjusted to give effect to the issuance of the Trust Preferred Securities and the JSNs and the redemption of approximately $222.5 million of Regions’ 8.20% Junior Subordinated Notes due 2026, which are held by Union Planters Capital Trust A and assumed as obligations by Regions as a result of its merger with Union Planters Corporation on July 1, 2004, which will use the proceeds of such redemption to redeem the Trust’s 8.20% Trust Preferred Securities. You should read the following table together with Regions’ consolidated financial statements and notes thereto incorporated by reference into the prospectus accompanying this prospectus supplement.

	December 31, 2006
(In thousands)	Actual	Adjusted

Long-term Debt:
Senior Notes:
Fixed and floating bank notes	$703,204
Floating rate notes due in 2008	399,390
4.50% notes due in 2008	349,212
4.375% notes due in 2010	489,386
Subordinated Notes:
6.125% due in 2009	178,118
7.00% due in 2011	499,017
7.75% due in 2011	546,066
6.375% due in 2012	599,060
4.85% due in 2013 (Bank)	485,718
5.20% due in 2015 (Bank)	344,032
6.45% due in 2018 (Bank)	323,227
6.50% due in 2018 (Bank)	312,617
7.75% due in 2024	100,000
6.75% due in 2025	164,269
Junior Subordinated Notes	225,768
FHLB structured advances	2,102,356
Other FHLB advances	285,195
Valuation adjustments on hedged long-term debt	5,734
Other	530,280

Total long-term debt	$8,642,649

Stockholders’ Equity:
Common stock, $.01 par value, 1.5 billion shares authorized, 730,275,510 shares outstanding	$7,303
Additional paid-in capital	16,339,726
Undivided profits	4,493,245
Treasury stock, at cost, 200,000 shares	(7,548)
Accumulated other comprehensive loss	(131,272)

Total stockholders’ equity	$20,701,454

Total long-term debt and stockholders’ equity	$29,344,103

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

The following is a brief description of certain terms of the Trust Preferred Securities and of the Amended Declaration under which they are issued. This summary supplements the general description of the Trust Preferred Securities contained in the accompanying prospectus. Any information regarding the Trust Preferred Securities contained in this prospectus supplement that is inconsistent with the information in the accompanying prospectus will apply and will supersede information in the accompanying prospectus. This summary is not complete. It is subject to and qualified in its entirety by reference to the Amended Declaration, the form of which has been filed with the SEC and incorporated by reference into the registration statement to which this prospectus supplement relates and copies of which are available upon request from Regions.

General

The Trust Preferred Securities will be issued pursuant to the Amended Declaration. The terms of the Trust Preferred Securities will include those stated in the Amended Declaration, including any amendments thereto, and those made part of the Amended Declaration by the Trust Indenture Act and the Delaware Statutory Trust Act. The Trust will own all of Regions’     % Junior Subordinated Notes due 2077, or “JSNs.” The Trust Preferred Securities, in many important respects, are dependent upon terms and conditions of the JSNs. Please refer to “Description of the Junior Subordinated Notes” for a better understanding of provisions of the JSNs that impact the Trust Preferred Securities.

The term “holder” in this prospectus supplement with respect to a registered Trust Preferred Security means the person in whose name such Trust Preferred Security is registered in the security register. The Trust Preferred Securities will be held in book-entry form only, as described under “Book-Entry System,” except in the circumstances described in that section, and will be held in the name of The Depository Trust Company (“DTC”) or its nominee.

Distributions

A holder of record of the Trust Preferred Securities will be entitled to receive periodic distributions on the stated liquidation amount of $1,000 per Trust Preferred Security on the same payment dates and in the same amounts as Regions pays interest on a principal amount of JSNs equal to the liquidation amount of such Trust Preferred Security. Distributions will accumulate from April   , 2007. The Trust will make distribution payments on the Trust Preferred Securities:

•	semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2007 until May 15, 2027;

•	quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on August 15, 2027 until May 15, 2047 (or if any such day is not a business day, on the next business day); and

•	thereafter monthly in arrears on the 15th day of each calendar month, beginning on June 15, 2047 (or if any such day is not a business day, on the next business day).

In the event any distribution date on or prior to May 15, 2027 is not a business day, the payment made on the following business day shall be made without adjustment. If Regions defers payment of interest on the JSNs, distributions by the Trust on the Trust Preferred Securities will also be deferred.

On each distribution date, the Trust will pay the applicable distribution to the holders of the Trust Preferred Securities on the record date for that distribution date, which shall be the business day prior to the distribution date, provided that if the Trust Preferred Securities do not remain in book-entry form, the relevant record date shall be the date 15 days prior to the distribution date, whether or not a business day. Distributions on the Trust Preferred Securities will be cumulative. The Trust Preferred

Securities will be effectively subordinated to the same debts and liabilities to which the JSNs are subordinated, as described under “Description of the Junior Subordinated Notes—Subordination.”

For purposes of this prospectus supplement, “business day” means any day other than a Saturday, Sunday or other day on which banking institutions in New York, New York, Birmingham, Alabama or Wilmington, Delaware are authorized or required by law or executive order to remain closed, or on or after May 15, 2027, a day that is not also a London banking day. “London banking day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London, England.

Each date on which distributions are payable in accordance with the foregoing is referred to as a “distribution date.” The term “distribution” includes any interest payable on unpaid distributions unless otherwise stated. The period beginning on and including April   , 2007 and ending on but excluding the first distribution date, November 15, 2007, and each period after that period beginning on and including a distribution date and ending on but excluding the next distribution date is called a “distribution period.” Distributions to which holders of Trust Preferred Securities are entitled but are not paid will accumulate additional distributions at the annual rate.

The funds available to the Trust for distribution to holders of the Trust Preferred Securities will be limited to payments under the JSNs. If Regions does not make interest payments on the JSNs, the property trustee will not have funds available to pay distributions on the Trust Preferred Securities. The Trust will pay distributions through the property trustee, which will hold amounts received from the JSNs in a payment account for the benefit of the holders of the Trust Preferred Securities and the common securities.

Deferral of Distributions

Regions has the right, on one or more occasions, to defer payment of interest on the JSNs for one or more consecutive interest periods not exceeding 10 years. If it exercises this right, the Trust will also defer paying a corresponding amount of distributions on the Trust Preferred Securities during that period of deferral. No deferral period may extend beyond the final repayment date of the JSNs or the earlier redemption of the JSNs. The Trust will pay deferred distributions on the Trust Preferred Securities as and when Regions pays deferred interest on the JSNs. See “Description of the Junior Subordinated Notes—Option to Defer Interest Payments,” “—Alternative Payment Mechanism” and “—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances” for a description of Regions’ right to defer interest on the JSNs, the circumstances when the alternative payment mechanism applies and Regions is obligated to pay deferred interest subject to certain limitations, and restrictions on Regions’ right during any deferral period to make payments on or redeem or repurchase its capital stock or its debt securities or guarantees ranking pari passu with or junior to the JSNs upon its liquidation.

Redemption

If Regions repays or redeems the JSNs, in whole or in part, whether at, prior to or after the scheduled maturity date, the property trustee will use the proceeds of that repayment or redemption to redeem a liquidation amount of Trust Preferred Securities and common securities equal to the principal amount of JSNs redeemed or repaid. The redemption price for each Trust Preferred Security will be equal to the redemption price paid by Regions on a like amount of JSNs. See “Description of the Junior Subordinated Notes—Redemption.”

If less than all Trust Preferred Securities and common securities are redeemed, the amount of each to be redeemed will be allocated pro rata based upon the total amount of Trust Preferred Securities and common securities outstanding, except in the case of a payment default, as set forth under “Description of Preferred Securities of the Trusts” in the accompanying prospectus. The particular Trust Preferred Securities to be redeemed shall be selected pro rata (based upon liquidation amounts) not more than 60 days prior to the redemption date by the property trustee from the outstanding Trust Preferred Securities not previously called for redemption, or by such method (including by lot) as the property trustee shall deem fair and appropriate; provided that so long as the Trust Preferred Securities are in book-entry form, such selection shall be made by DTC in accordance with its customary procedures.

Subject to applicable law, including U.S. federal securities laws and, at any time prior to May 1, 2057, to the replacement capital covenant, Regions or its affiliates may at any time and from time to time purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement.

Under the current risk-based capital adequacy guidelines of the Federal Reserve applicable to bank holding companies, Federal Reserve approval is generally required for the early redemption or repurchase of preferred stock or trust preferred securities included in regulatory capital. However, under current capital adequacy guidelines, rules and regulations, Federal Reserve approval is not required for the redemption of the Trust Preferred Securities on or after the scheduled maturity date in connection with the repayment of the JSNs since, in this case, the redemption would not be an early redemption but would be pursuant to our contractual obligation to repay the JSNs, subject to the limitations described under “Description of the Junior Subordinated Notes—Repayment of Principal,” on the scheduled maturity date.

Notice of any redemption will be mailed by the property trustee at least 30 days but not more than 60 days before the redemption date to the registered address of each holder of Trust Preferred Securities to be redeemed. Notwithstanding the foregoing, notice of any redemption of Trust Preferred Securities relating to the repayment of the JSNs will be mailed at least 10 but not more than 15 days before the redemption date to the registered address of each holder of Trust Preferred Securities to be redeemed.

Optional Liquidation of Trust and Distribution of JSNs to Holders

Regions, as the holder of all the outstanding common securities of the Trust, or any subsequent holder of the common securities, has the right at any time to dissolve and liquidate the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause the JSNs to be distributed to the holders of the Trust Preferred Securities, and to Regions, as holder of the common securities of the Trust.

If the JSNs are distributed to the holders of Trust Preferred Securities, Regions anticipates that the depositary arrangements for the JSNs will be substantially identical to those described under “Description of Debt Securities—Global Securities” in the accompanying prospectus.

Under current United States federal income tax law, and assuming, as expected, the Trust is treated as a grantor trust, a distribution of JSNs in exchange for the Trust Preferred Securities would not be a taxable event to you. See “Certain United States Federal Income Tax Consequences—Receipt of JSNs or Cash upon Liquidation of the Trust” below.

Liquidation Value

Upon liquidation of the Trust, you would be entitled to receive $1,000 per Trust Preferred Security, plus accumulated and unpaid distributions to the date of payment. That amount would be paid to you in the form of a distribution of JSNs, subject to specified exceptions. See “Description of Preferred Securities of the Trusts—Liquidation Distribution upon Dissolution” in the accompanying prospectus.

Ranking of Common Securities

Payment of distributions on, and the redemption price of and the liquidation distribution in respect of, Trust Preferred Securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of the Trust Preferred Securities and common securities, except upon the occurrence and continuation of a payment default on the JSNs, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. For a more detailed description of the circumstances in which the Trust Preferred Securities will have a preference over the common securities, see “Regions Trusts” in the accompanying prospectus.

Events of Default under Amended Declaration

For a description of defaults under the Amended Declaration, as well as a summary of the remedies available as a result of those events of default, see “Description of Preferred Securities of the Trusts—Events of Default” in the accompanying prospectus.

An event of default under the indenture entitles the property trustee, as sole holder of the JSNs, to declare the JSNs due and payable under the indenture. For a more complete description of remedies available upon the occurrence of an event of default and acceleration with respect to the JSNs, see “Description of the Junior Subordinated Notes—Events of Default; Waiver and Notice” below, as well as “Description of Debt Securities—Events of Default, Notice and Waiver” and “Description of Preferred Securities of the Trusts—Events of Default” in the accompanying prospectus.

Voting Rights; Amendment of the Amended Declaration

Except as provided under “Description of Preferred Securities of the Trusts—Amendment to an Amended Declaration” and “Description of Trust Guarantees—Modification of the Trust Guarantee; Assignment” in the accompanying prospectus and as otherwise required by law and the Amended Declaration, the holders of the Trust Preferred Securities will have no voting rights or control over the administration, operation or management of the Trust or the obligations of the parties to the Amended Declaration, including in respect of JSNs beneficially owned by the Trust. Under the Amended Declaration, however, the property trustee will be required to obtain their consent before exercising some of its rights in respect of these securities.

Regions and the administrative trustees may amend the Amended Declaration without the consent of the holders of the Trust Preferred Securities for the purposes set forth under “Description of Preferred Securities of the Trusts—Amendment to an Amended Declaration” in the accompanying prospectus, as well as to:

•	modify, eliminate or add to any provisions of the Amended Declaration to such extent as shall be necessary to ensure the treatment of the Trust Preferred Securities as Tier 1 capital under prevailing Federal Reserve rules and regulations;

•	require that holders that are not U.S. persons for U.S. federal income tax purposes irrevocably appoint a U.S. person to exercise any voting rights to ensure that the Trust will not be treated as a foreign trust for U.S. federal income tax purposes; or

•	conform the terms of the Amended Declaration to the description of the Amended Declaration, the Trust Preferred Securities and the Trust’s common securities in this prospectus supplement, in the manner provided in the Amended Declaration.

Any amendment of the Amended Declaration shall become effective when notice thereof is given to the property trustee, the Delaware trustee and the holders of the Trust Preferred Securities.

Payment and Paying Agent

Payments on the Trust Preferred Securities shall be made to DTC, which shall credit the relevant accounts on the applicable distribution dates. If any Trust Preferred Securities are not held by DTC, such payments shall be made by check mailed to the address of the holder as such address shall appear on the register.

The paying agent shall initially be Deutsche Bank Trust Company Americas and any co-paying agent chosen by the property trustee and acceptable to Regions and to the administrative trustees. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees and to the property trustee. In the event that Deutsche Bank Trust Company Americas shall no longer be the paying agent, the property trustee will appoint a successor to act as paying agent, which will be a bank or trust company acceptable to the administrative trustees and to Regions.

Registrar and Transfer Agent

Deutsche Bank Trust Company Americas will act as registrar and transfer agent, or “Transfer Agent,” for the Trust Preferred Securities.

Registration of transfers of Trust Preferred Securities will be effected without charge by or on behalf of the Trust, but only upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. Neither the Trust nor the Transfer Agent shall be required to register the transfer of or exchange any Trust security during a period beginning at the opening of business 15 days before the day of selection for redemption of Trust securities and ending at the close of business on the day of mailing of notice of redemption or to transfer or exchange any Trust security so selected for redemption in whole or in part, except, in the case of any Trust security to be redeemed in part, any portion thereof not to be redeemed.

Any Trust Preferred Securities can be exchanged for other Trust Preferred Securities so long as such other Trust Preferred Securities are denominated in authorized denominations and have the same aggregate liquidation amount and same terms as the Trust Preferred Securities that were surrendered for exchange. The Trust Preferred Securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by Regions for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the Trust Preferred Securities, but the Trust may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the Trust Preferred Securities. Regions may at any time rescind the designation or approve a change in the location of any office or agency, in addition to the security registrar, designated by it where holders can surrender the Trust Preferred Securities for registration of transfer or exchange. However, the Trust will be required to maintain an office or agency in each place of payment for the Trust Preferred Securities.

Further Issues

The Trust has the right to issue additional Trust Preferred Securities in the future, provided that the Trust:

•	receives an opinion of counsel experienced in such matters that after the issuance,

•	such additional securities will be treated as fungible with the previously issued and outstanding Trust Preferred Securities for United States federal income tax purposes,

•	the Trust will not be taxable as a corporation for United States federal income tax purposes, and

•	the issuance will not result in the recognition of any gain or loss to existing holders,

•	the Trust receives an opinion of counsel experienced in such matters that after the issuance the Trust will not be required to register as an investment company under the Investment Company Act, and

•	the Trust concurrently purchases a like amount of JSNs.

Any such additional Trust Preferred Securities will have the same terms as the Trust Preferred Securities being offered by this prospectus supplement but may be offered at a different offering price and accrue distributions from a different date than the Trust Preferred Securities being offered hereby, provided that the total liquidation amount of Trust Preferred Securities outstanding may not exceed $          . If issued, any such additional Trust Preferred Securities will become part of the same series as the Trust Preferred Securities being offered hereby.

DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES

The following is a brief description of certain terms of the JSNs and the indenture under which they are issued. This summary supplements the general description of the debt securities contained in the accompanying prospectus. Any information regarding the JSNs contained in this prospectus supplement that is inconsistent with the information in the accompanying prospectus will apply and will supersede information in the accompanying prospectus. This summary is not complete. It is subject to and qualified in its entirety by reference to the form of JSNs and the indenture, which have been filed with the SEC and incorporated by reference into the registration statement to which this prospectus supplement relates and copies of which are available upon request from Regions.

The JSNs will be issued pursuant to the indenture for subordinated debt securities, dated as of May 15, 2002, between Regions and Deutsche Bank Trust Company Americas, as indenture trustee. We refer to the indenture for subordinated debt securities, as amended and supplemented (including by a supplemental indenture, to be dated as of the date of issuance of the JSNs), as the “indenture,” and to Deutsche Bank Trust Company Americas or its successor, as indenture trustee, as the “indenture trustee.” You should read the indenture for provisions that may be important to you.

When we use the term “holder” in this prospectus supplement with respect to a registered JSN, we mean the person in whose name such JSN is registered in the security register.

The indenture does not limit the amount of debt that Regions or its subsidiaries may incur either under the indenture or other indentures to which Regions is or becomes a party. The JSNs are not convertible into or exchangeable for Regions’ common stock or authorized preferred stock.

General

The JSNs will be unsecured and will be deeply subordinated upon Regions’ liquidation (whether in bankruptcy or otherwise) to all of its indebtedness for money borrowed, including $222.5 million of junior subordinated debt securities underlying outstanding traditional trust preferred securities of Regions and other subordinated debt that is not by its terms expressly made pari passu with or junior to the JSNs upon liquidation.

Interest Rate and Interest Payment Dates

The JSNs will bear interest:

•	at the annual rate of % from and including April , 2007 to but excluding May 15, 2027, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2007 until May 15, 2027;

•	at an annual rate equal to three-month LIBOR plus % from and including May 15, 2027 to but excluding May 15, 2047, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on August 15, 2027 until May 15, 2047 (or if any such day is not a business day, on the next business day); and

•	thereafter at an annual rate equal to one-month LIBOR plus %, payable monthly in arrears on the 15th day of each month, beginning on June 15, 2047 (or if any such day is not a business day, on the next business day).

We refer to these dates as “interest payment dates,” and to the period beginning on and including April   , 2007 and ending on but excluding the first interest payment date, and each successive period beginning on and including an interest payment date and ending on but excluding the next interest payment date, as an “interest period.” The amount of interest payable will be computed with respect to any interest period ending on or prior to May 15, 2027 on the basis of a 360-day year consisting of twelve 30-day months and with respect to any interest period after such date on the basis of a 360-day year and the actual number of days elapsed. In the event any interest payment date on or prior to the regularly scheduled interest payment in May 2027 is not a business day, the interest payment made on the following business day shall be made without accrual of additional interest.

For the purposes of calculating interest due on the JSNs after May 15, 2027:

•	“LIBOR” means, with respect to any monthly or quarterly interest period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a one- or three-month period, as applicable, commencing on the first day of that monthly or quarterly interest period that appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on the LIBOR determination date for that monthly or quarterly interest period, as the case may be. If such rate does not appear on Reuters Screen LIBOR01 Page, one- or three-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a one- or three-month period commencing on the first day of that monthly or quarterly interest period, as applicable, and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (after consultation with Regions), at approximately 11:00 a.m., London time, on the LIBOR determination date for that monthly or quarterly interest period. The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, one- or three-month LIBOR with respect to that monthly or quarterly interest period, as applicable, will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, one- or three-month LIBOR with respect to that monthly or quarterly interest period, as applicable, will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the first day of that monthly or quarterly interest period, as applicable, for loans in U.S. dollars to leading European banks for a one- or three-month period, as applicable, commencing on the first day of that monthly or quarterly interest period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the calculation agent to provide quotations are quoting as described above, one- or three-month LIBOR for that monthly or quarterly interest period, as applicable, will be the same as one- or three-month LIBOR as determined for the previous interest period or, in the case of the quarterly interest period beginning on May 15, 2027, %. The establishment of one- or three-month LIBOR for each monthly or quarterly interest period, as applicable, by the calculation agent shall (in the absence of manifest error) be final and binding.

•	“Calculation agent” means Deutsche Bank Trust Company Americas, or any other firm appointed by Regions, acting as calculation agent.

•	“LIBOR determination date” means the second London banking day immediately preceding the first day of the relevant monthly or quarterly interest period.

•	“Reuters Screen LIBOR01 Page” means the display designated on the Reuters Screen LIBOR01 Page (or such other page as may replace the Reuters Screen LIBOR01 Page on the service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits).

Accrued interest that is not paid on the applicable interest payment date (after giving effect to the adjustments for non-business days described above) will bear additional interest, to the extent permitted by law, at the same annual rate, from the relevant interest payment date, compounded on each subsequent interest payment date. The terms “interest” and “deferred interest” refer not only to regularly scheduled interest payments but also to interest on interest payments not paid on the applicable interest payment date (i.e., compounded interest).

Option to Defer Interest Payments

Regions may on one or more occasions defer payment of interest on the JSNs for one or more consecutive interest periods up to 10 years. It may defer payment of interest prior to, on or after the scheduled maturity date. Regions may not defer interest beyond the final repayment date or the earlier redemption of the JSNs. Regions has no present intention of exercising its right to defer payments of interest on the JSNs.

Deferred interest on the JSNs will bear interest at the then applicable rate, compounded on each interest payment date, subject to applicable law. As used in this prospectus supplement, a “deferral period” refers to the period beginning on an interest payment date with respect to which Regions elects to defer interest and ending on the earlier of (i) the tenth anniversary of that interest payment date and (ii) the next interest payment date on which it has paid the deferred amount, all deferred amounts with respect to any subsequent period and all other accrued interest on the JSNs.

Regions has agreed in the indenture that, subject to the occurrence and continuation of a supervisory event or a market disruption event (each as described further below):

•	immediately following the first interest payment date during the deferral period on which Regions elects to pay current interest or, if earlier, the fifth anniversary of the beginning of the deferral period, it will be required to sell qualifying APM securities pursuant to the alternative payment mechanism and apply the eligible proceeds to the payment of any deferred interest (and compounded interest thereon) on the next interest payment date, and this requirement will continue in effect until the end of the deferral period; and

•	Regions will not pay deferred interest on the JSNs prior to the final repayment date from any source other than eligible proceeds, except as contemplated by the following two paragraphs or at any time an event of default has occurred and is continuing.

Regions may pay current interest at all times from any available funds.

If a supervisory event, as defined under “—Alternative Payment Mechanism,” has occurred and is continuing, then Regions may (but is not obligated to) pay deferred interest with cash from any source without a breach of its obligations under the indenture. In addition, if Regions sells qualifying APM securities pursuant to the alternative payment mechanism but a supervisory event arises from the Federal Reserve disapproving the use of the proceeds to pay deferred interest, it may use the proceeds for other purposes and continue to defer interest without a breach of its obligations under the indenture.

If Regions is involved in a merger, consolidation, amalgamation or conveyance, transfer or lease of assets substantially as an entirety to any other person (a “business combination”) where immediately after the consummation of the business combination more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the foregoing rules with respect to the alternative payment mechanism and payment of interest during a deferral period will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination (or if later, at any time within 90 days following the date of consummation of the business combination). The settlement of all deferred interest, whether it occurs on an interest payment date or another date, will immediately terminate the deferral period. Regions will establish a special record date for the payment of any deferred interest pursuant to this paragraph on a date other than an interest payment date, which record date shall also be a special record date for the payment of the corresponding distribution on the Trust Preferred Securities.

Although Regions’ failure to comply with the foregoing rules with respect to the alternative payment mechanism and payment of interest during a deferral period will be a breach of the indenture, it will not constitute an event of default under the indenture or give rise to a right of acceleration or similar remedy.

If Regions has paid all deferred interest (and compounded interest thereon) on the JSNs, it can again defer interest payments on the JSNs as described above.

If the property trustee, on behalf of the Trust, is the sole holder of the JSNs, Regions will give the property trustee and the Delaware trustee written notice of its election to commence or extend a deferral period at least five business days before the earlier of:

•	the next succeeding date on which the distributions on the Trust Preferred Securities are payable; and

•	the date the property trustee is required to give notice to holders of the Trust Preferred Securities of the record or payment date for the related distribution.

The property trustee will give notice of Regions’ election of a deferral period to the holders of the Trust Preferred Securities.

If the property trustee, on behalf of the Trust, is not the sole holder of the JSNs, Regions will give the holders of the JSNs and the indenture trustee written notice of its election of a deferral period at least five business days before the next interest payment date.

If Regions defers payments of interest on the JSNs, the JSNs will be treated as being issued with original issue discount for United States federal income tax purposes. This means that you must include interest income with respect to the deferred distributions on your Trust Preferred Securities in gross income for United States federal income tax purposes, prior to receiving any cash distributions. See “Certain United States Federal Income Tax Consequences—Interest Income and Original Issue Discount.”

Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances

Regions will agree that, so long as any JSNs remain outstanding, if it has given notice of its election to defer interest payments on the JSNs but the related deferral period has not yet commenced or if a deferral period is continuing, then it will not, and will not permit any of its subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of Regions’ capital stock;

•	make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of its debt securities that rank, or make any payments under any guarantee that ranks, upon Regions’ liquidation pari passu with the JSNs (including the JSNs, “parity securities”) or junior to the JSNs; or

•	make any payments under any guarantee that ranks junior to Regions’ guarantee related to the JSNs.

The restrictions listed above do not apply to:

•	any purchase, redemption or other acquisition of shares of Regions capital stock in connection with:

•	any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants;

•	a dividend reinvestment or shareholder purchase plan;

•	transactions effected by or for the account of customers of Regions or any of its affiliates or in connection with the distribution, trading or market-making in respect of the Trust Preferred Securities; or

•	the issuance of its capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable deferral period;

•	any exchange or conversion of any class or series of Regions capital stock, or the capital stock of one of its subsidiaries, for any other class or series of its capital stock, or of any class or series of its indebtedness for any class or series of its capital stock;

•	any purchase of fractional interests in shares of Regions capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•	any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or repurchase of rights pursuant thereto;

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock;

•	any payment of current or deferred interest on parity securities that is made pro rata to the amounts due on such parity securities (including the JSNs), provided that such payments are made in accordance with the last paragraph under “—Alternative Payment Mechanism” to the extent it applies, and any payments of deferred interest on parity securities that, if not made, would cause Regions to breach the terms of the instrument governing such parity securities; or

•	any payment of principal in respect of parity securities having the same scheduled maturity date as the JSNs, as required under a provision of such parity securities that is substantially the same as the provision described under “—Repayment of Principal,” and that is made on a pro rata basis among one or more series of parity securities having such a provision and the JSNs.

Regions’ outstanding junior subordinated debt securities contain comparable provisions that will restrict the payment of principal of, and interest on, and the repurchase or redemption of, any of the JSNs as well as any guarantee payments on the guarantee of the JSNs if circumstances comparable to the foregoing occur with respect to those securities.

In addition, if any deferral period lasts longer than one year, Regions may not repurchase or acquire any securities ranking junior to or pari passu with any qualifying APM securities the proceeds of which were used to settle deferred interest during the relevant deferral period before the first anniversary of the date on which all deferred interest has been paid, subject to the exceptions listed above. However, if Regions is involved in a business combination where immediately after its consummation more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the one-year restriction on such repurchases will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination (or if later, at any time within 90 days following the date of consummation of the business combination).

Alternative Payment Mechanism

Subject to the conditions described in “—Option to Defer Interest Payments” and to the exclusions described in this section and in “—Market Disruption Events,” if Regions defers interest on the JSNs, it will be required, commencing not later than the earlier of (i) the first interest payment date on which it pays current interest (which it may do from any source of funds) or (ii) the fifth anniversary of the commencement of the deferral period, to issue qualifying APM securities until Regions has raised an amount of eligible proceeds at least equal to the aggregate amount of accrued and unpaid deferred interest on the JSNs. We refer to this method of funding the payment of accrued and unpaid interest as the “alternative payment mechanism.”

Except as provided below, Regions has agreed to apply eligible proceeds raised during any deferral period pursuant to the alternative payment mechanism to pay deferred interest on the JSNs.

Notwithstanding (and as a qualification to) the foregoing, under the alternative payment mechanism:

•	Regions may (but is not obligated to) pay deferred interest with cash from any source if a supervisory event has occurred and is continuing;

•	Regions is not required to issue common stock (or, if it has amended the definition of “qualifying APM securities” to eliminate common stock, as discussed below, qualifying warrants) with respect to deferred interest attributable to the first five years of any deferral period if the net proceeds of any issuance of common stock (or, if it has amended the definition of “qualifying APM securities” to eliminate common stock, as discussed below, qualifying warrants) applied during such deferral period to pay interest on the JSNs pursuant to the alternative payment mechanism, together with the net proceeds of all prior issuances of common stock and qualifying warrants so applied during that deferral period, would exceed an amount equal to 2% of the product of the average of the current stock market prices of its common stock on the 10 consecutive trading days ending on the second trading day immediately preceding the date of issuance of such securities multiplied by the total number of issued and outstanding shares of its common stock as of the date of its then most recent publicly available consolidated financial statements (the “common equity issuance cap”);

•	Regions is not required or permitted to issue qualifying preferred stock to pay deferred interest on the JSNs to the extent that the net proceeds of any issuance of qualifying preferred stock applied to pay interest on the JSNs pursuant to the alternative payment mechanism, together with the net proceeds of all prior issuances of qualifying preferred stock so applied during the current and all prior deferral periods, would exceed 25% of the aggregate principal amount of the outstanding JSNs (the “preferred stock issuance cap”); and

•	So long as the definition of “qualifying APM securities” has not been amended to eliminate common stock, as discussed below, the sale of qualifying warrants to pay deferred interest is an option that may be exercised at Regions’ sole discretion, and it will not be obligated to sell qualifying warrants or to apply the proceeds of any such sale to pay deferred interest on the JSNs, and no class of investors in its securities, or any other party, may require it to issue qualifying warrants.

Once Regions reaches the common equity issuance cap for a deferral period, it will not be required to issue more common stock (or, if it has amended the definition of “qualifying APM securities” to eliminate common stock, as discussed below, qualifying warrants) under the alternative payment mechanism with respect to deferred interest attributable to the first five years of such deferral period even if the amount referred to in the second bullet point above subsequently increases because of a subsequent increase in the current stock market price of Regions’ common stock or the number of outstanding shares of its common stock. The common equity issuance cap will cease to apply after the ninth anniversary of the commencement of any deferral period, at which point Regions must pay any deferred interest regardless of the time at which it was deferred, using the alternative payment mechanism, subject to any supervisory event or market disruption event. In addition, if the common equity issuance cap is reached during a deferral period and Regions subsequently repays all deferred interest, the common equity issuance cap will cease to apply at the termination of such deferral period and will not apply again unless and until it starts a new deferral period.

“Eligible proceeds” means, for each relevant interest payment date, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) Regions has received during the 180-day period prior to that interest payment date from the issuance or sale of qualifying APM securities (excluding sales of qualifying preferred stock in excess of the “preferred stock issuance cap”), in each case to persons that are not its subsidiaries.

“Qualifying APM securities” means common stock, qualifying preferred stock and qualifying warrants, provided that Regions may, without the consent of the holders of the Trust Preferred Securities or the JSNs, amend the definition of “qualifying APM securities” to eliminate common stock or qualifying warrants (but not both) from the definition if it has been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in its earnings per share as calculated for financial reporting purposes. Regions will promptly notify the holders of the JSNs, and the trustees of the Trust will promptly notify the holders of the Trust Preferred Securities, in the manner contemplated in the indenture and the Amended Declaration, of such change.

“Qualifying preferred stock” means non-cumulative perpetual preferred stock that (1) ranks pari passu with or junior to all other preferred stock of Regions, (2) contains no remedies other than “permitted remedies” and (3) (a) is non-redeemable, (b) is subject to “intent-based replacement disclosure” and has a provision that prohibits Regions from making any distributions thereon upon its failure to satisfy one or more financial tests set forth therein or (c) is subject to a “qualifying replacement capital covenant,” as such terms are defined under “Replacement Capital Covenant.”

“Qualifying warrants” means net share settled warrants to purchase Regions’ common stock that (1) have an exercise price greater than the “current stock market price” of its common stock as of the date it agrees to issue the warrants, and (2) Regions is not entitled to redeem for cash and the holders of which are not entitled to require it to repurchase for cash in any circumstances. Regions intends that any qualifying warrants issued in accordance with the alternative payment mechanism will have exercise prices at least 10% above the current stock market price of its common stock on the date of issuance. The “current stock market price” of Regions’ common stock on any date shall be the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if its common stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which its common stock is traded. If its common stock is not listed on any U.S. securities exchange on the relevant date, the “current stock market price” shall be the last quoted bid price for its common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If Regions’ common stock is not so quoted, the “current stock market price” shall be the average of the mid-point of the last bid and ask prices for its common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by it for this purpose.

A “supervisory event” shall commence upon the date Regions has notified the Federal Reserve of its intention and affirmatively requested Federal Reserve approval both (1) to sell qualifying APM securities and (2) to apply the net proceeds of such sale to pay deferred interest on the JSNs, and Regions has been notified that the Federal Reserve disapproves of either action mentioned in that notice. A supervisory event shall cease on the business day following the earlier to occur of (a) the tenth anniversary of the commencement of any deferral period, or (b) the day on which the Federal Reserve notifies Regions in writing that it no longer disapproves of its intention to both (i) issue or sell qualifying APM securities and (ii) apply the net proceeds from such sale to pay deferred interest on the JSNs. The occurrence and continuation of a supervisory event will excuse Regions from its obligation to sell qualifying APM securities and to apply the net proceeds of such sale to pay deferred interest on the JSNs and will permit it to pay deferred interest using cash from any other source without breaching its obligations under the indenture. Because a supervisory event will exist if the Federal Reserve disapproves of either of these requests, the Federal Reserve will be able, without triggering a default under the indenture, to permit Regions to sell qualifying APM securities but to prohibit it from applying the proceeds to pay deferred interest on the JSNs.

Although Regions’ failure to comply with its obligations with respect to the alternative payment mechanism will breach the indenture, it will not constitute an event of default thereunder or give rise to a right of acceleration or similar remedy. The remedies of holders of the JSNs and the Trust Preferred Securities will be limited in such circumstances as described under “Risk Factors—The property trustee, as holder of the JSNs on behalf of the Trust, has only limited rights of acceleration.”

If, due to a market disruption event or otherwise, Regions were able to raise some, but not all, eligible proceeds necessary to pay all deferred interest on any interest payment date, it will apply any available eligible proceeds to pay accrued and unpaid interest on the applicable interest payment date in chronological order based on the date each payment was first deferred, subject to the common equity issuance cap and preferred stock issuance cap, and each holder of Trust Preferred Securities will be entitled to receive a pro rata share of any amounts received on the JSNs. If Regions has outstanding parity securities under which it is obligated to sell securities that are qualifying APM securities and apply the net proceeds to the payment of deferred interest or distributions, then on any date and for any period the amount of net proceeds received by it from those sales and available for payment of the deferred interest and distributions shall be applied to the JSNs and those other parity securities on a pro rata basis up to the common equity issuance cap or the preferred stock issuance cap, as applicable (or comparable provisions in the instruments governing those parity securities), in proportion to the total amounts that are due on the JSNs and such securities, or on such other basis as the Federal Reserve may approve.

Market Disruption Events

A “market disruption event” means the occurrence or existence of any of the following events or sets of circumstances:

•	trading in securities generally (or in Regions’ common stock or preferred stock specifically) on the New York Stock Exchange or any other national securities exchange, or in the over-the-counter market, on which its common stock and/or preferred stock is then listed or traded shall have been suspended or its settlement generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the relevant exchange or by any other regulatory body or governmental agency having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Regions’ qualifying APM securities or qualifying capital securities, as the case may be;

•	Regions would be required to obtain the consent or approval of its shareholders or a regulatory body (including any securities exchange) or governmental authority to issue or sell qualifying APM securities pursuant to the alternative payment mechanism or to issue qualifying capital securities pursuant to its repayment obligations described under “—Repayment of Principal,” as the case may be, and that consent or approval has not yet been obtained notwithstanding its commercially reasonable efforts to obtain that consent or approval, or the Federal Reserve instructs Regions not to sell or offer for sale qualifying APM securities at such time;

•	the number of shares (or, if Regions has amended the definition of qualifying APM securities to eliminate common stock, the number of shares for which any qualifying warrants are exercisable) necessary to raise sufficient proceeds to pay the deferred interest payments would exceed Regions’ “shares available for issuance” (as defined below) and consent of its shareholders to increase the amount of authorized shares has not been obtained (Regions having used commercially reasonable efforts to obtain such consent); provided that this market disruption event will not relieve Regions of its obligation to issue the number of shares available for issuance (or qualifying warrants exercisable for such number of shares) and to apply the proceeds thereof in partial payment of deferred interest;

•	a banking moratorium shall have been declared by the federal or state authorities of the United States and such moratorium materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Regions’ qualifying APM securities or qualifying capital securities, as the case may be;

•	a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States and such disruption materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Regions’ qualifying APM securities or qualifying capital securities, as the case may be;

•	the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis and such event materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Regions’ qualifying APM securities or qualifying capital securities, as the case may be;

•	there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including as a result of terrorist activities, and such change materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Regions’ qualifying APM securities or qualifying capital securities, as the case may be;

•	an event occurs and is continuing as a result of which the offering document for the offer and sale of qualifying APM securities or qualifying capital securities, as the case may be, would, in Regions’ reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (a) the disclosure of that event at such time, in Regions’ reasonable judgment, is not otherwise required by law and would have a material adverse effect on its business or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede Regions’ ability to consummate that transaction, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 90 days in any 180-day period; or

•	Regions reasonably believes that the offering document for the offer and the sale of its qualifying APM securities or qualifying capital securities, as the case may be, would not be in compliance with a rule or regulation of the SEC (for reasons other than those described in the immediately preceding bullet) and it is unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 90 days in any 180-day period.

Regions will be excused from its obligations under the alternative payment mechanism in respect of any interest payment date if it provides written certification to the indenture trustee (which the indenture trustee will promptly forward upon receipt to each holder of record of Trust Preferred Securities) no more than 15 and no less than 10 business days in advance of that interest payment date certifying that:

•	a market disruption event or supervisory event was existing after the immediately preceding interest payment date; and

•	either (a) the market disruption event or supervisory event continued for the entire period from the business day immediately following the preceding interest payment date to the business day immediately preceding the date on which that certification is provided, (b) the market disruption event or supervisory event continued for only part of this period, but Regions was unable to raise sufficient eligible proceeds during the rest of that period to pay all accrued and unpaid interest or (c) the supervisory event prevents Regions from applying the net proceeds of sales of qualifying APM securities to pay deferred interest on such interest payment date.

Regions will not be excused from its obligations under the alternative payment mechanism if it determines not to pursue or complete the sale of qualifying APM securities due to pricing, dividend rate or dilution considerations.

Obligation to Seek Shareholder Approval to Increase Authorized Shares

Under the indenture, Regions will be required to use commercially reasonable efforts to seek shareholder approval to amend its amended and restated certificate of incorporation to increase the number of its authorized shares if, at any date, the “shares available for issuance” fall below the greater of:

•	60,600,000 shares (as adjusted for any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction), and

•	three times the number of shares that Regions would need to issue to raise sufficient proceeds to pay (assuming a price per share equal to the average trading price of its shares over the 10-trading day period preceding such date):

•	any then outstanding deferred interest on the JSNs, plus

•	twelve additional months of deferred interest on the JSNs.

If the Trust issues additional Trust Preferred Securities, the number of shares referred to in the first bullet above will be increased proportionately to the number of such additional Trust Preferred Securities.

Regions’ failure to use commercially reasonable efforts to seek shareholder approval to increase the number of authorized shares would constitute a breach under the indenture, but would not constitute an event of default under the indenture or give rise to a right of acceleration or similar remedy.

Regions’ “shares available for issuance” will be calculated in two steps. First, Regions will deduct from the number of its authorized and unissued shares the maximum number of shares of common stock that can be issued under existing reservations and commitments under which it is able to determine such maximum number. After deducting that number of shares from its authorized and unissued shares, Regions will allocate on a pro rata basis or such other basis as it determines is appropriate, the remaining available shares to the alternative payment mechanism and to any other similar commitment that is of an indeterminate nature and under which it is then required to issue shares. The definition of “shares available for issuance” will have the effect of giving absolute priority for issuance to those reservations and commitments under which it is able to determine the maximum number of shares issuable irrespective of when they were entered into.

Regions will be permitted to modify the definition of “shares available for issuance” and the related provisions of the indenture without the consent of holders of the Trust Preferred Securities or JSNs, provided that (i) it has determined, in its reasonable discretion, that such modification is not materially adverse to such holders, (ii) the rating agencies then rating the Trust Preferred Securities confirm the then current ratings of the Trust Preferred Securities and (iii) the number of shares available for issuance after giving effect to such modification will not fall below the then applicable threshold set forth in the fourth preceding paragraph.

If Regions has amended the definition of “qualifying APM securities” to eliminate common stock, then:

•	the number of shares referred to in the first bullet above will be increased by 100%; and

•	Regions will be required to use commercially reasonable efforts, subject to the common equity issuance cap, to set the terms of the qualifying warrants so as to raise sufficient proceeds from their issuance to pay all deferred interest on the JSNs in accordance with the alternative payment mechanism.

Repayment of Principal

Regions must repay the principal amount of the JSNs, together with accrued and unpaid interest, on May 15, 2047, or if that day is not a business day, the next business day (the “scheduled maturity date”) subject to the limitations described below.

Regions’ obligation to repay the JSNs on the scheduled maturity date is limited. The indenture requires that Regions repay the JSNs on the scheduled maturity date to the extent of the “applicable percentage” of the net proceeds it has received from the issuance of “qualifying capital securities,” as these terms are defined under “Replacement Capital Covenant,” during a 180-day period ending on a notice date not more than 15 and not less than 10 days prior to the scheduled maturity date. If it has not sold sufficient qualifying capital securities to permit repayment of the entire principal amount of the JSNs on the scheduled maturity date and has not otherwise voluntarily redeemed the JSNs, the unpaid amount will remain outstanding. Moreover, Regions may only pay deferred interest on the JSNs out of the net proceeds from the sale of qualifying APM securities, subject to the exceptions set forth under “—Alternative Payment Mechanism.” Regions will be required to repay the unpaid principal amount of the JSNs on each subsequent interest payment date to the extent of the applicable percentage of the net proceeds it receives from any subsequent issuance of qualifying capital securities or upon the earliest to occur of the redemption of the JSNs, an event of default that results in acceleration of the JSNs or May 1, 2077, which is the “final repayment date” for the JSNs. Regions’ right to redeem, repay or purchase JSNs or Trust Preferred Securities prior to May 1, 2057 is subject to its covenant described under “Replacement Capital Covenant” for so long as that covenant is in effect.

Regions will agree in the indenture to use its commercially reasonable efforts (except as described below) to raise sufficient net proceeds from the issuance of qualifying capital securities in a 180-day period ending on a notice date not more than 15 and not less than 10 days prior to the scheduled maturity date to permit repayment of the JSNs in full on this date in accordance with the above requirement. Regions will further agree in the indenture that if it is unable for any reason to raise sufficient proceeds to permit payment in full on the scheduled maturity date, it will use its commercially reasonable efforts (except as described below) to raise sufficient proceeds from the sale of qualifying capital securities to permit repayment on the next interest payment date, and on each interest payment date thereafter, until it repays the JSNs in full, it redeems the JSNs, an event of default that results in acceleration of the JSNs occurs or the final repayment date. Regions’ failure to use its commercially reasonable efforts to raise these proceeds would be a breach of covenant under the indenture. However, in no event will such failure be an event of default thereunder.

Although under the replacement capital covenant the principal amount of JSNs that Regions may redeem or repay at any time on or after the scheduled maturity date may be based on the net cash proceeds from certain issuances during the applicable measurement period of common stock, rights to acquire common stock, mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity and REIT preferred securities in addition to qualifying capital securities, Regions is not required under the indenture to use commercially reasonable efforts to issue any securities other than qualifying capital securities in connection with the above obligation.

Regions will deliver to the indenture trustee and the holders of the JSNs a notice of repayment at least 10 but not more than 15 days before the scheduled repayment date. If any JSNs are to be repaid in part only, the notice of repayment will state the portion of the principal amount thereof to be repaid.

Regions generally may amend or supplement the replacement capital covenant without the consent of the holders of the JSNs or the Trust Preferred Securities. However, with respect to qualifying capital securities, Regions has agreed in the indenture for the JSNs that it will not amend the replacement capital covenant to impose additional restrictions on the type or amount of qualifying capital securities that it may include for purposes of determining whether or to what extent the repayment, redemption or purchase of the JSNs or Trust Preferred Securities is permitted, except with the consent of holders of a majority by liquidation amount of the Trust Preferred Securities or, if the JSNs have been distributed by the Trust, a majority by principal amount of the JSNs.

In addition, under the current risk-based capital adequacy guidelines of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. However, under current guidelines, rules and regulations, Federal Reserve approval is not required for the redemption of the Trust Preferred Securities on or after the scheduled maturity date in connection with the repayment of the JSNs as described above since, in this case, the redemption would not be an early redemption but would be pursuant to Regions’ contractual obligation to repay the JSNs.

“Commercially reasonable efforts” to sell qualifying capital securities means commercially reasonable efforts to complete the offer and sale of qualifying capital securities to third parties that are not subsidiaries of Regions in public offerings or private placements. Regions will not be considered to have made commercially reasonable efforts to effect a sale of qualifying capital securities if it determines not to pursue or complete such sale due to pricing, coupon, dividend rate or dilution considerations.

Regions will be excused from its obligation under the indenture to use commercially reasonable efforts to sell qualifying capital securities to permit repayment of the JSNs if it provides written certification to the indenture trustee (which certification will be forwarded to each holder of record of Trust Preferred Securities) no more than 15 and no less than 10 days in advance of the required repayment date certifying that:

•	a market disruption event was existing during the 180-day period preceding the date of the certificate or, in the case of any required repayment date after the scheduled maturity date, the 30-day period preceding the date of the certificate; and

•	either (a) the market disruption event continued for the entire 180- or 30-day period, as the case may be, or (b) the market disruption event continued for only part of the period, but it was unable after commercially reasonable efforts to sell sufficient qualifying capital securities during the rest of that period to permit repayment of the JSNs in full.

Payments in respect of the JSNs on and after the scheduled maturity date will be applied, first, to deferred interest to the extent of eligible proceeds under the alternative payment mechanism, second, to pay current interest that Regions is not paying from other sources and, third, to repay the principal of the JSNs; provided that, if it is obligated to sell qualifying capital securities and make payments of principal on any outstanding securities in addition to the JSNs in respect thereof, then on any date and for any period, such payments will be made on the JSNs and those other securities having the same scheduled maturity date as the JSNs pro rata in accordance with their respective outstanding principal amounts and no such payment will be made on any other securities having a later scheduled maturity date until the principal of the JSNs has been paid in full, except to the extent permitted under “—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances” and the last paragraph under “—Alternative Payment Mechanism.” If Regions raises less than $5 million of net proceeds from the sale of qualifying capital securities during the relevant 180- or 30-day period, Regions will not be required to repay any JSNs on the scheduled maturity date or the next interest payment date, as applicable. On the next interest payment date as of which it has raised at least $5 million of net proceeds during the 180-day period preceding the applicable notice date (or, if shorter, the period since it last repaid any principal amount of JSNs), it will be required to repay a principal amount of the JSNs equal to the entire net proceeds from the sale of qualifying capital securities during such 180-day or shorter period.

Any principal amount of the JSNs, together with accrued and unpaid interest, will be due and payable on May 1, 2077, which is the “final repayment date” for the JSNs, regardless of the amount of qualifying capital securities or qualifying APM securities Regions has issued and sold by that time.

Redemption

The JSNs are:

•	repayable on the scheduled maturity date or thereafter as described under “—Repayment of Principal”;

•	redeemable at Regions’ option at any time; and

•	not subject to any sinking fund or similar provisions.

Any redemption or repayment of the JSNs prior to May 1, 2057 is subject to its obligations under the replacement capital covenant as described under “Replacement Capital Covenant.” Moreover, under the current risk-based capital adequacy guidelines of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. However, under current capital adequacy guidelines, rules and regulations, Federal Reserve approval is not required for the redemption of the Trust Preferred Securities on or after the scheduled maturity date in connection with the repayment of the JSNs since, in this case, the redemption would not be an early redemption but would be pursuant to Regions’ contractual obligation to repay the JSNs, subject to the limitations described under “—Repayment of Principal,” on the scheduled maturity date.

The redemption price will be 100% of the principal amount of JSNs to be redeemed, plus accrued and unpaid interest through the date of redemption, in the case of any redemption:

•	in whole or in part on May 15, 2027 (or if either such day is not a business day, on the next business day);

•	in whole but not in part at any time in connection with a capital treatment event or investment company event;

•	in whole but not in part at any time after May 15, 2027 in connection with a tax event; or

•	in whole or in part at any time on or after May 15, 2047, including on or after the scheduled maturity date;

In all other cases, the redemption price will be the applicable make-whole redemption price.

The “make-whole redemption price” will be the greater of:

•	100% of the principal amount of JSNs being redeemed; and

•	an amount calculated as follows:

•	in the case of a redemption prior to May 15, 2027, the sum of the present values of the principal amount of the JSNs and each interest payment thereon that would have been payable to and including May 15, 2027 (not including any portion of such payments of interest accrued as of the date of redemption), discounted from May 15, 2027 or the applicable interest payment date to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the treasury rate plus the applicable spread; and

•	in the case of a redemption after May 15, 2027, the sum of the present values of the principal amount and each interest payment thereon that would have been payable to and including May 15, 2047 (not including any portion of such payments of interest accrued as of the date of redemption), discounted from May 15, 2047 or the applicable interest payment date to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the three-month LIBOR rate applicable to the immediately preceding interest period;

plus in each case accrued and unpaid interest to the date of redemption. For these purposes, “applicable spread” means (i)      % in the case of a redemption of all outstanding JSNs in connection with a tax event or rating agency event and (ii)      % in the case of any other redemption.

A “tax event” means the receipt by Regions and the Trust of an opinion of counsel to the effect that, as a result of:

•	any amendment to, or change, including an announced prospective change, in the laws or any regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or issued or becomes effective after the initial issuance of the Trust Preferred Securities;

•	any official or administrative pronouncement or action or judicial decision interpreting or applying United States laws or regulations that is announced on or after the initial issuance of the Trust Preferred Securities; or

•	any threatened challenge asserted in connection with an audit of us or our subsidiaries, or a threatened challenge asserted in writing against any tax payer that has raised capital through the issuance of securities that are substantially similar to the JSNs and which securities were rated investment grade at the time of issue of such securities, there is more than an insubstantial increase in risk that:

•	the Trust is or will be subject to United States federal income tax with respect to income received or accrued on the JSNs;

•	interest payable by us on the JSNs is not or will not be deductible by us, in whole or in part, for United States federal income tax purposes; or

•	the Trust is subject to more than an insignificant amount of other taxes, duties or other governmental charges.

An “investment company event” means the receipt by Regions and the Trust of an opinion of counsel to the effect that, as a result of the occurrence of a change in law or regulation or a written change, including any announced prospective change, in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, and this change becomes effective or would become effective on or after the date of the initial issuance of the Trust Preferred Securities.

A “capital treatment event” means the reasonable determination by us that, as a result of:

•	the occurrence of any amendment to, or change, including any announced prospective change, in the laws or regulations of the United States or any political subdivision thereof or therein or any rules, guidelines or policies of the Federal Reserve, or

•	any official or administrative pronouncement or action or judicial decision interpreting or applying United States laws or regulations, that is effective or is announced on or after the date of issuance of the Trust Preferred Securities, there is more than an insubstantial risk that Regions will not be entitled to treat an amount equal to the aggregate liquidation amount of the Trust Preferred Securities as Tier 1 capital under the risk-based capital adequacy guidelines of the Federal Reserve.

A “rating agency event” means an amendment, clarification or change has occurred in the equity criteria for securities such as the JSNs of any nationally recognized statistical rating organization within the meaning of Rule 15c3-1 under the Exchange Act that then publishes a rating for Regions (a “rating agency”), which amendment, clarification or change results in (i) the length of time for which such current criteria are scheduled to be in effect being shortened with respect to the JSNs or (ii) a lower equity credit for the JSNs than the then respective equity credit assigned by such rating agency or its predecessor on the closing date of this offering.

“Treasury rate” means the semi-annual equivalent yield to maturity of the “treasury security” that corresponds to the “treasury price” (calculated in accordance with standard market practice and computed as of the second trading day preceding the redemption date).

“Treasury security” means the United States Treasury security that the “treasury dealer” determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the JSNs being redeemed in a tender offer based on a spread to United States Treasury yields.

“Treasury price” means the bid-side price for the treasury security as of the third trading day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York on that trading day and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities,” except that: (i) if that release (or any successor release) is not published or does not contain that price information on that trading day; or (ii) if the treasury dealer determines that the price information is not reasonably reflective of the actual bid-side price of the treasury security prevailing at 3:30 p.m., New York City time, on that trading day, then treasury price will instead mean the bid-side price for the treasury security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the treasury dealer through such alternative means as the treasury dealer considers to be appropriate under the circumstances.

“Treasury dealer” means Goldman, Sachs & Co. (or its successor) or, if Goldman, Sachs & Co. (or its successor) refuses to act as treasury dealer for this purpose or ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by us for these purposes.

Regions will notify the Trust of the make-whole redemption price promptly after the calculation thereof and the Trustee will have no responsibility for calculating the make-whole redemption price.

Regions may not redeem the JSNs in part if the principal amount has been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest, including deferred interest, has been paid in full on all outstanding JSNs for all interest periods terminating on or before the redemption date.

In the event of any redemption, neither Regions nor the indenture trustee will be required to:

•	issue, register the transfer of, or exchange, JSNs during a period beginning at the opening of business 15 days before the day of selection for redemption of JSNs and ending at the close of business on the day of mailing of notice of redemption; or

•	transfer or exchange any JSNs so selected for redemption, except, in the case of any JSNs being redeemed in part, any portion thereof not to be redeemed.

Subordination

Regions’ obligations to pay interest on, and principal of, the JSNs are subordinate and junior in right of payment and upon liquidation to all its senior debt, as defined below, in the manner and to the extent set forth under “Description of Debt Securities—Subordination” in the accompanying prospectus.

For purposes of the JSNs, “senior debt” is defined as the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Regions whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the types of debt generally described below:

(1) debt for money Regions has borrowed;

(2) debt evidenced by a bond, note, debt security, or similar instrument (including purchase money obligations) whether or not given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but not any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services;

(3) debt which is a direct or indirect obligation which arises as a result of banker’s acceptances or bank letters of credit issued to secure Region’s obligations;

(4) any debt of others described in the preceding clauses (1) through (3) which Regions has guaranteed or for which Regions is otherwise liable;

(5) debt secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on Regions’ property;

(6) Regions’ obligation as lessee under any lease of property which is reflected on Region’s balance sheet as a capitalized lease;

(7) any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (1) through (6); and

(8) Regions’ obligations to make payments under the terms of financial instruments such as securities contracts and foreign currency exchange contracts, derivative instruments and other similar financial instruments.

For purposes of the JSNs, senior debt will exclude the following:

(A) the guarantee of the Trust Preferred Securities;

(B) any indebtedness or guarantee that is by its terms subordinated to, or ranks equally with, the JSNs and the issuance of which does not at the time of issuance prevent the JSNs from qualifying for Tier 1 capital treatment (irrespective of any limits on the amount of Regions’ Tier 1 capital) under the applicable capital adequacy guidelines, rules, regulations, policies or published interpretations of the Federal Reserve; and

(C) trade accounts payable and other accrued liabilities arising in the ordinary course of business.

No change in the subordination of the JSNs in a manner adverse to holders will be effective against any holder without its consent.

All liabilities of Regions’ subsidiaries, including trade accounts payable and accrued liabilities arising in the ordinary course of business, are effectively senior to the JSNs to the extent of the assets of such subsidiaries. At December 31, 2006, Regions’ indebtedness (excluding all of the liabilities of its subsidiaries) that would rank senior to the JSNs upon liquidation, on a consolidated basis, was approximately $119.1 billion.

Limitation on Claims in the Event of Bankruptcy, Insolvency or Receivership

The indenture provides that a holder of JSNs, by that holder’s acceptance of the JSNs, agrees that in certain events of bankruptcy, insolvency or receivership prior to the redemption or repayment of its JSNs, that holder of JSNs will have no claim for, and thus no right to receive, optionally deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds the sum of (x) two years of accumulated and unpaid interest (including compounded interest thereon) on the JSNs and (y) an amount equal to such holder’s pro rata share of the excess, if any, of the preferred stock issuance cap over the aggregate amount of net proceeds from the sale of qualifying preferred stock that Regions has applied to pay such deferred interest pursuant to the alternative payment mechanism. Each holder of JSNs is deemed to agree that, to the extent the claim for deferred interest exceeds the amount set forth in clause (x), the amount it receives in respect of such excess shall not exceed the amount it would have received had the claim for such excess ranked pari passu with the interests of the holders, if any, of qualifying preferred stock.

Events of Default; Waiver and Notice

The following events are “events of default” with respect to the JSNs:

•	default in the payment of interest, including compounded interest, in full on any JSNs for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period;

•	bankruptcy of Regions; or

•	receivership of Regions Bank.

If an event of default under the indenture occurs and continues, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding JSNs may declare the entire principal and all accrued but unpaid interest on all JSNs to be due and payable immediately. If the indenture trustee or the holders of JSNs do not make such declaration and the JSNs are beneficially owned by the Trust or a trustee of the Trust, the property trustee or the holders of at least 25% in aggregate liquidation amount of the Trust Preferred Securities shall have such right.

If such a declaration occurs, the holders of not less than a majority of the aggregate principal amount of the outstanding JSNs can, subject to certain conditions (including, if the JSNs are held by the Trust or a trustee of the Trust, the consent of the holders of not less than a majority in aggregate liquidation amount of the Trust Preferred Securities), rescind the declaration. If the holders of the JSNs do not rescind such declaration and the JSNs are beneficially owned by the Trust or property trustee of the Trust, the holders of at least a majority in aggregate liquidation amount of the Trust Preferred Securities shall have such right.

The holders of a majority in aggregate principal amount of the outstanding JSNs may waive any past default, except:

•	a default in payment of principal or interest; or

•	a default under any provision of the indenture that itself cannot be modified or amended without the consent of the holder of each outstanding JSN.

If the JSNs are beneficially owned by the Trust or a trustee of the Trust, any such waiver shall require the consent of the holders of at least a majority in aggregate liquidation amount of the Trust Preferred Securities.

If the JSNs are beneficially owned by the Trust or a trustee of the Trust, a holder of Trust Preferred Securities may institute a direct action against Regions if it breaches its obligations to issue qualifying APM securities pursuant to the alternative payment mechanism or to use commercially reasonable efforts to sell qualifying capital securities as described under “Description of the Junior Subordinated Notes—Repayment of Principal,” in each case subject to a market disruption event or it fails to make interest or other payments on the JSNs when due, taking into account any deferral period. A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the JSNs; or

•	suing Regions to enforce the property trustee’s rights under the JSNs.

This right of direct action cannot be amended in a manner that would impair the rights of the holders of the Trust Preferred Securities without the consent of all such holders.

Regions will not enter into any supplemental indenture with the Trustee to add any additional event of default with respect to the JSNs without the consent of the holders of at least a majority in aggregate principal amount of outstanding JSNs.

Actions Not Restricted by Indenture

The indenture does not contain restrictions on Regions’ ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on its property for any purpose; or

•	pay dividends or make distributions on its capital stock or repurchase or redeem its capital stock, except as set forth under “—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances.”

The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indenture does not contain any provisions that would require Regions to repurchase or redeem or modify the terms of any of the JSNs upon a change of control or other event involving it that may adversely affect the creditworthiness of the JSNs.

The alternative payment mechanism, which is implemented through Regions’ covenants in the indenture, will not affect the ability of the Federal Reserve to allow or require Regions to issue qualifying APM securities for supervisory purposes independent of, and not restricted by, the alternative payment mechanism or the other terms of the JSNs.

No Protection in the Event of a Highly Leveraged Transaction

The indenture does not protect holders from a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations, or similar restructurings or other highly leveraged transactions.

Distribution of Corresponding Assets

If the JSNs are owned by the Trust, under circumstances involving the dissolution of the Trust, the JSNs may be distributed to the holders of the Trust securities in liquidation of the Trust after satisfaction of the Trust’s liabilities to its creditors, provided that any required regulatory approval is obtained. See “Description of the Trust Preferred Securities—Optional Liquidation of Trust and Distribution of JSNs to Holders.”

If the JSNs are distributed to the holders of Trust Preferred Securities, Regions anticipates that the depositary arrangements for the JSNs will be substantially identical to those described under “Description of Debt Securities—Global Securities” in the accompanying prospectus.

GUARANTEE OF THE TRUST PREFERRED SECURITIES

Under the guarantee, Regions Financial Corporation will guarantee certain payment obligations of the Trust. The guarantee will rank subordinate and junior in right of payment to all of Regions’ senior debt in the same manner as the JSNs. For a description of the terms of the guarantee, see “Description of Trust Guarantees” in the accompanying prospectus. The Amended Declaration provides that, by your acceptance of the Trust Preferred Securities, you agree to the provisions of the guarantee and the indenture.

REPLACEMENT CAPITAL COVENANT

The following is a brief description of the terms of the replacement capital covenant. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the replacement capital covenant, copies of which are available upon request from Regions.

At or around the time of issuance of the Trust Preferred Securities, Regions will enter into a replacement capital covenant pursuant to which Regions will agree for the benefit of persons that buy, hold or sell a specified series of its long-term indebtedness ranking senior to the JSNs (or in certain limited cases long-term indebtedness of its subsidiary, Regions Bank) that it will not repay, redeem or purchase, nor will any of its subsidiaries purchase, any of the JSNs or the Trust Preferred Securities prior to May 1, 2057, unless:

•	in the case of a redemption or purchase prior to the scheduled maturity date, Regions has obtained the prior approval of the Federal Reserve if such approval is then required under the Federal Reserve’s capital adequacy guidelines applicable to bank holding companies; and

•	the principal amount repaid, or the applicable redemption or purchase price, does not exceed the sum of:

•	the applicable percentage of the aggregate amount of net cash proceeds Regions and its subsidiaries have received from the sale to persons other than Regions and its subsidiaries of common stock or rights to acquire common stock (including common stock or rights to acquire common stock issued pursuant to Regions’ dividend reinvestment plan or employee benefit plans), “debt exchangeable for common equity,” “debt exchangeable for preferred equity,” “mandatorily convertible preferred stock,” “REIT preferred securities” or “qualifying capital securities”; plus

•	the applicable percentage of the market value of any common stock that Regions or any of its subsidiaries has delivered to persons other than Regions and its subsidiaries as consideration for property or assets in an arm’s-length transaction or issued to persons other than Regions and its subsidiaries in connection with the conversion or exchange of any convertible or exchangeable securities, other than securities for which Regions or any of its subsidiaries has received equity credit from any rating agency;

in each case within the applicable “measurement period” (without double counting proceeds received in any prior measurement period); provided that the foregoing restrictions shall not apply to (i) the purchase of the JSNs or Trust Preferred Securities or any portion thereof in connection with the distribution thereof or market-making or other secondary-market activities or (ii) to any distribution of the JSNs to holders of the Trust Preferred Securities upon a dissolution of the Trust. We refer collectively to common stock, rights to acquire common stock, “debt exchangeable for common equity,” “debt exchangeable for preferred equity,” “mandatorily convertible preferred stock,” “REIT preferred securities” and “qualifying capital securities” as “replacement capital securities.” For purposes of the replacement capital covenant, the term “repay” includes the defeasance by Regions of the JSNs as well as the satisfaction and discharge of its obligations under the indenture with respect to the JSNs.

The replacement capital covenant will terminate if an event of default resulting in acceleration of the JSNs occurs.

The following terms, as used in this description of the replacement capital covenant, have the meanings indicated:

“Applicable percentage” means, with respect to any replacement capital securities, the percentage equivalent of the “applicable numerator” divided by:

•	75% with respect to any repayment, redemption or purchase prior to May 1, 2027;

•	50% with respect to any repayment, redemption or purchase on or after May 1, 2027 and prior to May 1, 2047; and

•	25% with respect to any repayment, redemption or purchase on or after May 1, 2047;

where “applicable numerator” means:

•	100% with respect to common stock and rights to acquire common stock (including common Stock or rights to acquire common stock issued pursuant to Regions’ dividend reinvestment plan or employee benefit plans);

•	75% with respect to debt exchangeable for common equity, debt exchangeable for preferred equity, mandatorily convertible preferred stock, REIT preferred securities and qualifying capital securities described under clause (1) of the definition of that term;

•	50% with respect to qualifying capital securities described under clause (2) of the definition of that term; and

•	25% with respect to qualifying capital securities described under clause (3) of the definition of that term.

Notwithstanding the foregoing, prior to May 1, 2047, the applicable percentage for any securities other than common stock and rights to acquire common stock shall be 100%. For example, the “applicable percentage” with respect to common stock and any repayment, redemption or purchase prior to May 1, 2027 is 133.33% and the “applicable percentage” with respect to debt exchangeable for preferred equity and any repayment, redemption or purchase on or after May 1, 2047 is 300%.

“Common stock” means Regions’ common stock (including common stock issued pursuant to its dividend reinvestment plan and employee benefit plans).

“Debt exchangeable for common equity” means a security or combination of securities (together in this definition, “such securities”) that: (a) gives the holder a beneficial interest in (i) a fractional interest in a stock purchase contract for a share of common stock that will be settled in three years or less, with the number of shares of common stock purchasable pursuant to such stock purchase contract to be within a range established at the time of issuance of such subordinated debt securities, subject to customary anti-dilution adjustments, and (ii) Regions’ subordinated debt securities that are non-callable prior to the settlement date of the stock purchase contracts; (b) provides that the holders directly or indirectly grant Regions a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the holders’ direct or indirect obligation to purchase common stock pursuant to such stock purchase contracts; (c) includes a remarketing feature pursuant to which the subordinated debt securities are remarketed to new investors commencing not later than the last distribution date that is at least one month prior to the settlement date of the stock purchase contract; and (d) provides for the proceeds raised in the remarketing to be used to purchase common stock under the stock purchase contracts and, if there has not been a successful remarketing by the settlement date of the stock purchase contract, provides that the stock purchase contracts will be settled by Regions exercising its remedies as a secured party with respect to the subordinated debt securities or other collateral directly or indirectly pledged by holders in the “debt exchangeable for common equity.”

“Debt exchangeable for preferred equity” means a security or combination of securities (together in this definition, “such securities”) that: (a) gives the holder a beneficial interest in (i) Regions’ subordinated debt securities that include a provision requiring it to issue (or use commercially reasonable efforts to issue) one or more types of “APM qualifying securities” raising proceeds at least equal to the deferred distributions on such subordinated debt securities commencing not later than two years after Regions first defers distributions on such securities and that are its most junior subordinated debt (or rank pari passu with its most junior subordinated debt) and (ii) an interest in a stock purchase contract that obligates the holder to acquire a beneficial interest in Regions’ qualifying preferred stock; (b) provides that the holders directly or indirectly grant to Regions a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors’ direct or indirect obligation to purchase qualifying preferred stock pursuant to such stock purchase contracts; (c) includes a remarketing feature pursuant to which Regions’ subordinated debt is remarketed to new investors commencing not later than the first distribution date that is at least five years after the date of issuance of such securities or earlier in the event of an early settlement event based on (i) Regions’ capital ratios, (ii) its capital ratios as anticipated by the Federal Reserve or (iii) the dissolution of the issuer of such “debt exchangeable for preferred equity”; (d) provides for the proceeds raised in the remarketing to be used to purchase qualifying preferred stock under the stock purchase contracts and, if there has not been a successful remarketing by the first distribution date that is six years after the date of issuance of such securities, provides that Regions will settle the stock purchase contracts by exercising its rights as a secured creditor with respect to its subordinated debt securities or other collateral directly or indirectly pledged by investors in the “debt exchangeable for preferred equity”; (e) includes a “qualifying replacement capital covenant” that will apply to such securities and to any qualifying preferred stock issued pursuant to the stock purchase contracts, provided that such “qualifying replacement capital covenant” will not include debt exchangeable for common equity or debt exchangeable for preferred equity as “replacement capital securities”; and (f) after the issuance of such qualifying preferred stock, provides the holder with a beneficial interest in such qualifying preferred stock.

“Mandatorily convertible preferred stock” means cumulative preferred stock with (a) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that the preferred stock convert into Regions’ common stock within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock, subject to customary anti-dilution adjustments.

“Measurement date” means (a) with respect to any repayment, redemption or purchase of JSNs or Trust Preferred Securities on or prior to the scheduled maturity date, the date that is 180 days prior to delivery of notice of such repayment or redemption or the date of such purchase; and (b) with respect to any repayment, redemption or purchase of JSNs or Trust Preferred Securities after the scheduled maturity date, the date that is 30 days prior to the date of such repayment, redemption or purchase, except that, if during the 150-day (or any shorter) period preceding the date that is 30 days prior to the date of such repayment, redemption or purchase, net cash proceeds described above were received but no repayment, redemption or purchase was made in connection therewith, the date upon which such 150-day (or shorter) period prior to the date of such repayment, redemption or purchase began.

“Measurement period” means, with respect to any date on which notice of repayment or redemption is delivered with respect to JSNs or Trust Preferred Securities or on which Regions repurchases, or any subsidiary purchases, any JSN or Trust Preferred Security, the period beginning on the measurement date with respect to such notice or purchase date and ending on such notice or purchase date, as the case may be. Measurement periods cannot run concurrently.

“Qualifying capital securities” means securities or combinations of securities (other than common stock, rights to acquire common stock, mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity and REIT preferred securities) that, in the determination of Regions’ board of directors reasonably construing the definitions and other terms of the replacement capital covenant described herein, meet one of the following criteria:

(1)	in connection with any repayment, redemption or purchase of JSNs or Trust Preferred Securities prior to May 1, 2027,

•	securities issued by Regions or its subsidiaries that (a) rank pari passu with or junior to the JSNs upon its liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 60 years and (c) either:

•	(x) have a “no payment provision” or are “non-cumulative” and (y) are subject to a “qualifying replacement capital covenant” or

•	have an “optional deferral provision” and a “mandatory trigger provision” and are subject to “intent-based replacement disclosure”;

•	securities issued by Regions or its subsidiaries that (a) rank pari passu with or junior to the JSNs upon its liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 40 years, and are subject to a “qualifying replacement capital covenant,” and (c) have an “optional deferral provision” and a “mandatory trigger provision”; or

•	“qualifying preferred stock”; or

(2)	in connection with any repayment, redemption or purchase of JSNs or Trust Preferred Securities at any time on or after May 1, 2027 but prior to May 1, 2047,

•	securities described under clause (1) in this definition;

•	securities issued by Regions or its subsidiaries that (a) rank pari passu with or junior to the JSNs upon its liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 60 years, and (c) either:

•	are subject to a “qualifying replacement capital covenant” and have an “optional deferral provision” or

•	(x) are subject to “intent-based replacement disclosure” and (y) have a “no payment provision” or are “non-cumulative”;

•	securities issued by Regions or its subsidiaries that (a) rank pari passu with or junior to the JSNs upon its liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 40 years, and (c) either:

•	(i) have a “no payment provision” or are “non-cumulative” and (ii) are subject to a “qualifying replacement capital covenant” or

•	have an “optional deferral provision” and a “mandatory trigger provision” and are subject to “intent-based replacement disclosure”;

•	securities issued by Regions or its subsidiaries that (a) rank pari passu with or junior to the JSNs upon its liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 25 years and are subject to a “qualifying replacement capital covenant,” and (c) have an “optional deferral provision” and a “mandatory trigger provision”; or

•	securities issued by Regions or its subsidiaries that (a) rank senior to the JSNs and securities that rank pari passu with the JSNs but junior to all other debt securities of Regions (other than (i) the JSNs and securities that rank pari passu with the JSNs and (ii) securities that rank pari passu with such qualifying capital securities) upon its liquidation, dissolution or winding up, and (b) either:

•	have no maturity or a maturity of at least 60 years and either (i) are (x) “non-cumulative” or subject to a “no-payment provision” and (y) subject to a “qualifying replacement capital covenant” or (ii) have a “mandatory trigger provision” and an “optional deferral provision” and are subject to “intent-based replacement disclosure” or

•	have no maturity or a maturity of at least 40 years, are subject to a “qualifying replacement capital covenant” and have a “mandatory trigger provision” and an “optional deferral provision”;

•	preferred stock issued by Regions or its subsidiaries that (a) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, (b) has no maturity or a maturity of at least 60 years, and (c) is subject to a “qualifying replacement capital covenant”;

(3)	in connection with any repayment, redemption or purchase of JSNs or Trust Preferred Securities at any time on or after May 1, 2047,

•	securities described under clause (2) in this definition;

•	securities issued by Regions or its subsidiaries that (a) rank pari passu with or junior to the JSNs upon its liquidation, dissolution or winding-up, (b) either:

•	have no maturity or a maturity of at least 60 years and are subject to “intent-based replacement disclosure” or

•	have no maturity or a maturity of at least 40 years and are subject to a “qualifying replacement capital covenant,” and

(c) have an “optional deferral provision”;

•	securities issued by Regions or its subsidiaries that (a) rank pari passu with or junior to the JSNs upon its liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 40 years and are subject to “intent-based replacement disclosure” and (c) are “non-cumulative” or have a “no payment provision”;

•	securities issued by Regions or its subsidiaries that (a) rank senior to the JSNs and securities that rank pari passu with the JSNs but junior to all other debt securities of Regions (other than (i) the JSNs and securities that rank pari passu with the JSNs and (ii) securities that rank pari passu with such qualifying capital securities) upon its liquidation, dissolution or winding up, and (b) either:

•	have no maturity or a maturity of at least 60 years and either (i) have an “optional deferral provision” and are subject to a “qualifying replacement capital covenant” or (ii) (x) are “non-cumulative” or have a “no payment provision” and (y) are subject to “intent-based replacement disclosure” or

•	have no maturity or a maturity of at least 40 years and either (i) (x) are “non-cumulative” or have a “no payment provision” and (y) are subject to a “qualifying replacement capital covenant” or (ii) are subject to “intent-based replacement disclosure” and have a “mandatory trigger provision” and an “optional deferral provision”; or

•	preferred stock issued by Regions or its subsidiaries that either (a) has no maturity or a maturity of at least 60 years and is subject to “intent-based replacement disclosure” or (b) has a maturity of at least 40 years and is subject to a “qualifying replacement capital covenant.”

“REIT Preferred Securities” means non-cumulative perpetual preferred stock of a Regions’ subsidiary that Regions holds through a subsidiary (a “depository institution subsidiary”) that is a depository institution within the meaning of 12 C.F.R. § 204.2(m), which issuing subsidiary may or may not be a “real estate investment trust” (“REIT”) within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended, that is exchangeable for Regions’ non-cumulative perpetual preferred stock and that satisfies the following requirements:

•	such non-cumulative perpetual preferred stock and the related Regions’ non-cumulative perpetual preferred stock for which it may be exchanged qualifies as Tier 1 capital of the depository institution subsidiary under the risk-based capital guidelines of the appropriate federal banking agency and related interpretive guidance of such agency;

•	such non-cumulative perpetual preferred stock must be exchangeable automatically into Regions’ non-cumulative perpetual preferred stock in the event that the appropriate federal banking agency directs such depository institution subsidiary in writing to make a conversion because such depository institution subsidiary is (i) undercapitalized under the applicable prompt corrective action regulations, (ii) placed into conservatorship or receivership, or (iii) expected to become undercapitalized in the near term;

•	if the issuing subsidiary is a REIT, the transaction documents include provisions that would enable the REIT to stop paying dividends on its non-cumulative perpetual preferred stock without causing the REIT to fail to comply with the income distribution and other requirements of the Internal Revenue Code of 1986, as amended, applicable to REITs;

•	Regions’ non-cumulative perpetual preferred stock issued upon exchange for the non-cumulative perpetual preferred stock issued as part of such transaction ranks pari passu or junior to Regions’ other preferred stock; and

•	such “REIT preferred securities” and Regions’ non-cumulative perpetual preferred stock for which it may be exchanged are subject to a “qualifying replacement capital covenant.”

For purposes of the definition of “qualifying capital securities,” the following terms shall have the meanings indicated:

“Alternative payment mechanism” means, with respect to any “qualifying capital securities,” provisions in the related transaction documents permitting Regions, in its sole discretion, or in response to a directive or order from the Federal Reserve, to defer or skip in whole or in part payment of distributions on such “qualifying capital securities” for one or more consecutive distribution periods up to 10 years and requiring Regions to issue (or use commercially reasonable efforts to issue) one or more types of “APM qualifying securities” raising eligible proceeds at least equal to the deferred distributions on such “qualifying capital securities” and apply the proceeds to pay unpaid distributions on such “qualifying capital securities,” commencing on the earlier of (x) the first distribution date after commencement of a deferral period on which Regions pays current distributions on such “qualifying capital securities” and (y) the fifth anniversary of the commencement of such deferral period, and that:

•	define “eligible proceeds” to mean, for purposes of such alternative payment mechanism, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale of the relevant securities, where applicable, and including the fair market value of property received by Regions or any of its subsidiaries as consideration for such “APM qualifying securities”) that Regions has received during the 180 days prior to the related distribution date from the issuance of “APM qualifying securities,” up to the “preferred cap” (as defined below) in the case of “APM qualifying securities” that are “qualifying preferred stock” or “mandatorily convertible preferred stock”;

•	permit Regions to pay current distributions on any distribution date out of any source of funds but (x) require it to pay deferred distributions only out of eligible proceeds and (y) prohibit it from paying deferred distributions out of any source of funds other than eligible proceeds;

•	if deferral of distributions continues for more than one year, require Regions not to redeem or repurchase any of its securities ranking pari passu with or junior to any “APM qualifying securities” the proceeds of which were used to settle deferred interest during the relevant deferral period until at least one year after all deferred distributions have been paid (a “repurchase restriction”);

•	notwithstanding the second bullet point of this definition, if the Federal Reserve disapproves Regions’ sale of “APM qualifying securities” or the use of the proceeds thereof to pay deferred distributions, may (if Regions elects to so provide in the terms of such “qualifying capital securities”) permit it to pay deferred distributions from any source or, if the Federal Reserve does not disapprove its issuance and sale of “APM qualifying securities” but disapproves the use of the proceeds thereof to pay deferred distributions, may (if Regions elects to so provide in the terms of such “qualifying capital securities”) permit it to use such proceeds for other purposes and to continue to defer distributions, without a breach of its obligations under the transaction documents;

•	limit Regions’ obligation to issue (or use commercially reasonable efforts to issue) “APM qualifying securities” that are common stock and qualifying warrants to settle deferred distributions pursuant to the “alternative payment mechanism” either (i) during the first five years of any deferral period or (ii) before an anniversary of the commencement of any deferral period that is not earlier than the fifth such anniversary and not later than the ninth such anniversary (as designated in the terms of such “qualifying capital securities”) with respect to deferred distributions attributable to the first five years of such deferral period, to:

•	to an aggregate amount of such securities, the net proceeds from the issuance of which is equal to 2% of Regions’ market capitalization; or

•	to a number of shares of common stock and shares purchasable upon exercise of “qualifying warrants,” in the aggregate, not in excess of 2% of the outstanding number of shares of its common stock (the “common cap”); and

•	limit Regions’ right to issue “APM qualifying securities” that are “qualifying preferred stock” and “mandatorily convertible preferred stock” to settle deferred distributions pursuant to the “alternative payment mechanism” to an aggregate amount of “qualifying preferred stock” and still-outstanding “mandatorily convertible preferred stock,” the net proceeds from the issuance of which with respect to all deferral periods is equal to 25% of the liquidation or principal amount of such “qualifying capital securities” (the “preferred cap”);

•	in the case of “qualifying capital securities” other than non-cumulative perpetual preferred stock, include a “bankruptcy claim limitation provision”; and

•	permit Regions, at its option, to provide that if it is involved in a merger, consolidation, amalgamation, binding share exchange or conveyance, transfer or lease of assets substantially as an entirety to any other person or a similar transaction (a “business combination”) where immediately after the consummation of the business combination more than 50% of the surviving or resulting entity’s voting stock is owned by the shareholders of the other party to the business combination, then the first three bullet points of this definition will not apply to any deferral period that is terminated on the next distribution date following the date of consummation of the business combination (or if later, at any time within 90 days following the date of consummation of the business combination);

provided (and it being understood) that:

•	Regions shall not be obligated to issue (or use commercially reasonable efforts to issue) “APM qualifying securities” for so long as a market disruption event has occurred and is continuing;

•	if, due to a market disruption event or otherwise, it is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred distributions on any distribution date, it will apply any available eligible proceeds to pay accrued and unpaid distributions on the applicable distribution date in chronological order subject to the “common cap” and the “preferred cap,” as applicable; and

•	if Regions has outstanding more than one class or series of securities under which it is obligated to sell a type of “APM qualifying securities” and apply some part of the proceeds to the payment of deferred distributions, then on any date and for any period the amount of net proceeds it receives from those sales and available for payment of deferred distributions on such securities shall be applied to such securities on a pro rata basis up to the “common cap” and the “preferred cap,” as applicable, in proportion to the total amounts that are due on such securities, or on such other basis as the Federal Reserve may approve.

“APM qualifying securities” means, with respect to an “alternative payment mechanism,” any “debt exchangeable for preferred equity” or any “mandatory trigger provision,” one or more of the following (as designated in the transaction documents for any “qualifying capital securities” that include an “alternative payment mechanism” or a “mandatory trigger provision” or for any “debt exchangeable for preferred equity,” as applicable): common stock, qualifying warrants, mandatorily convertible preferred stock or qualifying preferred stock, provided (and it being understood) that (i) if the “APM qualifying securities” for any “alternative payment mechanism” or “mandatory trigger provision” or for any “debt exchangeable for preferred equity” include both common stock and qualifying warrants, such “alternative payment mechanism,” “mandatory trigger provision” or “debt exchangeable for preferred equity” may permit, but need not require, Regions to issue qualifying warrants and (ii) such “alternative payment mechanism,” “mandatory trigger provision” or “debt exchangeable for preferred equity” may permit, but need not require, Regions to issue mandatorily convertible preferred stock.

“Bankruptcy claim limitation provision” means, with respect to any “qualifying capital securities” that have an “alternative payment mechanism” or a “mandatory trigger provision,” provisions that, upon any liquidation, dissolution, winding-up or reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the issuer, limit the claim of the holders of such securities to distributions that accumulate during (i) any deferral period, in the case of securities that have an “alternative payment mechanism,” or (ii) any period in which Regions fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in the case of securities having a “mandatory trigger provision,” to:

•	in the case of “qualifying capital securities” having an “alternative payment mechanism” or “mandatory trigger provision” with respect to which the “APM qualifying securities” do not include “qualifying preferred stock” or “mandatorily convertible preferred stock,” 25% of the stated or principal amount of such “qualifying capital securities” then outstanding; and

•	in the case of any other “qualifying capital securities,” an amount not in excess of the sum of (x) two years of accumulated and unpaid distributions and (y) an amount equal to the excess, if any, of the “preferred cap” over the aggregate amount of net proceeds from the sale of qualifying preferred stock and mandatory convertible preferred stock that is still outstanding that the issuer has applied to pay such distributions pursuant to the “alternative payment mechanism” or the “mandatory trigger provision”; provided that the holders of such “qualifying capital securities” are deemed to agree that, to the extent the claim for deferred interest exceeds the amount set forth in clause (x), the amount they receive in respect of such excess shall not exceed the amount they would have received had the claim for such excess ranked pari passu with the interests of the holders, if any, of qualifying preferred stock.

“Intent-based replacement disclosure” means, as to any “qualifying preferred stock” or “qualifying capital securities,” that the issuer has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the SEC made by the issuer under the Exchange Act prior to or contemporaneously with the issuance of such securities, that the issuer will redeem or purchase such securities only with the proceeds of replacement capital securities that have terms and provisions at the time of redemption or repurchase that are as or more equity-like than the securities then being redeemed or purchased, raised within 180 days prior to the applicable redemption or repurchase date. Notwithstanding the use of the term “intent-based replacement disclosure” in the definition of “qualifying capital securities” and “qualifying preferred stock,” the requirement in each such definition that a particular security or the related transaction documents include “intent-based replacement disclosure” shall be disregarded and given no force or effect for so long as Regions is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended.

“Mandatory trigger provision” means, as to any “qualifying capital securities,” provisions in the terms thereof or of the related transaction agreements that:

•	require the issuer of such securities to make payment of distributions on such securities only pursuant to the issue and sale of “APM qualifying securities” within two years of a failure of the issuer to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in an amount such that the net proceeds of such sale are at least equal to the amount of unpaid distributions on such securities (including all deferred and accumulated amounts) and require the application of the net proceeds of such sale to pay such unpaid distributions, provided that (i) such “mandatory trigger provision” shall limit the issuance and sale of common stock and “qualifying warrants” the proceeds of which must be applied to pay such distributions pursuant to such provision to the “common cap,” unless the “mandatory trigger provision” requires such issuance and sale within one year of such failure, and (ii) the amount of qualifying preferred stock and still-outstanding mandatorily convertible preferred stock the net proceeds of which the issuer may apply to pay such distributions pursuant to such provision may not exceed the “preferred cap”;

•	if the provisions described in the first bullet point do not require such issuance and sale within one year of such failure, include a “repurchase restriction”; and

•	include a “bankruptcy claim limitation provision”;

provided (and it being understood) that:

•	the issuer will not be obligated to issue (or use commercially reasonable efforts to issue) “APM qualifying securities” for so long as a market disruption event has occurred and is continuing;

•	if, due to a market disruption event or otherwise, the issuer is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred distributions on any distribution date, the issuer will apply any available eligible proceeds to pay accrued and unpaid distributions on the applicable distribution date in chronological order subject to the “common cap” and “preferred cap,” as applicable; and

•	if the issuer has outstanding more than one class or series of securities under which it is obligated to sell a type of “APM qualifying securities” and applies some part of the proceeds to the payment of deferred distributions, then on any date and for any period the amount of net proceeds received by the issuer from those sales and available for payment of deferred distributions on such securities shall be applied to such securities on a pro rata basis up to the “common cap” and the “preferred cap,” as applicable, in proportion to the total amounts that are due on such securities.

No remedy other than permitted remedies will arise by the terms of such securities or related transaction agreements in favor of the holders of such “qualifying capital securities” as a result of the issuer’s failure to pay distributions because of the “mandatory trigger provision” until distributions have been deferred for one or more distribution periods that total together at least 10 years. The Federal Reserve has not approved as a Tier 1 capital instrument for bank holding companies securities containing a “mandatory trigger provision” that otherwise would be “qualifying capital securities” and, accordingly, these securities would not constitute Tier 1 capital for Regions unless such approval is obtained.

“No payment provision” means a provision or provisions in the transaction documents for securities or combinations of securities (referred to in this definition as “such securities”) that include (a) an “alternative payment mechanism” and (b) an “optional deferral provision” modified and supplemented from the general definition of that term to provide that the issuer of such securities may, in its sole discretion, or (if the issuer elects to so provide in the terms of such securities) shall in response to a directive or order from the Federal Reserve, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to five years or, if a market disruption event has occurred and is continuing, 10 years, without any remedy other than “permitted remedies” and the obligations (and limitations on obligations) described in the definition of “alternative payment mechanism” applying.

“Non-cumulative” means, with respect to any “qualifying capital securities,” the issuer may elect not to make any number of periodic distributions without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more “permitted remedies.”

“Optional deferral provision” means, as to any “qualifying capital securities,” a provision in the terms thereof or of the related transaction agreements to the effect that:

(a)	(i) the issuer of such “qualifying capital securities” may, in its sole discretion, or shall in response to a directive or order from the Federal Reserve, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to five years or, if a market disruption event is continuing, 10 years, without any remedy other than permitted remedies and (ii) such securities are subject to an “alternative payment mechanism” (provided that such “alternative payment mechanism” need not apply during the first five years of any deferral period and need not include a “common cap,” “preferred cap,” “bankruptcy claim limitation provision” or “repurchase restriction”), or

(b)	the issuer of such “qualifying capital securities” may, in its sole discretion, or shall in response to a directive or order from the Federal Reserve, defer or skip in whole or in part payment of distributions on such securities for one or more consecutive distribution periods up to 10 years, without any remedy other than “permitted remedies.”

“Permitted remedies” means, with respect to any securities, one or more of the following remedies: (a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded) and (b) complete or partial prohibitions on the issuer paying distributions on or repurchasing common stock or other securities that rank pari passu with or junior as to distributions to such securities for so long as distributions on such securities, including unpaid distributions, remain unpaid.

“Qualifying replacement capital covenant” means a replacement capital covenant that is substantially similar to the replacement capital covenant described herein or a replacement capital covenant, as identified by Regions’ board of directors acting in good faith and in its reasonable discretion and reasonably construing the definitions and other terms of the replacement capital covenant described herein, (i) entered into by a company that at the time it enters into such replacement capital covenant is a reporting company under the Exchange Act and (ii) that restricts the related issuer from redeeming, repaying or purchasing identified securities except to the extent of the applicable percentage of the net proceeds from the issuance of specified replacement capital securities that have terms and provisions at the time of redemption, repayment or purchase that are as or more equity-like than the securities then being redeemed, repaid or purchased within the 180-day period prior to the applicable redemption, repayment or purchase date.

Regions’ ability to raise proceeds from replacement capital securities during the applicable measurement period with respect to any repayment, redemption or purchase of JSNs or Trust Preferred Securities will depend on, among other things, market conditions at that time as well as the acceptability to prospective investors of the terms of those securities.

The initial series of indebtedness benefiting from the replacement capital covenant is Regions’ 6 3/4% Subordinated Debentures due 2025. The replacement capital covenant includes provisions requiring Regions to redesignate a new series of indebtedness if the covered series of indebtedness approaches maturity or is to be redeemed or purchased such that the outstanding principal amount is less than $100,000,000, subject to additional procedures.

The replacement capital covenant is made for the benefit of persons that buy, hold or sell the specified series of long-term indebtedness. It may not be enforced by the holders of the Trust Preferred Securities or the JSNs. Regions may amend or supplement the replacement capital covenant from time to time with the consent of the majority in principal amount of the holders of the then-effective specified series of indebtedness benefiting from the replacement capital covenant, provided that no such consent shall be required if (i) such amendment or supplement eliminates common stock, debt exchangeable for common equity, rights to acquire common stock and/or mandatorily convertible preferred stock as replacement capital securities if, after the date of the replacement capital covenant, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that failure to eliminate common stock, debt exchangeable for common equity, rights to acquire common stock and/or mandatorily convertible preferred stock as replacement capital securities would result in a reduction in Regions’ earnings per share as calculated in accordance with generally accepted accounting principles in the United States, (ii) such amendment or supplement is not adverse to the covered debtholders, and an officer of Regions has delivered to the holders of the then-effective series of covered debt a written certificate stating that, in his or her determination, such amendment or supplement is not adverse to the covered debtholders, or (iii) the effect of such amendment or supplement is solely to impose additional restrictions on, or eliminate certain of, the types of securities qualifying as replacement capital securities (other than the securities covered by clause (i) above), and an officer of Regions has delivered to the holders of the then effective series of covered debt a written certificate to that effect.

Regions may generally amend or supplement the replacement capital covenant without the consent of the holders of the JSNs. With respect to qualifying capital securities, on the other hand, Regions has agreed in the indenture for the JSNs that it will not amend the replacement capital covenant to impose additional restrictions on the type or amount of “qualifying capital securities” that it may include for purposes of determining when repayment, redemption or purchase of the JSNs or Trust Preferred Securities is permitted, except with the consent of holders of a majority by liquidation amount of the Trust Preferred Securities or, if the JSNs have been distributed by the Trust, a majority by principal amount of the JSNs.

BOOK-ENTRY SYSTEM

The Depository Trust Company, which we refer to along with its successors in this capacity as “DTC,” will act as securities depositary for the Trust Preferred Securities. The Trust Preferred Securities will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully registered global security certificates, representing the total aggregate number of Trust Preferred Securities, will be issued and will be deposited with DTC and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below. At any time when the JSNs may be held by persons other than the property trustee, one or more fully registered global security certificates, representing the total aggregate principal amount of JSNs, will be issued and will be deposited with DTC and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in Trust Preferred Securities or JSNs, so long as the corresponding securities are represented by global security certificates.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, referred to as “indirect participants,” such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the depositary to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the securities entitled to the benefits of the Amended Declaration and the guarantee or the indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of direct participants and, if applicable, indirect participants.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC may discontinue providing its services as securities depositary with respect to the Trust Preferred Securities at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the Trust Preferred Securities are required to be printed and delivered. Regions may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificates for the Trust Preferred Securities will be printed and delivered to DTC.

As long as DTC or its nominee is the registered owner of the global security certificates, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all securities represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have such global security certificates or the securities represented by these certificates registered in their names;

•	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and

•	will not be considered to be owners or holders of the global security certificates or any securities represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such securities.

All redemption proceeds, distributions and dividend payments on the securities represented by the global security certificates and all transfers and deliveries of such securities will be made to DTC or its nominee, as the case may be, as the registered holder of the securities. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by direct or indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the depositary, the issuer or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by DTC from time to time. None of Regions, the Trust, the trustees of the Trust or any agent for Regions or any of them will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.

Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the global security certificates among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither Regions nor the Trust will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the Amended Declaration, the guarantee or the indenture, only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

The information in this section concerning DTC and its book-entry system has been obtained from sources that Regions and the trustees of the Trust believe to be accurate, but we assume no responsibility for the accuracy thereof.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

In this section, we summarize certain of the material United States federal income tax consequences of purchasing, holding and selling the Trust Preferred Securities. Except where we state otherwise, this summary deals only with Trust Preferred Securities held as capital assets (as defined in the Internal Revenue Code of 1986, as amended (the “Code”)) by a U.S. Holder (as defined below) who purchases the Trust Preferred Securities at their original issuance.

We do not address all of the tax consequences that may be relevant to a U.S. Holder. We also do not address, except as stated below, any of the tax consequences to holders that are Non-U.S. Holders (as defined below) or to holders that may be subject to special tax treatment including banks, thrift institutions, real estate investment trusts, personal holding companies, insurance companies, and brokers, traders and dealers in securities or currencies. Further, we do not address:

•	the United States federal income tax consequences to stockholders in, or partners or beneficiaries of, an entity that is a holder of the Trust Preferred Securities;

•	the United States federal income tax consequences to a tax-exempt organization that is a holder of the Trust Preferred Securities;

•	the United States federal estate and gift or alternative minimum tax consequences of the purchase, ownership or sale of the Trust Preferred Securities;

•	persons who hold the Trust Preferred Securities in a “straddle” or as part of a “hedging,” “conversion” or “constructive sale” transaction or whose “functional currency” is not the United States dollar; or

•	any state, local or foreign tax consequences of the purchase, ownership and sale of Trust Preferred Securities.

A “U.S. Holder” is a Trust Preferred Securities holder who or which is:

•	a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate if its income is subject to United States federal income taxation regardless of its source; or

•	a trust if (1) a United States court can exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (2) the trust has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

If a partnership holds the Trust Preferred Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Trust Preferred Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Trust Preferred Securities.

The JSNs are a novel financial instrument, and there is no clear authority addressing their federal income tax treatment. We have not sought any rulings concerning the treatment of the JSNs, and the opinion of our special tax counsel is not binding on the IRS. Investors should consult their tax advisors in determining the specific tax consequences and risks to them of purchasing, holding and disposing of the Trust Preferred Securities, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

A “Non-U.S. Holder” is a Trust Preferred Securities holder other than a U.S. Holder or a partnership.

This summary is based on the Code, Treasury regulations (proposed and final) issued thereunder, and administrative and judicial interpretations thereof, all as they currently exist as of the date of this prospectus supplement and all of which are subject to change (possibly with retroactive effect).

Classification of the JSNs

In connection with the issuance of the JSNs, Alston & Bird LLP, tax counsel to Regions and the Trust, will render a legal opinion to the effect that under current law and assuming full compliance with the terms of the indenture and other relevant documents, and based on certain facts and assumptions described in the opinion, the JSNs that will be held by the Trust will be classified, for United States federal income tax purposes, as Regions’ indebtedness (although the matter is not free from doubt). The remainder of this discussion assumes that the JSNs will not be recharacterized as other than indebtedness of Regions.

Classification of the Trust

In connection with the issuance of the Trust Preferred Securities, Alston & Bird LLP will render a legal opinion to the effect that, under current law and assuming full compliance with the terms of the indenture and other relevant documents, and based on certain facts and assumptions described in the opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and will not be subject to tax as a partnership or as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, you will generally be treated as the owner of an undivided interest in the assets of the Trust, including the JSNs. You will be required to include in ordinary income for United States federal income tax purposes your allocable share of interest (or original issue discount, if any) paid or accrued on the JSNs.

Interest Income and Original Issue Discount

Under the Treasury regulations relating to original issue discount, or “OID,” a debt instrument will be deemed to be issued with OID if there is more than a “remote” contingency that periodic stated interest payments due on the instrument will not be timely paid. Because the exercise of Regions’ option to defer payments of stated interest on the JSNs would prevent Regions from (i) declaring dividends, or engaging in certain other capital transactions, with respect to its capital stock, or (ii) making any payment of principal, interest or premium, if any, on, or to repay, repurchase or redeem any debt securities issued by us that rank equal with or junior to the JSNs, we believe that the likelihood of Regions exercising its option is “remote” within the meaning of the Treasury regulations. For more information see “Description of the Junior Subordinated Notes—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances” above. As a result, Regions intends to take the position that the JSNs will not be deemed to be issued with OID. Based on this position, stated interest payments on the JSNs will be includible in your ordinary income at the time that such payments are received or accrued in accordance with your regular method of accounting. Because the Internal Revenue Service has not yet addressed the application of these Treasury regulations to the provisions applicable to the JSNs in any published rulings or other interpretations, it is possible that the Internal Revenue Service could take a position contrary to the position we have taken. In that event, the Internal Revenue Service may, for example, require you to include interest on the JSNs in your taxable income as it accrues rather than when you receive payment even though you use the cash method of accounting for United States federal income tax purposes.

Exercise of Deferral Options

Under Treasury regulations, if Regions were to exercise its option to defer the payment of interest on the JSNs, the JSNs would be treated as redeemed and reissued for OID purposes, and the sum of the remaining interest payments on the JSNs would be treated as OID. You would be required to accrue and include this OID in taxable income on an economic accrual basis (regardless of your method of accounting for United States federal income tax purposes) over the remaining term of the JSNs (including any period of interest deferral), without regard to the timing of payments under the JSNs. The amount of interest income includible in your taxable income would be determined based on the assumptions as of the date of the reissuance over the remaining term of the JSNs and the actual receipt of future payments of stated interest on the JSNs would no longer be separately reported as taxable income. The amount of OID that would accrue, in the aggregate, during the deferred interest payment period would be approximately equal to the amount of the cash payment due at the end of such period. Any OID included in income would increase your adjusted tax basis in your Trust Preferred Securities, and your actual receipt of cash interest payments would reduce your basis in the Trust Preferred Securities.

Corporate U.S. Holders

Corporate U.S. Holders of the Trust Preferred Securities will not be entitled to a dividends-received deduction for any income from the Trust Preferred Securities.

Sales of Trust Preferred Securities

If you sell your Trust Preferred Securities, you will recognize gain or loss in an amount equal to the difference between your adjusted tax basis in the Trust Preferred Securities and the amount realized from the sale (generally, your selling price less any amount received in respect of accrued but unpaid interest not previously included in your income). Your adjusted tax basis in the Trust Preferred Securities generally will equal (i) the initial purchase price that you paid for the Trust Preferred Securities plus (ii) any accrued and unpaid distributions that you were required to treat as OID, less any cash distributions received in respect of accrued OID. Gain or loss on the sale of Trust Preferred Securities generally will be capital gain or loss.

The Trust Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest (or OID if the JSNs are treated as having been issued or reissued with OID) relating to the underlying JSNs. If you dispose of your Trust Preferred Securities, you will be required to include in ordinary income for United States federal income tax purposes any portion of the amount realized that is attributable to accrued but unpaid interest (including OID, if any) through the date of sale. This income inclusion will increase your adjusted tax basis in the Trust Preferred Securities but may not be reflected in the sale price. To the extent the sale price is less than your adjusted tax basis, you will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Receipt of JSNs or Cash upon Liquidation of the Trust

If the Trust is dissolved and Regions distributes the JSNs on a pro rata basis to you, you will not be subject to tax. Rather, you would have an adjusted tax basis in the JSNs received in the liquidation equal to the adjusted tax basis in your Trust Preferred Securities surrendered for the JSNs. Your holding period for the JSNs would include the period during which you had held the Trust Preferred Securities. If, however, the Trust is classified, for United States federal income tax purposes, as an association that is subject to tax as a corporation at the time of the liquidation, the distribution of the JSNs would constitute a taxable event to you and you would acquire a new holding period in the JSNs received.

If the JSNs are redeemed for cash and the proceeds of the redemption are distributed to you in redemption of your Trust Preferred Securities, the redemption would be treated in the same manner as a sale of the Trust Preferred Securities, in which gain or loss would be recognized, as described above under ‘‘—Sales of Trust Preferred Securities.”

Information Reporting and Back-Up Withholding

Generally, income on the Trust Preferred Securities will be reported to you on an Internal Revenue Service Form 1099, which should be mailed to you by January 31 following each calendar year. If you fail to supply your correct taxpayer identification number, under-report your tax liability or otherwise fail to comply with applicable United States information reporting or certification requirements, the Internal Revenue Service may require the property trustee or its agent to withhold federal income tax at the rate set by Section 3406 of the Code (currently 28%) from each interest payment. You will be permitted to credit any withheld tax against your federal income tax liability.

Non-U.S. Holders

Because, in the opinion of our tax counsel, the JSNs will be classified as indebtedness of Regions, under current United States federal income tax law, no withholding of United States federal income tax will apply to a payment on a Trust Preferred Security to a Non-U.S. Holder under the “Portfolio Interest Exemption,” provided that:

•	the Non-U.S. Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation that is related directly or constructively to us through stock ownership; and

•	the Non-U.S. Holder satisfies the statement requirement by providing to the withholding agent, in accordance with specified procedures, a statement to the effect that that holder is not a United States person (generally through the provision of a properly executed Form W-8BEN or, if the Trust Preferred Securities are held by a securities clearing organization, certain financial institutions that are not qualified intermediaries, foreign partnerships, foreign simple trusts or foreign grantor trusts, a Form W-8IMY along with copies of Form W-8BEN from the Non-U.S. Holders).

If a Non-U.S. Holder cannot satisfy the requirements of the Portfolio Interest Exemption described above, payments on the Trust Preferred Securities (including payments in respect of OID, if any, on the Trust Preferred Securities) made to a Non-U.S. Holder should be subject to a 30 percent United States federal withholding tax, unless that holder provides the withholding agent with a properly executed statement (i) claiming an exemption from or reduction of withholding under an applicable United States income tax treaty; or (ii) stating that the payment on the Trust Preferred Security is not subject to withholding tax because it is effectively connected with that holder’s conduct of a trade or business in the United States.

If a Non-U.S. Holder is engaged in a trade or business in the United States (or, if certain tax treaties apply, if the Non-U.S. Holder maintains a permanent establishment within the United States) and the interest on the Trust Preferred Securities is effectively connected with the conduct of that trade or business (or, if certain tax treaties apply, attributable to that permanent establishment), that non-United States Holder will be subject to United States federal income tax on the interest on a net income basis in the same manner as if that Non-U.S. Holder were a United States Holder. To qualify for this exemption from withholding, the Non-U.S. Holder must provide us with a W-8ECI. In addition, a Non-U.S. Holder that is a foreign corporation that is engaged in a trade or business in the United States may be subject to a 30 percent (or, if certain tax treaties apply, those lower rates as provided) branch profits tax.

If, contrary to the opinion of our tax counsel, JSNs held by the Trust were recharacterized as equity of Regions, payments on the JSNs would generally be subject to U.S. withholding tax imposed at a rate of 30 percent or such lower rate as might be provided for by an applicable income tax treaty unless the payments are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, in which case the preceding paragraph would apply to such payments.

A Non-U.S. Holder will generally not be subject to United States federal withholding or income tax on any gain realized upon the sale or other disposition of the Trust Preferred Securities. If, however, a Non-U.S. Holder holds the Trust Preferred Securities in connection with a trade or business conducted in the United States or, in the case of an individual, is present in the United States for 183 days or more during the taxable year of disposition and certain other conditions are met, it may be subject to income tax on all income and gains recognized.

In general, backup withholding and information reporting will not apply to a distribution on a Trust Preferred Security to a Non-U.S. Holder, or to proceeds from the disposition of a Trust Preferred Security by a Non-U.S. Holder, in each case, if the holder certifies under penalties of perjury that it is a Non-U.S. Holder and neither we nor our paying agent has actual knowledge to the contrary or you otherwise establish an exemption. Any amounts withheld under the backup withholding rules will be allowed as a credit against the Non-U.S. Holder’s United States federal income tax liability provided the required information is timely furnished to the IRS. In general, if a Trust Preferred Security is not held through a qualified intermediary, the amount of payments made on that Trust Preferred Security, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE TRUST PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies, or other arrangement that is subject to Title I of ERISA (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the Trust Preferred Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and other arrangements to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“parties in interest”) with respect to such plan. Regions and the underwriters may be considered a party in interest or disqualified person with respect to a plan to the extent Regions, the underwriters or any of their respective affiliates are engaged in providing services to such plans. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. In addition, the fiduciary of a plan that engaged in a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA, or Section 4975 of the Code, but these plans may be subject to other laws that contain fiduciary and prohibited transaction provisions similar to those under Title I of ERISA and Section 4975 of the Code (“Similar Laws”).

Under a regulation (the “plan assets regulation”) issued by the U.S. Department of Labor and modified by Section 3(42) of ERISA, the assets of the Trust would be deemed to be “plan assets” of a Plan for purposes of ERISA and Section 4975 of the Code if a plan makes an “equity” investment in the Trust and no exception were applicable under the plan assets regulation. An “equity interest” is defined under the plan assets regulation as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in the Trust.

If the assets of the Trust were deemed to be “plan assets,” then an investing plan’s assets could be considered to include an undivided interest in the JSNs held by the Trust. Persons providing services to the Trust could become parties in interest with respect to an investing plan and could be governed by the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to transactions involving the Trust assets. In this regard, if the person or persons with discretionary responsibilities over the JSNs or the guarantee were affiliated with Regions, any such discretionary actions taken regarding those assets could be deemed to constitute a prohibited transaction under ERISA or the Code (e.g., the use of such fiduciary authority or responsibility in circumstances under which those persons have interests that may conflict with the interests of the investing plans and affect the exercise of their best judgment as fiduciaries). In order to reduce the likelihood of any such prohibited transaction, any plan that acquires Trust Preferred Securities will be deemed to have (i) directed the Trust to invest in the JSNs, and (ii) appointed the trustees.

All of the common securities will be purchased and held by Regions. Even if the assets of the Trust are not deemed to be “plan assets” of plans investing in the Trust, specified transactions involving the Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code regarding an investing plan. For example, if Regions were a party in interest with respect to an investing plan, either directly or by reason of the activities of one or more of its affiliates, sale of the Trust Preferred Securities by the Trust to the plan could be prohibited by Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for any direct or indirect prohibited transactions resulting from the purchase or holding of the Trust Preferred Securities. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;

•	PTCE 95-60, for specified transactions involving insurance company general accounts;

•	PTCE 91-38, for specified transactions involving bank collective investment funds;

•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for transactions between a plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the plan (or by reason of a relationship to such a service provider), if in connection with the transaction the plan receives no less, nor pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Trust Preferred Securities on behalf of or with “plan assets” of any plan or governmental, church or foreign plan consult with their counsel regarding the potential consequences of the investment and the availability of exemptive relief.

Each purchaser and holder of the Trust Preferred Securities or any interest in the Trust Preferred Securities will be deemed to have represented by its purchase or holding that either (i) it is not a plan or a governmental, church or foreign plan subject to Similar Laws, or a plan asset entity and it is not purchasing or holding such securities on behalf of or with “plan assets” of any such plan or governmental, church or foreign plan or (ii) its purchase and holding of Trust Preferred Securities will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Laws.

Purchasers of Trust Preferred Securities have the exclusive responsibility for ensuring that their purchase and holding of the Trust Preferred Securities complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA or the Code (or in the case of a governmental, church or foreign plan, any Similar Law).

UNDERWRITING

Regions Financial Corporation, Regions Financing Trust II and the underwriters named below have entered into an underwriting agreement with respect to the Trust Preferred Securities being offered. Subject to certain conditions, the underwriters have agreed to purchase the respective number of Trust Preferred Securities indicated in the following table. Goldman, Sachs & Co. is the representative of the underwriters.

Number of
Trust Preferred
Underwriters	Securities

Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Keegan & Company, Inc.
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities Inc.
UBS Securities LLC
Guzman & Co.

Total

The underwriters are committed to take and pay for all of the Trust Preferred Securities being offered, if any are taken.

In view of the fact that the proceeds from the sale of the Trust Preferred Securities and the Trust’s common securities will be used to purchase the JSNs issued by us, the underwriting agreement provides that we will pay as compensation for the underwriters’ arranging the investment therein of such proceeds the following amounts for the account of the underwriters:

Paid by
Regions

Per Trust Preferred Security	$
Total	$

Trust Preferred Securities sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Trust Preferred Securities sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to $      per Trust Preferred Security from the initial public offering price. Any such securities dealers may resell any Trust Preferred Securities purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to $      per Trust Preferred Security from the initial public offering price. If all the Trust Preferred Securities are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms.

The underwriters intend to offer the Trust Preferred Securities for sale primarily in the United States either directly or through affiliates or other dealers acting as selling agents. The underwriters may also offer the Trust Preferred Securities for sale outside the United States either directly or through affiliates or other dealers acting as selling agents.

We have agreed for a period from the date of this prospectus supplement continuing to and including the date 30 days after the date of this prospectus supplement or such earlier time as the underwriters may notify Regions, not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any Trust Preferred Securities (except for (x) the Trust Preferred Securities offered hereby and (y) any securities to be offered in an exchange offer or similar transaction in respect of securities outstanding on the date hereof, in each case including any guarantee of such securities), any other beneficial interests in the assets of the Trust (other than the Trust’s common securities) or any JSNs, any securities (including any security issued by another trust or other limited purpose vehicle) that are substantially similar to the Trust Preferred Securities, the JSNs, the guarantee, or any securities that are convertible into or exchangeable for or that represent the right to receive any such substantially similar securities of either the Trust, a similar trust or Regions, except with the prior written consent of Goldman, Sachs & Co.

We do not intend to apply to list the Trust Preferred Securities on the New York Stock Exchange or any other securities exchange. Although we have been advised that the underwriters intend to make a market in the Trust Preferred Securities, the underwriters are not obligated to do so and may discontinue market making at any time. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Trust Preferred Securities.

In connection with the offering, the underwriters may purchase and sell the Trust Preferred Securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Trust Preferred Securities than they are required to purchase in the offering. Stabilizing transactions consist of certain bids for or purchases of the Trust Preferred Securities made for the purpose of preventing or retarding a decline in the market price of the Trust Preferred Securities while the offering is in process.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased Trust Preferred Securities sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own account, may stabilize, maintain or otherwise affect the market price of the Trust Preferred Securities. As a result, the price of the Trust Preferred Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

Each of the underwriters has represented and agreed that:

(a)  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended) (“FSMA”), received by it in connection with the issue or sale of the JSNs in circumstances in which Section 21(1) of the FSMA does not apply to the Trust or Regions;

(b)  it has complied, and will comply, with all applicable provisions of the FSMA with respect to anything done by it in relation to the Trust Preferred Securities in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Trust Preferred Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Trust Preferred Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the

Relevant Implementation Date, make an offer of Trust Preferred Securities to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances which do not require the publication by Regions of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Trust Preferred Securities to the public” in relation to any Trust Preferred Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Trust Preferred Securities to be offered so as to enable an investor to decide to purchase or subscribe the Trust Preferred Securities, as the same may be varied in that Relevant Member State by any measure implementing the “Prospectus Directive” in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The Trust Preferred Securities may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Trust Preferred Securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Trust Preferred Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Trust Preferred Securities may not be circulated or distributed, nor may the Trust Preferred Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA” ), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Trust Preferred Securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Trust Preferred Securities under Section 275 except: (1) to an institutional investor under

Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

The Trust Preferred Securities have not been and will not be registered under the Securities and Exchange Law of Japan (the “Securities and Exchange Law”), and each underwriter has agreed that it will not offer or sell any Trust Preferred Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

The offering of the Trust Preferred Securities is being made in compliance with Conduct Rule 2810 of the NASD. Under Rule 2810, none of the named underwriters is permitted to sell Trust Preferred Securities in this offering to an account over which it exercises discretionary authority without the prior written approval of the customer to which the account relates. Offers and sales of Trust Preferred Securities will be made only to (i) “qualified institutional buyers,” as defined in Rule 144A under the Securities Act; (ii) institutional “accredited investors,” as defined in Rule 501(a)(1)-(3) of Regulation D under the Securities Act, or (iii) individual “accredited investors,” as defined in Rule 501(a)(4)-(6) of Regulation D under the Securities Act, for whom an investment in non-convertible investment grade preferred securities is appropriate.

This prospectus supplement and the accompanying prospectus may be used by Morgan Keegan & Company, Inc. or our other affiliates in connection with offers and sales of the Trust Preferred Securities in market-making transactions at negotiated prices at the time of sale. Morgan Keegan & Company, Inc. or our other affiliates may act as principal or agent in such transactions.

Regions estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $1,500,000.

Regions has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

Certain of the underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and other financing and banking services to Regions, for which they have in the past received, and may in the future receive, customary fees and expenses.

In compliance with guidelines of the NASD, the maximum commission or discount to be received by any NASD member or independent broker-dealer may not exceed 8% of the aggregate principal amount of the securities offered pursuant to this prospectus supplement. It is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

VALIDITY OF SECURITIES

The validity of the Trust Preferred Securities will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel for the Trust. The validity of the JSNs and the guarantee will be passed upon for us by Alston & Bird LLP, Washington, D.C., and for the underwriters by Sullivan & Cromwell LLP, New York, New York. Certain United States federal income taxation matters will be passed upon for us by Alston & Bird LLP, Washington, D.C.

EXPERTS

The consolidated financial statements of Regions incorporated by reference in Regions’ Annual Report on Form 10-K for the year ended December 31, 2006, and Regions’ management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, incorporated by reference therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of AmSouth and AmSouth’s management’s assessment of the effectiveness of internal control over financial reporting for the year ended December 31, 2005, which are included in Regions’ Current Report Amendment on Form 8-K/A dated January 12, 2007, and incorporated herein by reference, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated herein by reference, and have been so incorporated in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS
$2,000,000,000
REGIONS FINANCIAL CORPORATION
SENIOR DEBT SECURITIES
SUBORDINATED DEBT SECURITIES
PREFERRED STOCK
DEPOSITARY SHARES
COMMON STOCK
WARRANTS
STOCK PURCHASE CONTRACTS
AND
UNITS
REGIONS FINANCING TRUST II
REGIONS FINANCING TRUST III
REGIONS FINANCING TRUST IV
PREFERRED SECURITIES
AS FULLY AND UNCONDITIONALLY GUARANTEED
BY REGIONS FINANCIAL CORPORATION
        We will provide you with more specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.
      We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. The total offering price of the securities offered to the public will be limited to $2,000,000,000.
      We may use this prospectus in the initial sale of the securities listed above. In addition, Morgan Keegan & Company, Inc., or any of our other affiliates, may use this prospectus in a market-making transaction in any securities listed above or similar securities after their initial sale.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
      These securities are our unsecured obligations and are not deposits or savings accounts. These securities are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency or instrumentality.
The date of this Prospectus is August 3, 2005.

ABOUT THIS PROSPECTUS
      This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration or continuous offering process. Under this shelf registration or continuous offering process, we may from time to time offer any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $2,000,000,000.
      This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “WHERE YOU CAN FIND MORE INFORMATION.”
      The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC public reference room mentioned under the heading “WHERE YOU CAN FIND MORE INFORMATION.”
      When acquiring any securities discussed in this prospectus, you should rely only on the information we have provided in this prospectus and in the applicable prospectus supplement, including the information incorporated by reference. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date of the particular document.
      We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.
      Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933.
      Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” or similar references mean Regions Financial Corporation and its subsidiaries.
      Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars (“$”).
WHERE YOU CAN FIND MORE INFORMATION
      We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov. The address of the SEC’s web site is provided for the information of prospective investors and not as an active link. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York.

      The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any additional documents we file with the SEC in the future under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed (other than information in such additional documents that are deemed, under SEC rules, not to have been filed):

•	Annual Report on Form 10-K for the year ended December 31, 2004;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

•	Current Reports on Form 8-K filed on May 17, 2005, May 25, 2005 and July 6, 2005; and

•	The description of our common stock set forth in our registration statement filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934 and any amendment or report filed for the purpose of updating any such description.
      You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:
Attention: Investor Relations
Regions Financial Corporation
417 North 20th Street, Birmingham, Alabama 35203
(205) 244-2823
      We have not included or incorporated by reference in this prospectus any separate financial statements of Regions Financing Trust II, Regions Financing Trust III, or Regions Financing Trust IV, which we will refer to as the trusts. We do not believe that these financial statements would provide holders of preferred securities with any important information for the following reasons:

•	we will own all of the voting securities of the trusts;

•	the trusts do not and will not have any independent operations other than to issue securities and to purchase and hold our junior subordinated debentures; and

•	we are fully and unconditionally guaranteeing the obligations of the trusts as described in this prospectus.
      We do not expect that the trusts will be required to file any information with the SEC for as long as we continue to file our information with the SEC.
FORWARD-LOOKING STATEMENTS
      This prospectus and accompanying prospectus supplement contain or incorporate by reference certain forward-looking statements. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe-harbor” for forward-looking statements which are identified as such and are accompanied by the identification of important factors that could cause actual results to differ materially from the forward-looking statements. For these statements, we, together with our subsidiaries, unless the context implies otherwise, claim the protection afforded by the safe harbor in the Act. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to those described below:

•	Regions’ ability to expand into new markets and to maintain profit margins in the face of pricing pressures.

•	Regions’ ability to keep pace with technological changes.

•	Regions’ ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions’ customers and potential customers.

•	Regions’ ability to effectively manage interest rate risk, market risk, credit risk and operational risk.

•	Regions’ ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support Regions’ business.

•	The cost and other effects of material contingencies, including litigation contingencies.

•	Further easing of restrictions on participants in the financial services industry, such as banks, securities brokers and dealers, investment companies and finance companies, may increase competitive pressures.

•	Possible changes in interest rates may increase funding costs and reduce earning asset yields, thus reducing margins.

•	Possible changes in general economic and business conditions in the United States and the South in general and in the communities Regions serves in particular may lead to a deterioration in credit quality, thereby increasing provisioning costs, or a reduced demand for credit, thereby reducing earning assets.

•	The threat or occurrence of war or acts of terrorism and the existence or exacerbation of general geopolitical instability and uncertainty.

•	Possible changes in trade, monetary and fiscal policies, laws, and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse effect on business.

•	Possible changes in consumer and business spending and saving habits could affect Regions’ ability to increase assets and to attract deposits.
      The words “believe,” “expect,” “anticipate,” “project,” and similar expressions signify forward looking statements. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. You should refer to our periodic and current reports filed with the SEC for specific risks which could cause actual results to be significantly different from those expressed or implied by those forward-looking statements. We assume no obligation to update any forward-looking statements that are made from time to time.
REGIONS FINANCIAL CORPORATION
      Regions Financial Corporation (“Regions,” “we,” “us,” or “our”), is a financial holding company headquartered in Birmingham, Alabama which operates primarily within the southeastern United States. Regions’ operations consist of banking, brokerage and investment services, mortgage banking, insurance brokerage, credit life insurance, commercial accounts receivable factoring and specialty financing. At March 31, 2005, Regions had total consolidated assets of approximately $84.3 billion, total consolidated deposits of approximately $59.6 billion, and total consolidated stockholders’ equity of approximately $10.6 billion.

      Regions is a Delaware corporation, that on July 1, 2004, became the successor by merger to Union Planters Corporation and the former Regions Financial Corporation. Regions’ principal executive offices are located at 417 North 20th Street, Birmingham, Alabama 35203, and its telephone number at such address is (205) 944-1300.
REGIONS TRUSTS
      Regions Financing Trust II, Regions Financing Trust III, and Regions Financing Trust IV are Delaware statutory trusts created by the certificates of trust that we filed with the Secretary of State of Delaware on January 26, 2001, as to Regions Financing Trust II, and November 20, 2001 as to Regions Financing Trust III and Regions Financing Trust IV. A statutory trust is a separate legal entity that can be formed for the purpose of holding property. For tax purposes, Regions Financing Trust II, Regions Financing Trust III, and Regions Financing Trust IV are all grantor trusts. A grantor trust is a trust that does not pay federal income tax if it is formed solely to facilitate direct investment in the assets of the trust and the trustee cannot change the investment. We created each of Regions Financing Trust II, Regions Financing Trust III, and Regions Financing Trust IV for the limited purpose of:

•	issuing preferred securities and common securities, which we collectively refer to as the trust securities and which represent individual beneficial interests in the assets of the trust;

•	investing the gross proceeds that each trust receives from its issuance of its preferred securities and common securities in an equal principal amount of junior subordinated debentures issued by us;

•	distributing the interest the trusts receive from us on our junior subordinated debentures that the trusts own to the holders of the preferred securities; and

•	carrying out any other activities that are necessary for or incidental to issuing the preferred securities and common securities and investing in our junior subordinated debentures.
      The purchasers of the preferred securities that Regions Financing Trust II, Regions Financing Trust III, and Regions Financing Trust IV may issue will own all of the trusts’ preferred securities. We will own all of the common securities. Each trust is subject to the terms of its declaration of trust that we have executed as the depositor of the trust and which has also been executed by trustees of the trust. At the time a trust issues any preferred securities, the applicable declaration of trust will be amended and restated to set the terms of the preferred securities, which we will refer to as the amended declaration. The common securities will represent an aggregate liquidation amount equal to at least 3% of each trust’s total capitalization. The preferred securities will represent the remaining approximate 97% of each trust’s total capitalization. The terms of the common securities will also be contained in the amended declaration and the common securities will rank equally, and payments will be made ratably, with the preferred securities. However, if there are certain continuing payment events of default under the junior subordinated debentures, our rights as holder of the common securities to distributions, liquidation, redemption and other payments from the trust will be subordinated to the rights to those payments of the holders of the preferred securities. Each trust will use the proceeds of the sale of the preferred securities and the common securities to invest in junior subordinated debentures that we will issue to the trust. The preferred securities will be guaranteed by us in the manner described later in this prospectus.
      The junior subordinated debentures and the interest we pay to Regions Financing Trust II, Regions Financing Trust III, and Regions Financing Trust IV on the junior subordinated debentures will be the trusts’ only assets and the interest we pay to Regions Financing Trust II, Regions Financing Trust III, and Regions Financing Trust IV on our junior subordinated debentures will be the only revenue of the trusts. Unless stated otherwise in the applicable prospectus supplement, the amended declarations will not permit the trusts to acquire any assets other than the junior subordinated debentures or to issue any securities other than the trust preferred securities and the common securities or to incur any other indebtedness.
      Each trust has a term of approximately 45 years but may be dissolved earlier under the terms of its amended declaration. The trustees of each trust will conduct the business and affairs of the trust. As holder of the common securities, we are entitled to appoint, remove, replace or increase or reduce the number of trustees. The amended declarations will govern the duties of the trustees. Most of the trustees will be employees, officers or affiliates of ours and will be referred to as administrative trustees. One trustee of each trust, the property trustee, will be a financial institution that is not affiliated with us and that has a minimum of combined capital and surplus of at least $50 million. The property trustee will act as indenture trustee for the purpose of compliance with the provisions of the Trust Indenture Act of 1939, or the Trust Indenture Act. Unless the property trustee has a principal place of business in the State of Delaware, and meets other legal requirements, we will appoint another trustee for each trust who meets these requirements to serve as the Delaware trustee. The trusts will be governed by the terms and provisions of their respective amended declaration entered into by and among us, as depositor, the Delaware trustee, the property trustee and the administrative trustees.
      We or any subsequent holder of the common securities will pay all fees and expenses related to the trusts and the offering of the preferred securities and will pay all ongoing costs and expenses of the trusts.
      The property trustee of each trust is Deutsche Bank Trust Company Americas, successor in interest to Bankers Trust Company Corporate Trust and Agency Service, 60 Wall Street, 27th Floor, New York, New York 10005-2858, Attention: Global Debt Services. The Delaware trustee is Deutsche Bank Trust Company Delaware and its address in the state of Delaware is 1011 Centre Road, Floor 02, Wilmington, Delaware 19805-1266, Attn: Elizabeth Ferry. The principal place of business of each trust is c/o Regions Financial Corporation, 417 North 20th Street, Birmingham, Alabama 35203. The telephone number for each trust at that address is (205) 944-1300.
USE OF PROCEEDS
      Unless otherwise specified in the applicable prospectus supplement for any offering of securities, the net proceeds we receive from the sale of these securities will be used for general corporate purposes, which may include:

•	reducing or refinancing debt;

•	funding investments in, or extensions of credit to, our subsidiaries;

•	financing possible acquisitions;

•	working capital; and

•	redeeming outstanding securities.
      Pending such use, we may temporarily invest net proceeds. We do not have any present plans, and are not engaged in any negotiations, for the use of any such proceeds, or the issuance of common stock, in any future acquisition. We will disclose any proposal to use the net proceeds from any offering of securities in connection with an acquisition in the prospectus supplement relating to such offering.
CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
      Our consolidated ratio of earnings to fixed charges including our consolidated subsidiaries is computed by dividing earnings by fixed charges. The following table sets forth our consolidated ratios of earnings to fixed charges for the periods shown:

	For the Three Months	For the Year Ended December 31,
Ended March 31,
	2005	2004	2003	2002	2001	2000

Earnings to Fixed Charges:
Excluding interest expense on deposits	3.93x	4.20x	3.77x	3.17x	2.42x	2.55x
Including interest expense on deposits	2.09x	2.36x	2.20x	1.82x	1.44x	1.40x

      For purposes of computing the ratio of earnings to fixed charges, earnings as adjusted consists of income (loss) before income taxes plus fixed charges. Fixed charges, excluding interest on deposits, consists of interest and debt expense, amortization of deferred debt costs, and the estimated interest portion of rent expense.
DESCRIPTION OF DEBT SECURITIES
General
      Unless stated otherwise in the applicable prospectus supplement, the following summary outlines the material terms of the senior debt securities and the subordinated debt securities (including our junior subordinated debentures), which we collectively refer to as the debt securities, that we may offer from time to time. The specific terms of any debt securities we may offer and the extent, if any, to which these general terms and provisions may or may not apply to the debt securities will be described in the applicable prospectus supplement relating to the particular series of debt securities.
      We will issue the senior debt securities under an indenture, which we will enter into with Deutsche Bank Trust Company Americas, as trustee. We will issue the subordinated debt securities under an indenture, which we have entered into with Deutsche Bank Trust Company Americas, as trustee. Any junior subordinated debentures we may issue will be sold exclusively to one or more of the trusts. The indentures are subject to and governed by the Trust Indenture Act, and we may supplement the indentures from time to time after we execute them. The following description of the debt securities may not be complete and is subject to and qualified in its entirety by reference to the form of either the senior or the subordinated indenture relating to the particular series of debt securities, each of which is an exhibit to the registration statement that contains this prospectus. Capitalized terms used but not defined in this description will have the meanings given to them in the indentures. Wherever we refer to particular sections or defined terms of the indentures, it is our intent that those sections or defined terms will be incorporated by reference in this prospectus.
      The senior indenture will prohibit us from disposing of, or permitting the issuance of, capital stock of specified subsidiaries under certain circumstances. See “— Certain Covenants — Covenants Relating to Senior Debt Securities.” The subordinated debt securities will be subordinated and junior to all “senior indebtedness” (which is defined below in “— Subordination”). The subordinated indenture will not prohibit us from disposing of the voting stock of any of our subsidiaries, including any voting stock of Regions Bank, our principal subsidiary bank.
      Since we are a holding company, our rights and the rights of our creditors, including holders of our debt securities, to participate in the assets of any of our subsidiaries upon the liquidation or reorganization of any of our subsidiaries will be subject to prior claims of the creditors of any such subsidiary, including in the case of our subsidiary banks, their depositors, except to the extent that we are a creditor of such subsidiary with recognized claims against the subsidiary. Claims on our subsidiaries by creditors other than us may include claims with respect to long-term debt and substantial obligations with respect to deposit liabilities, federal funds purchased, securities sold under repurchase agreements and other short-term borrowings.
Terms
      The debt securities will be our direct, unsecured obligations. The indebtedness represented by the senior debt securities will rank equally with all our other unsecured and unsubordinated debt, but will be subordinated to all of our existing and future secured indebtedness, if any, but only to the extent of the applicable collateral. The indebtedness represented by the subordinated debt securities will rank junior in right of payment, under the terms contained in the subordinated indenture, and will be subject to our prior payment in full of our senior debt all as described under “— Subordination.”

      The indentures do not limit the aggregate principal amount of debt securities that we may issue; however, the amount of debt securities we offer will be limited to the amount described on the cover of this prospectus. We may issue the debt securities, in one or more series from time to time, as our board of directors may establish by resolution or as we may establish in one or more supplemental indentures. We may issue debt securities with terms different from those of debt securities we previously issued. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities, without the consent of the holders of the outstanding debt securities of that series. The debt securities may be denominated and payable in foreign currencies or units based on or related to foreign currencies. Special United States federal income tax considerations applicable to any debt securities denominated in foreign currencies will be described in the applicable prospectus supplement.
      Each indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of the debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of the debt securities, and a successor trustee may be appointed to act with respect to that series. Upon prior written notice, a trustee may be removed by act of the holders of a majority in principal amount of the outstanding debt securities of the series with respect to which the trustee acts as trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the applicable indenture unrelated to the trust administered by any other trustee. Except as otherwise stated in this prospectus, any action described in this prospectus to be taken by each trustee may only be taken by the trustee with respect to the one or more series of debt securities for which it is trustee under the applicable indenture.
      You should refer to the applicable prospectus supplement relating to a particular series of debt securities for the specific terms of the debt securities, including, but not limited to:

•	the title of the debt securities of the series and whether the debt securities are senior debt securities or subordinated debt securities, and, in the case of subordinated debt securities, whether they are junior subordinated debentures;

•	the total principal amount of the debt securities of the series and any limit on the total principal amount;

•	the price (expressed as a percentage of the principal amount of the debt securities) at which we will issue the debt securities of the series;

•	the terms, if any, by which holders may convert or exchange the debt securities of the series into or for common stock or other of our securities or property;

•	if the debt securities of the series are convertible or exchangeable, any limitations on the ownership or transferability of the securities or property into which holders may convert or exchange the debt securities;

•	the date or dates, or the method for determining the date or dates, on which we will be obligated to pay the principal of the debt securities of the series and the amount of principal we will be obligated to pay;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series will bear interest, if any, or the method by which the rate or rates will be determined;

•	the date or dates, or the method for determining the date or dates, from which any interest will accrue on the debt securities of the series, the dates on which we will be obligated to pay any such interest, the regular record dates if any, for the interest payments, or the method by which the dates shall be determined, the persons to whom we will be obligated to pay interest, and the basis upon which interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months;

•	the place or places where the principal of, and any premium, Make-Whole Amount (as defined in the indentures), interest or Additional Amounts (as defined in the indentures) on, the debt securities of the series will be payable, where the holders of the debt securities may surrender debt securities for conversion, transfer or exchange, and where notices or demands to or upon us in respect of the debt securities and the indenture may be served;

•	if other than the trustee, the identity of each security registrar and/or paying agent for debt securities of the series;

•	the period or periods during which, the price or prices (including any premium or Make-Whole Amount) at which, the currency or currencies in which, and the other terms and conditions upon which, we may redeem the debt securities of the series, at our option, if we have such an option;

•	any obligation of ours to redeem, repay or purchase debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of debt securities, and the terms and conditions upon which we will redeem, repay or purchase all or a portion of the debt securities of the series pursuant to that obligation;

•	the currency or currencies in which we will sell the debt securities and in which the debt securities of the series will be denominated and payable;

•	whether the amount of payment of principal of, and any premium, Make-Whole Amount, or interest on, the debt securities of the series may be determined with reference to an index, formula or other method and the manner in which the amounts will be determined;

•	whether the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, the debt securities of the series are to be payable, at our election or at the election of the holder of the debt securities, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods during which, and the terms and conditions upon which, this election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies in which the debt securities will be payable;

•	any provisions granting special rights to the holders of the debt securities of the series at the occurrence of certain events;

•	any additions to, modifications of or deletions from the terms of the debt securities with respect to the events of default or covenants contained in the applicable indenture;

•	whether the debt securities of the series will be issued in certificated or book-entry form and the related terms and conditions;

•	whether the debt securities of the series will be in registered or bearer form and the terms and conditions relating to the applicable form, and if in registered form, the denomination in which we will issue the debt securities if other than $1,000 or a multiple of $1,000 and, if in bearer form, the denominations in which we will issue the debt securities if other than $5,000 or a multiple of $5,000;

•	the applicability, if any, of the defeasance or covenant defeasance provisions described below under “— Discharge, Defeasance and Covenant Defeasance” on any series of debt securities;

•	any applicable United States federal income tax consequences, including whether and under what circumstances we will pay any Additional Amounts as contemplated in the applicable indenture on the debt securities, to any holder who is not a United States person in respect of any tax, assessment or governmental charge withheld or deducted and, if we will pay Additional Amounts, whether we will have the option, and on what terms to redeem the debt securities instead of paying the Additional Amounts;

•	whether we may extend the interest payment periods and, if so, the terms of any extension;

•	if the principal amount payable on any maturity date will not be determinable on any one or more dates prior to the maturity date, the amount which will be deemed to be the principal amount as of any date for any purpose, including the principal amount which will be due and payable upon any maturity other than the maturity date, or the manner of determining that amount;

•	any other covenant or warranty included for the benefit of the debt securities of the series;

•	any proposed listing of the debt securities of the series on any securities exchange; and

•	any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.
      The debt securities of a series may provide for less than their entire principal amount to be payable if we accelerate the maturity of the debt securities as a result of the occurrence and continuation of an event of default. If this is the case, the debt securities would have what is referred to as “original issue discount.” Any special United States federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.
      We may issue debt securities of a series from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of these debt securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on the applicable dates of the applicable currency, commodity, equity index or other factors.
      Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be described in the applicable prospectus supplement.
      The indentures do not contain any provisions that afford holders of the debt securities protection in the event we engage in a transaction in which we incur or acquire a large amount of additional debt.
Denominations, Interest, Registration and Transfer
      Unless the applicable prospectus supplement states otherwise, debt securities we issue in registered form of any series will be issued in denominations of $1,000 and multiples of $1,000. Unless the applicable prospectus supplement states otherwise, debt securities we issue in bearer form will be issued in denominations of $5,000 and multiples of $5,000.
      Unless the applicable prospectus supplement states otherwise, the principal of, and any premium, Make-Whole Amount, or interest on, any series of debt securities will be payable in the currency designated in the prospectus supplement at the corporate trust office of the trustee, initially located at Deutsche Bank Trust Company Americas, 60 Wall Street, 27th Floor, New York, New York 10005-2858, Attention: Global Debt Services. At our option, however, payment of interest may be made by check mailed to the address of the person entitled to the interest payment as it appears in the security register for the series or by wire transfer of funds to that person at an account maintained within the United States. We will have the right to require a holder of debt securities, in connection with any payment on such debt securities, to certify information to us or, in the absence of such certification, we will be entitled to rely on any legal presumption to enable us to determine our obligation, if any, to deduct or withhold taxes, assessments or governmental charges from such payment. We may at any time designate additional paying agents, remove any paying agents, or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for any series. All monies we pay to a paying agent for the payment of principal of, or any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security which remains unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to us, subject to any applicable law. After this time, the holder of the debt security will be able to look only to us for payment.
      Any interest we do not punctually pay on any interest payment date with respect to a debt security will be defaulted interest and will cease to be payable to the holder on the original regular record date and may either:

•	be paid to the holder at the close of business on a special record date for the payment of defaulted interest to be fixed by the applicable trustee; or

•	be paid at any time in any other lawful manner, all as more completely described in the applicable indenture.
      If the defaulted interest is to be paid on a special record date, notice of the special record date will be mailed to each holder of such debt security not less than ten days before the special record date.
      Subject to certain limitations imposed on debt securities issued in book-entry form, debt securities of any series will be exchangeable for other debt securities of the same series and with the same total principal amount and authorized denomination upon surrender of the debt securities at the corporate trust office of the applicable trustee. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion, transfer or exchange at the corporate trust office of the applicable trustee. Every debt security surrendered for conversion, transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer. There will be no service charge on any transfer or exchange of debt securities, but we may require payment by holders to cover any tax or other governmental charge payable in connection with the transfer or exchange.
      If the applicable prospectus supplement refers to us designating a transfer agent (in addition to the applicable trustee) for any series of debt securities, we may at any time remove the transfer agent or approve a change in the location at which the transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for any series of debt securities. We may at any time designate additional transfer agents with respect to any series of debt securities.
      Neither we nor any trustee will be required to do any of the following:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before there is a selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing or publication of the relevant notice of redemption;

•	register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being only partially redeemed;

•	exchange any debt security in bearer form that is selected for redemption, except a debt security in bearer form may be exchanged for a debt security in registered form of that series and like denomination, provided that the debt security in registered form shall be simultaneously surrendered for redemption or exchange; or

•	issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security that is not to be repaid.
Global Securities
      The debt securities in registered form of a series may be issued in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement relating to the series and registered in the name of the depositary or its nominee. In this case, one or more registered global securities will be issued in a denomination or total denominations equal to the portion of the total principal amount of outstanding registered debt securities of the series to be represented by the registered global securities or securities. Unless and until it is wholly exchanged for debt securities in definitive registered form, a registered global security may not be transferred except as a whole by the depositary to its nominee or by a nominee to the depositary or another nominee, or by the depositary or its nominee to a successor of the depositary or the successor depositary’s nominee.
      The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a registered global security will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.
      Ownership of beneficial interests in a registered global security will be limited to persons that have accounts with, or are participants of, the depositary for the registered global security or persons that may hold interests through participants. When we issue a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security owned by those participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the debt securities. Ownership of participants in a registered global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary and ownership of persons who hold debt securities through participants will be reflected on the records of participants. Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to the depositary’s system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly, which we refer to as indirect participants. Persons who are not participants or indirect participants may beneficially own registered global securities held by the depositary only through participants or indirect participants. The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair a person’s ability to own, transfer or pledge beneficial interests in a registered global security.
      So long as the depositary, or its nominee, is the registered owner of the global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a registered global security will not be entitled to have the debt securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form, and will not be considered the owners or holders thereof under the applicable indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant and, if applicable, the indirect participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants and, if applicable, indirect participants would authorize beneficial owners owning through the participants and, if applicable, indirect participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.
      Payments of principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, debt securities represented by a registered global security will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

      We expect that once the depositary receives any payment of principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, a registered global security, the depositary will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that payments by participants or, if applicable, indirect participants to owners of beneficial interests in the registered global security held through the participants or, if applicable, indirect participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participants or indirect participants as the case may be.
      Neither us, the trustee, any paying agent, nor the security registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
      If the depositary for debt securities notifies us that it is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, or the Exchange Act, we have agreed to appoint a successor depositary. If we do not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days after we become aware of the unwillingness, inability or ineligibility, or an event of default has occurred and is continuing and the beneficial owners representing a majority in principal amount of the applicable series of debt securities represented by the registered global security advise the depositary to cease acting as depositary for such registered global security, we will issue debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by one or more registered global securities and, in such event, will issue debt securities of such series in a definitive form in exchange for all of the registered global security or securities representing the debt securities. Any debt securities issued in definitive form in exchange for a registered global security will be registered in such name or names as the depositary shall instruct the trustee. It is expected that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security.
      Debt securities in bearer form of a series may also be issued in the form of one or more global securities that will be deposited with a common depositary for the Euroclear System and Clearstream Banking, société anonyme Luxembourg (formerly known as Cedelbank), or with a nominee for such depositary identified in the applicable prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer form global security, with respect to any portion of a series of debt securities to be represented by a bearer form global security will be described in the applicable prospectus supplement.
Merger, Consolidation or Sale
      We may consolidate with, or sell, lease or otherwise transfer all or substantially all of our assets to, or merge with or into, any other corporation or trust or entity provided that:

•	we are the survivor in the merger, or the survivor, if not us, is an entity organized under the laws of the United States or a state of the United States and expressly assumes by supplemental indenture the due and punctual payment of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in each indenture;

•	immediately after giving effect to the transaction and treating any indebtedness that becomes an obligation of ours or one of our subsidiaries as a result of the transaction, as having been incurred by us or the subsidiary at the time of the transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing;

•	if, as a result of the transaction, our property or assets would be subject to an encumbrance that would not be permitted under the indenture, we shall take steps to secure the debt securities equally and ratably with all indebtedness secured in the transaction; and

•	certain other conditions that are described in the indentures are met.

      Upon any such consolidation, merger, or sale, the successor corporation formed, or into which we are merged or to which we are sold, shall succeed to, and be substituted for, us under the indentures.
      This covenant would not apply to any recapitalization transaction, change of control of us or a transaction in which we incur a large amount of additional debt unless the transactions or change of control included a merger or consolidation or transfer of substantially all of our assets. Except as may be described in the applicable prospectus supplement, there are no covenants or other provisions in the indentures providing for a put or increased interest or that would otherwise afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of us or a transaction in which we incur or acquire a large amount of additional debt.
Certain Covenants
      Existence. Except as permitted under “— Merger, Consolidation or Sale” above we will do or cause to be done all things necessary to preserve and keep our legal existence, rights and franchises in full force and effect; provided, however, that we will not be required to preserve any right or franchise if we determine that the preservation of that right or franchise is no longer desirable in the conduct of our business and that its loss is not disadvantageous in any material respect to the holders of any debt securities.
      Maintenance of Properties. We will cause all of our material properties used or useful in the conduct of our business or the business of any of our subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and we will cause to be made all necessary repairs, renewals, replacements, betterments and improvements for those properties, as we in our judgment believe is necessary so that we may carry on the business related to those properties properly and advantageously at all times; provided, however, that we will not be prevented from selling or otherwise disposing of our properties or the properties of our subsidiaries in the ordinary course of business.
      Payment of Taxes and Other Claims. We will pay or discharge, or cause to be paid or discharged, before they become delinquent,

•	all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary of ours or upon our income, profits or property or that of any subsidiary of ours, and

•	all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or any subsidiary of ours;
provided, however, that we will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings.
      Provision of Financial Information. Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we will, within 15 days of each of the respective dates by which we are or would be required to file annual reports, quarterly reports and other documents with the SEC pursuant to such Sections 13 and 15(d):

•	file with the applicable trustee copies of the annual reports, quarterly reports and other documents that we are or would be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; and

•	promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of those documents to any prospective holder.
      Waiver of Certain Covenants. We may choose not to comply with any term, provision or condition of the foregoing covenants, or with certain other terms, provisions or conditions with respect to the debt securities of a series (except any such term, provision or condition which could not be amended without the consent of all holders of such series), if before or after the time for compliance with the covenant, term, provision or condition, the holders of at least a majority in principal amount of all outstanding debt securities of the series either waive compliance in that instance or generally waive compliance with that covenant or condition. Unless the holders expressly waive compliance with a covenant and the waiver has become effective, our obligations and the duties of the trustee in respect of the term, provision, or condition will remain in full force and effect.
      Covenants Relating to Senior Debt Securities. Except as described otherwise in the applicable prospectus supplement for any series of debt securities, we will not be permitted, pursuant to the covenants in the senior indenture, directly or indirectly, to do any of the following:

•	sell, assign, pledge, transfer or otherwise dispose of or permit to be issued any shares of capital stock of a principal subsidiary bank or any securities convertible into or rights to subscribe to such capital stock, unless, after giving effect to that transaction and the shares to be issued upon conversion of such securities or exercise of such rights into that capital stock, we will own, directly or indirectly, at least 80% of the outstanding shares of capital stock of each class of that principal subsidiary bank; or

•	pay any dividend or make any other distribution in capital stock of a principal subsidiary bank, unless the principal subsidiary bank to which the transaction relates, after obtaining any necessary regulatory approvals, unconditionally guarantees payment of the principal and any premium and interest on the senior debt securities.
      The term “principal subsidiary bank” means any subsidiary bank, the consolidated assets of which constitute 50% or more of our consolidated assets. As of the date of this prospectus, we have only one principal subsidiary bank which is Regions Bank. The senior indenture does not restrict the ability of a principal subsidiary bank to sell or dispose of assets.
      The foregoing covenants in the senior indenture, however, do not prohibit any of the following:

•	any dispositions or dividends made by us or any principal subsidiary bank acting in a fiduciary capacity for any person or entity other than us or any principal subsidiary bank or to us or any of our wholly owned subsidiaries;

•	the merger or consolidation of a principal subsidiary bank with and into a principal subsidiary bank;

•	the sale, assignment, pledge, transfers or other dispositions of shares of voting stock of a principal subsidiary bank or principal subsidiary made by us or any subsidiary where:

•	the sale, assignment, pledge, transfer or other disposition is made, in the minimum amount required by law, to any person for the purpose of the qualification of such person to serve as a director,

•	the sale, assignment, pledge, transfer or other disposition is made in compliance with an order of a court or regulatory authority of competent jurisdiction or as a condition imposed by any such court or regulatory authority to the acquisition by us or any principal subsidiary bank, directly or indirectly, of any other corporation or entity,

•	the sale, assignment, pledge, transfer or other disposition of voting stock or any other securities convertible into or rights to subscribe to voting stock of a principal subsidiary bank, so long as:

•	any such transaction is made for fair market value as determined by our board of directors or the board of directors of the principal subsidiary bank disposing of such voting stock or other securities or rights, and

•	after giving effect to such transaction and to any potential dilution, we and our directly or indirectly wholly owned subsidiaries will own, directly or indirectly, at least 80% of the voting stock of such principal subsidiary bank;

•	any of our principal subsidiary banks selling additional shares of voting stock to its stockholders at any price, so long as immediately after such sale, we own, directly or indirectly, at least as great a percentage of the voting stock of such subsidiary bank as we owned prior to such sale of additional shares; or

•	a pledge made or a lien created to secure loans or other extensions of credit by a principal subsidiary bank subject to Section 23A of the Federal Reserve Act.
      Covenants Relating to Junior Subordinated Debentures. In any subordinated indenture that governs the terms of the junior subordinated debentures we issue to a trust, in connection with the issuance of trust securities, we will covenant that, so long as any preferred securities of the trust remain outstanding, if there has occurred any event that would constitute an event of default under the applicable trust guarantee or amended declaration or if we have extended the interest payment periods of the junior subordinated debentures, we will not do any of the following:

•	declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, except for:

•	purchases or acquisitions of shares of common stock in connection with the satisfaction of our obligations under any employee benefit plans or the satisfaction of our obligations pursuant to any contract or security outstanding on the date of the event, which requires us to purchase shares of our common stock,

•	as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock,

•	purchases of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged,

•	declaration of a dividend in connection with any stockholders’ rights plan, or issue rights, stock or other property under any stockholders’ rights plan, or redeem or repurchase rights under any stockholders’ rights plan, or

•	declaration of a dividend in the form of stock, warrants, option or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to that stock; or

•	make any payment of interest, principal or premium on, or repay, repurchase or redeem, any debt securities we have issued which rank equally with or junior to the junior subordinated debentures held by the applicable trust.
      Additional Covenants. Any additional covenants with respect to any series of debt securities will be described in the applicable prospectus supplement.

Events of Default, Notice and Waiver
      Except as otherwise described in the applicable prospectus supplement, each of the following “Events of Default” set forth in the indentures will be applicable to each series of debt securities we may issue under those indentures:

(1) we fail for 30 days to pay any installment of interest or any Additional Amounts payable on any debt security of that series;

(2) we fail to pay the principal of, or any premium or Make-Whole Amount on, any debt security of that series when due, either at maturity, redemption or otherwise;

(3) we fail to make any sinking fund payment when due as required for any debt security of that series;

(4) we default in the performance or breach of any other covenant or agreement we made in the indenture that is applicable to the debt securities of that series, other than a covenant added to the indenture solely for the benefit of another series of debt securities, which has continued for 60 days after written notice as provided for in accordance with the applicable indenture by the applicable trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the affected series;

(5) we default under a bond, debenture, note or other evidence of indebtedness for money borrowed by us that has a principal amount outstanding that is more than $50,000,000 (other than non-recourse indebtedness) under the terms of the instrument under which the indebtedness is issued or secured, which default has caused the indebtedness to become due and payable earlier than it would otherwise have become due and payable, and the acceleration has not been rescinded or annulled, or the indebtedness is discharged, or there is deposited in trust enough money to discharge the indebtedness, within 30 days after written notice was provided to us in accordance with the indenture;

(6) certain events of bankruptcy, insolvency or reorganization occur; and

(7) any other event of default specified in the applicable prospectus supplement occurs.
      Unless otherwise set forth in the applicable terms of a series of debt securities, if there is a continuing event of default under an indenture with respect to outstanding debt securities of a series, then the applicable trustee or the holders of not less than 25% of the total principal amount of the outstanding debt securities of that series, voting as a single class, may declare immediately due and payable the principal amount or other amount as may be specified in the terms of the debt securities of and any premium or Make-Whole Amount on, all of the debt securities of that series. However, at any time after a declaration of acceleration with respect to any or all debt securities of a series then outstanding has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration if:

•	we deposit with the applicable trustee all required payments of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, the applicable debt securities, plus certain fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the nonpayment of accelerated principal, premium, Make-Whole Amount or other amounts or interest, with respect to the applicable debt securities have been cured or waived as provided in the indenture.

      Each indenture also provides that the holders of not less than a majority in principal amount of the applicable outstanding debt securities of any series may waive any past default with respect to those debt securities and its consequences, except a default consisting of:

•	our failure to pay the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security; or

•	a default relating to a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of each outstanding debt security affected by the default.
      The trustee is generally required to give notice to the holders of the debt securities of each affected series within 90 days of a default of which the trustee has actual knowledge under the applicable indenture unless the default has been cured or waived. The trustee may withhold a notice of default unless the default relates to:

•	our failure to pay the principal of, or any premium, Make-Whole Amount, interest or Additional Amounts on, a debt security of that series; or

•	any sinking fund installment for any debt security of that series, if the responsible officers of the trustee consider it to be in the interest of the holders.
      Each indenture provides that no holder of debt securities of any series may institute a proceeding with respect to the indenture or for any remedy under the indenture, unless such holder has previously given notice to the applicable trustee of an event of default and the applicable trustee fails to act, for 60 days, after:

•	it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of the series, as well as an offer of indemnity reasonably satisfactory to the trustee; and

•	no direction inconsistent with such written request has been given to the trustee during that 60-day period by the holders of a majority in principal amount of the outstanding debt securities of the series.
This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, debt securities at their respective due dates.
      Subject to provisions in each indenture relating to the trustee’s duties in case of default, the trustee is not under an obligation to exercise any of its rights or powers under any indenture at the request or direction of any holders of any series of debt securities then outstanding, unless the holders have offered to the trustee security or indemnity satisfactory to it. Subject to these provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of the applicable outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of the applicable series not joining in the direction.
      Within 120 days after the close of each fiscal year, we must deliver to each trustee a certificate, signed by one of several specified officers, stating such officer’s knowledge of our compliance with all the conditions and covenants under the applicable indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status of the noncompliance.
Modification of the Indenture
      Modification and amendment of an indenture may be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the indenture which are affected by the modification or amendment. However, no modification or amendment may, without the consent of the holder of each debt security affected, do any of the following:

•	change the stated maturity of the principal of, or any premium, Make-Whole Amount, installment of principal of, interest or Additional Amounts payable on, any debt security;

•	reduce the principal amount of, or the rate or amount of interest on, any premium, Make-Whole Amount payable on redemption of or any Additional Amounts payable with respect to, any debt security;

•	reduce the amount of principal of an original issue discount security, indexed security or any Make-Whole Amount that would be due and payable upon declaration of acceleration of the maturity of an original issue discount security or indexed security, or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

•	change the place of payment or the currency or currencies of payment of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the percentage of the holders of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder, or to reduce the quorum or voting requirements contained in the applicable indenture;

•	make any change that adversely affects the right to convert or exchange any security or decrease the conversion or exchange rate or increase the conversion or exchange price of any security; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of the debt security.
      We and the relevant trustee may modify or amend an indenture, without the consent of any holder of debt securities, for any of the following purposes:

•	to evidence the succession of another person to us as obligor under the indenture;

•	to add to the covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of an indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to add, change or eliminate any provisions of an indenture, provided that any such addition, change or elimination shall:

•	become effective only when there are no outstanding debt securities of any series created prior to the change or elimination which are entitled to the benefit of the applicable provision, or

•	not apply to any outstanding debt securities created prior to the change or elimination;

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion of the debt securities into our common stock or other securities or property of ours;

•	to provide for the acceptance or appointment of a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

•	to cure any ambiguity, defect or inconsistency in an indenture;

•	to close an indenture with respect to the authentication and delivery of additional series of debt securities or to qualify, or maintain qualification of, an indenture under the Trust Indenture Act;

•	to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of the debt securities; or

•	to make any provisions with respect to the conversion or exchange rights of the holders of any debt securities, including providing for the conversion or exchange of any debt securities into any of our securities or property.
Subordination
      Unless otherwise indicated in the applicable prospectus supplement for a particular series of subordinated debt securities, the following subordinated indenture provisions will apply to the subordinated debt securities.
      The subordinated debt securities, including any junior subordinated debentures we issue any of the trusts, will be unsecured and subordinated in right of payment to all of our existing and future secured and senior debt. As a result, upon any distribution to our creditors in a liquidation, dissolution, bankruptcy, insolvency or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior debt and our secured debt. Our obligation to make payments of the principal of and interest on the subordinated debt securities will not otherwise be affected.
      We may not make payments of principal or interest on the subordinated debt securities at any time we are in default on any payment with respect to our senior debt, or we have defaulted on any of our senior debt resulting in the acceleration of the maturity of the senior debt, or if there is a judicial proceeding pending with respect to our default on our senior debt and we have received notice of the default. We may resume payments on the subordinated debt securities when the default is cured or waived if the subordination provisions of the subordinated indenture will permit us to do so at that time. After we have paid all of our senior debt in full, holders of subordinated debt securities will still be subrogated to the rights of holders of our senior debt for the amount of distributions otherwise payable to holders of the subordinated debt securities until the subordinated debt securities are paid in full.
      If payment or distribution on account of the subordinated debt securities of any character or security, whether in cash, securities or other property, is received by a holder of any subordinated debt securities, including any applicable trustee, in contravention of any of the terms of the applicable indenture and before all our senior debt has been paid in full, that payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, holders of our senior debt at the time outstanding in accordance with the priorities then existing among those holders for application to the payment of all senior debt remaining unpaid to the extent necessary to pay all senior debt in full.
      Upon payment or distribution of assets to creditors upon insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding up of or relating to our company as a whole, whether voluntary or involuntary, the holders of all senior debt securities will first be entitled to receive payment in full before holders of the outstanding subordinated debt securities will be entitled to receive any payment in respect of the principal of, or premium, if any, or interest on, the outstanding subordinated debt securities.
      After we have paid in full all sums we owe on our senior debt, the holders of the subordinated debt securities, if so issued, together with the holders of our obligations ranking on a parity with the subordinated debt securities, will be entitled to be paid from our remaining assets the amounts at the time due and owing on the subordinated debt securities and the other obligations. After we have paid in full all sums we owe on the subordinated debt securities, the holders of the junior subordinated debentures, together with the holders of our obligations ranking on a parity with the junior subordinated debentures, will be entitled to be paid from our remaining assets the amounts at the time due and owing on the junior subordinated debentures and the other obligations. We will make payment on the junior subordinated debentures before we make any payment or other distribution, whether in cash, property or otherwise, on account of any capital stock or obligations ranking junior to our junior subordinated debentures.
      By reason of this subordination, if we become insolvent, holders of senior debt, as well as certain of our general creditors, may receive more, and holders of subordinated debt securities (including junior subordinated debt securities) may receive less, than our other creditors, including holders of any of our senior debt securities. This subordination will not prevent the occurrence of any event of default on the subordinated debt securities.
      Senior debt is defined in the subordinated indenture as the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the types of debt generally described below:

(1) debt for money we have borrowed;

(2) debt evidenced by a bond, note, debt security, or similar instrument (including purchase money obligations) whether or not given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but not any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services;

(3) debt which is a direct or indirect obligation which arises as a result of banker’s acceptances or bank letters of credit issued to secure our obligations;

(4) any debt of others described in the preceding clauses (1) through (3) which we have guaranteed or for which we are otherwise liable;

(5) debt secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on our property;

(6) our obligation as lessee under any lease of property which is reflected on our balance sheet as a capitalized lease;

(7) any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (1) through (6); and

(8) our obligations to make payments under the terms of financial instruments such as securities contracts and foreign currency exchange contracts, derivative instruments and other similar financial instruments;
provided, however, that, in computing our debt, any particular debt will be excluded if:

•	upon or prior to the maturity thereof, we have deposited in trust with a depositary, money (or evidence of indebtedness if permitted by the instrument creating such indebtedness) in the necessary amount to pay, redeem or satisfy that debt as it becomes due, and the amount so deposited will not be included in any computation of our assets; and

•	we have delivered an officers’ certificate to the trustee that certifies that we have deposited in trust with the depositary the sufficient amount.
      Senior debt will exclude the following:

•	any debt referred to in paragraphs (1) through (6) above as to which, in the instrument creating or evidencing the debt or under which the debt is outstanding, it is provided that the debt is not superior in right of payment to our subordinated debt securities, or ranks equal with the subordinated debt securities;

•	our subordinated debt securities;

•	any debt of ours which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to us;

•	any debt of ours for wages or bank deposits payable to our executive officers and directors;

•	debt to any employee of ours; and

•	all other indebtedness of ours sold to any of our subsidiaries, including any limited liability companies, partnerships or trust established or to be established by us, in each case where the subsidiary is similar in purpose to one of the trusts.

      There is no limit on the amount of senior debt or other debt that we may incur in the subordinated indenture. At March 31, 2005, our senior debt aggregated approximately $9.9 billion.
Discharge, Defeasance and Covenant Defeasance
      Unless the terms of a series of debt securities provides otherwise, under each indenture, we may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the applicable trustee for cancellation and that either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year). We can discharge these obligations by irrevocably depositing with the applicable trustee funds in such currency or currencies in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities including the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts payable on, the debt securities to the date of the deposit, if the debt securities have become due and payable or to the stated maturity or redemption date, as the case may be.
      In addition, if the terms of the debt securities of a series permit us to do so, we may elect either of the following:

•	to be defeased and be discharged from any and all obligations with respect to the debt securities of that series; except our obligations to:

•	pay any Additional Amounts upon the occurrence of certain tax and other events,

•	register the transfer or exchange of the debt securities,

•	replace temporary or mutilated, destroyed, lost or stolen debt securities,

•	maintain an office or agency for the debt securities, and

•	to hold moneys for payment in trust; or

•	to be defeased and discharged from our obligations with respect to the debt securities of that series described under “— Certain Covenants” and with respect only to the senior debt securities, our obligations described under “— Merger, Consolidation or Sale” or, if the terms of the debt securities of that series permit, our obligations with respect to any other covenant.
      If we choose to defease and discharge our obligations under the covenants, any failure to comply with the obligations imposed on us by the covenants will not constitute a default or an event of default with respect to the debt securities of that series. However, to make either election we must irrevocably deposit with the applicable trustee, in trust, an amount, in the currency or currencies in which the debt securities are payable, or in government obligations, or both, that will provide sufficient funds to pay the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, the debt securities, and any mandatory sinking fund or analogous payments on the debt securities, on the relevant scheduled due dates or upon redemption.

      We may defease and discharge our obligations as described in the preceding paragraphs only if, among other things:

•	we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance described in the previous paragraphs and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of defeasance the opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax laws occurring after the date of the indenture;

•	any defeasance does not result in, or constitute, a breach or violation of an indenture or any other material agreement which we are a party to or obligated under; and

•	no event of default, or event that with notice will be an event of default, has occurred and is continuing with respect to any securities subject to a defeasance.
      Unless otherwise provided in the applicable prospectus supplement, if, after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

•	the holder of a debt security of such series elects to receive payment in a currency in which the deposit was made in respect of the debt security; or

•	a conversion event (as defined below) occurs in respect of the currency in which the deposit was made, the indebtedness represented by the debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, the debt security, as they become due, out of the proceeds yielded by converting the amount so deposited in respect of the debt security into the currency in which the debt security becomes payable as a result of the election or such cessation of usage based on the applicable market exchange rate.
      Unless otherwise defined in the applicable prospectus supplement, “conversion event” means the cessation of use of:

•	a currency, currency unit or composite currency issued by the government of one or more countries other than the United States as provided by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community; or

•	any currency unit or composite currency for the purposes for which it was established.
      Unless otherwise described in the applicable prospectus supplement, all payments of principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance will be made in United States dollars.
      In the event we effect covenant defeasance with respect to any series of debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than:

•	the event of default described in clause (4) of the first paragraph under “— Events of Default, Notice and Waiver,” which would no longer be applicable to the debt securities of that series, or

•	the event of default described in clause (7) of the first paragraph under “— Events of Default, Notice and Waiver” with respect to a covenant as to which there has been covenant defeasance,

then the amount on deposit with the trustee will still be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. In this case, we would remain liable to make payment of such amounts due at the time of acceleration.
      The applicable prospectus supplement may describe further provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to a particular series of debt securities.
Conversion and Exchange Rights
      The terms on which debt securities of any series are convertible into or exchangeable for our common stock or other securities or property of ours will be set forth in the applicable prospectus supplement. These terms will include:

•	the conversion or exchange price, or manner for calculating a price;

•	the exchange or conversion period; and

•	whether the conversion or exchange is mandatory, at the option of the holder, or at our option.
      The terms may also include calculations pursuant to which the number of shares of our common stock or other securities or property to be received by the holders of debt securities would be determined according to the market price of our common stock or other securities or property of ours as of a time stated in the prospectus supplement. The conversion exchange price of any debt securities of any series that is convertible into our common stock may be adjusted for any stock dividends, stock splits, reclassification, combinations or similar transactions, as described in the applicable prospectus supplement.
Redemption of Debt Securities
      If so specified in the applicable prospectus supplement, debt securities of any series may be wholly or partially redeemed at our option, at any time. The debt securities may also be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement. Unless stated otherwise in the applicable prospectus supplement, our junior subordinated debentures may be redeemed in accordance with the description set forth in “Description of Trust Preferred Securities — Redemption.”
      From and after the time that notice has been given as provided in the indenture, if funds for the redemption of any debt securities called for redemption have been made available on the redemption date, the debt securities will cease to bear interest on the date fixed for redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.
Governing Law
      The indentures are governed by, and will be construed in accordance with, the laws of the State of New York.
Concerning the Trustee
      We maintain banking relationships with Deutsche Bank Trust Company Americas and its affiliates in the ordinary course of business. These banking relationships include Deutsche Bank Trust Company Americas serving as trustee under the indentures involving our existing debt securities, serving as trustee in connection with trust preferred securities that were issued by our financing trust, Regions Financing Trust I, and providing us with general banking services. Upon the occurrence of an event of default or an event which, after notice or lapse of time or both, would become an event of default under a series of senior debt securities or subordinated debt securities, or upon the occurrence of a default under another indenture under which Deutsche Bank Trust Company Americas serves as trustee, the trustee may be deemed to have a conflicting interest with respect to the other debt securities as to which we are not in default for purposes of the Trust Indenture Act and, accordingly, may be required to resign as trustee under the applicable indenture. In that event, we would be required to appoint a successor trustee.
DESCRIPTION OF PREFERRED STOCK
      The following outlines some of the provisions of the preferred stock that we may offer from time to time. The specific terms of a series of preferred stock will be described in the applicable prospectus supplement relating to that series of preferred stock. The following description of the preferred stock and any description of preferred stock in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the certificate of designations relating to the particular series of preferred stock, which we will file with the SEC at or prior to the time of sale of the preferred stock.
General
      Under our amended and restated certificate of incorporation, our board of directors is authorized, without stockholder approval, to adopt resolutions providing for the issuance of up to 10,000,000 shares of preferred stock, par value $1.00 per share, in one or more series.
      For each series of preferred stock the board of directors may fix the voting powers, designations, preferences and rights, and qualifications, limitations or restrictions of the series. The board will fix these terms by resolution adopted before we issue any shares of the series of preferred stock.
      In addition, as described under “DESCRIPTION OF DEPOSITARY SHARES,” we may, instead of offering full shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the prospectus supplement relating to the depositary shares.
      The prospectus supplement relating to the particular series of preferred stock will contain a description of the specific terms of that series as fixed by the board of directors, including, as applicable:

•	the offering price at which we will issue the preferred stock;

•	the title, designation of number of shares and stated value of the preferred stock;

•	the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to cumulate;

•	any conversion or exchange rights;

•	whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our amended and restated certificate of incorporation.
      When we issue and receive payment for shares of preferred stock, the shares will be fully paid and nonassessable, and for each share issued, a sum equal to the stated value will be credited to our preferred stock account. Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire more of our stock, and each series of preferred stock will rank on a parity in all respects with each other series of preferred stock and prior to our common stock as to dividends and any distribution of our assets.

      The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes and may include issuances to obtain additional financing in connection with acquisitions, and issuances to officers, directors and employees pursuant to benefit plans. Our board of directors’ ability to issue shares of preferred stock may discourage attempts by others to acquire control of us without negotiation with our board of directors, as it may make it difficult for a person to complete an acquisition of us without negotiating with our board.
      Since we are a holding company, our rights and the rights of the holders of our securities, including the holders of our preferred stock, to participate in the distribution of assets of any of our subsidiaries upon such subsidiary’s liquidation or recapitalization will be subject to the claims of such subsidiary’s general creditors except to the extent we are a creditor with recognized claims against such subsidiary.
Redemption
      If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holder’s, and may be mandatorily redeemed.
      Any restriction on the repurchase or redemption by us of our preferred stock while we are in arrears in the payment of dividends will be described in the applicable prospectus supplement.
      Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.
      Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date of shares of preferred stock called for redemption and all rights of holders of these shares will terminate except for the right to receive the redemption price.
Dividends
      Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by our board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the applicable prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative.
      We may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to the series of preferred stock have been paid or sufficient funds have been set apart for payment for either of the following:

•	all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.
      Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for both series of preferred stock.
Liquidation Preference
      In the event of our liquidation, dissolution or winding-up, holders of each series of our preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on the common stock or on any securities ranking junior to the preferred stock upon liquidation, dissolution or winding-up.
      If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of these series and other securities will have the right to a ratable portion of our available assets, up to the full liquidation preference. Holders of these series of preferred stock or other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.
Voting Rights
      The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the certificate of designations establishing the series; or

•	as required by applicable law.
Transfer Agent and Registrar
      The transfer agent, registrar and dividend disbursement agent for the preferred stock will be stated in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to stockholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.
DESCRIPTION OF DEPOSITARY SHARES
      The following briefly summarizes the provisions of the depositary shares and depositary receipts that we may issue from time to time and which would be important to holders of depositary receipts, other than pricing and related terms which will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to the terms and provisions of the deposit agreement which we will file with the SEC in connection with an issuance of depositary shares.
Description of Depositary Shares
      We may offer depositary shares evidenced by depositary receipts. Each depositary receipt represents a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.
      We will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company which we will select as our preferred stock depositary. The depositary must have its principal office in the United States and have a combined capital and surplus of at least $50,000,000. We will name the depositary in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction of a share of preferred stock represented by the depositary share. These rights include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares.

Depositary Receipts
      The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to anyone who is buying the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.
      While definitive engraved depositary receipts (certificates) are being prepared, we may instruct the depositary to issue temporary depositary receipts, which will entitle holders to all the rights of the definitive depositary receipts and be substantially in the same form. The depositary will prepare definitive depositary receipts without unreasonable delay, and we will pay for the exchange of your temporary depositary receipts for definitive depositary receipts.
Withdrawal of Preferred Stock
      A holder of depositary shares may receive the number of whole shares of the series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit that preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.
Dividends and Other Distributions
      The depositary will pay to holders of depositary shares the cash dividends or other cash distributions it receives on preferred stock, after deducting its fees and expenses. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole United States dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares.
      In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.
Redemption of Depositary Shares
      If the series of preferred stock represented by depositary shares is subject to redemption, then we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred stock. The depositary will notify the record holders of the depositary shares to be redeemed not less than 30 nor more than 60 days before the date fixed for redemption at the holders’ addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably as we may decide.
      After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption.

Voting the Preferred Stock
      Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock. The materials the holders will receive will (1) describe the matters to be voted on and (2) explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will try, as far as practical, to vote the shares as instructed by the holder. We will do anything the depositary asks us to do in order to enable it to vote as a holder has instructed. If any holder does not instruct the depositary how to vote the holder’s shares, the depositary will abstain from voting those shares.
Conversion or Exchange
      The depositary will convert or exchange all depositary shares on the same day that the preferred stock underlying the depositary shares is converted or exchanged. In order for the depositary to do so, we will need to deposit the other preferred stock, common stock or other securities into which the preferred stock is to be converted or for which it will be exchanged.
      The exchange or conversion rate per depositary share will be equal to:

•	the exchange or conversion rate per share of preferred stock, multiplied by the fraction of a share of preferred stock represented by one depositary share;

•	plus all money and any other property represented by one depositary share; and

•	including all amounts per depositary share paid by us for dividends that have accrued on the preferred stock on the exchange or conversion date and that have not yet been paid.
      The depositary shares, as such, cannot be converted or exchanged into other preferred stock, common stock, securities of another issuer or any other securities or property of us. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred stock represented by the depositary shares into other shares of our preferred stock or common stock or to exchange the preferred stock for securities of another issuer. If the depositary shares carry this right, we would agree that, upon the payment of any applicable fees, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is only converting part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted or exchanged.
Amendment and Termination of the Deposit Agreement
      We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holders at any time. However, if the amendment adds or increases fees or charges or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.
      The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed;

•	each share of preferred stock has been converted into or exchanged for common stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.

      We may also terminate the deposit agreement at any time we wish. If we do so, the depositary will give notice of termination to the holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred stock underlying that holder’s depositary receipts.
Charges of Depositary and Expenses
      We will pay all transfer and other taxes and governmental charges in connection with the existence of the depositary arrangements. We will pay charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges and the charges that are expressly provided in the deposit agreement to be for the holders’ account.
Limitations on Our Obligations and Liability to Holders of Depositary Receipts
      The deposit agreement will limit our obligations and the obligations of the depositary. It will also limit our liability and the liability of the depositary as follows:

•	we and the depositary will only be obligated to take the actions specifically set forth in the deposit agreement in good faith;

•	we and the depositary will not be liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the deposit agreement;

•	we and the depositary will not be liable if either of us exercises discretion permitted under the deposit agreement;

•	we and the depositary will have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on your behalf or on behalf of any other party, unless you provide us with satisfactory indemnity; and

•	we and the depositary will be permitted to rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.
      In the deposit agreement, we will agree to indemnify the depositary under certain circumstances.
Resignation and Removal of Depositary
      The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. The resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal and the new depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
DESCRIPTION OF COMMON STOCK
      The following briefly summarizes the provisions of our amended and restated certificate of incorporation and by-laws that would be important to holders of our common stock. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our amended and restated certificate of incorporation and bylaws which are exhibits to the registration statement which contains this prospectus.
General
      Under our amended and restated certificate of incorporation, we are authorized to issue a total of 1,500,000,000 shares of common stock having a par value of $0.01 per share. As of March 31, 2005,

463,228,863 shares of common stock were outstanding. All outstanding shares of common stock are fully paid and nonassessable. Our common stock is listed on The New York Stock Exchange.
      Holders of common stock do not have any conversion, redemption, preemptive or cumulative voting rights. In the event of our dissolution, liquidation or winding-up, common stockholders will share ratably in any assets remaining after all creditors are paid in full, including holders of our debt securities, and after the liquidation preference of holders of preferred stock has been satisfied.
Dividends
      Holders of common stock are entitled to participate equally in dividends when our board of directors declares dividends on shares of common stock out of funds legally available for dividends. The rights of holders of common stock to receive dividends are subject to the preferences of holders of preferred stock.
Voting Rights
      Holders of common stock are entitled to one vote for each share held of record on all matters voted on by stockholders, including the election of directors.
Liquidation Rights
      In the event of our liquidation, dissolution or winding-up, holders of common stock have the right to a ratable portion of assets remaining after satisfaction in full of the prior rights of our creditors, all liabilities, and the total liquidation preferences of any outstanding shares of preferred stock.
Certain Provisions That May Have an Anti-Takeover Effect
      Our amended and restated certificate of incorporation and by-laws, and certain portions of Delaware law, contain certain provisions that may have an anti-takeover effect.
      Board of Directors Classification. We have a staggered or classified board of directors. Our board of directors is divided into three classes with the members of each class serving a three-year term. The members of only one class of directors are elected at any annual meeting of our stockholders. It therefore takes at least two years to elect a majority of our directors.
      Business Combination. In addition to any other vote required by law, our amended and restated certificate of incorporation or agreement between us and any national securities exchange, the affirmative vote of the holders of at least 75% of the outstanding shares of our common stock entitled to vote in an election of the directors is required for any merger or consolidation with or into any other corporation, or any sale or lease of all or a substantial part of our assets to any other corporation person or other entity, in each case if, on the record date for the vote thereon, such corporation, person or entity is the beneficial owner, directly or indirectly, of 5% or more of the outstanding shares of the corporation entitled to vote in an election of directors. This supermajority vote of the holders of the outstanding shares of the corporation does not apply where:

(1) our directors have approved a memorandum of understanding or other written agreement providing for the transaction prior to the time that such corporation, entity or person became a beneficial owner of more than 5% of our outstanding shares entitled to vote in an election of directors, or after such acquisition of 5% of our outstanding shares, if at least 75% of the directors approve the transaction prior to its consummation; or

(2) any merger or consolidation of the corporation with, or any sale or lease by the corporation or any subsidiary thereof of any assets of, or any sale or lease by the corporation or any subsidiary thereof of any of its assets to, any corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in election of directors is owned of record or beneficially by the corporation and its subsidiaries.

      Special Meeting of Stockholders. Only our Chief Executive Officer, President, Secretary, or directors by resolution, may call a special meeting of our stockholders.
      Action of Stockholders Without a Meeting. Any action of our stockholders may be taken at a meeting only and may not be taken by written consent.
      Amendment of Certificate of Incorporation. For us to amend our amended and restated certificate of incorporation, Delaware law requires that our board of directors adopt a resolution setting forth any amendment, declare the advisability of the amendment and call a stockholders’ meeting to adopt the amendment. Generally, amendments to our amended and restated certificate of incorporation require the affirmative vote of majority of our outstanding stock. As described below, however, certain amendments to our amended and restated certificate of incorporation may require a supermajority vote.
      The vote of the holders of not less than 75% of outstanding shares of our capital stock entitled to vote in an election of directors, considered as a single class, is required to adopt any amendment to our amended and restated certificate of incorporation that relates to the provisions of our amended and restated certificate of incorporation that govern the following matters:

•	the size and classification of our board of directors and term of service and removal of our directors;

•	the provisions regarding “business combinations”;

•	the ability of our stockholders to act by written consent;

•	the provisions indemnifying our officers, directors, employees and agents; and

•	the provisions setting forth the supermajority vote requirements for amending our amended and restated certificate of incorporation.
      The provisions described above may discourage attempts by others to acquire control of us without negotiation with our board of directors. This enhances our board of directors’ ability to attempt to promote the interests of all of our stockholders. However, to the extent that these provisions make us a less attractive takeover candidate, they may not always be in our best interests or in the best interests of our stockholders. None of these provisions is the result of any specific effort by a third party to accumulate our securities or to obtain control of us by means of merger, tender offer, solicitation in opposition to management or otherwise.
Transfer Agent and Registrar
      The transfer agent and registrar for shares of the common stock is EquiServe.
DESCRIPTION OF WARRANTS
General
      We may issue warrants to purchase senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock or any combination of these securities and these warrants may be issued independently or together with any underlying securities, and may be attached or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement which we will file with the SEC in connection with an issuance of the warrants.

      The applicable prospectus supplement will describe the terms of any warrants, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which we will issue the warrants;

•	the currency or currencies investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies, including composite currencies, in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether we will issue the warrants in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
      Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock or for depositary shares will not have any rights of holders of the preferred stock, common stock or depositary shares purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or depositary shares purchasable upon such exercise.
Exercise of Warrants
      A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
      Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.
Enforceability of Rights; Governing Law
      The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the applicable prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.
DESCRIPTION OF STOCK PURCHASE CONTRACTS
      We may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified or variable number of shares of our capital stock at a future date or dates. The price per share of capital stock may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula contained in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to such stock purchase contract upon the occurrence of certain events. We may issue the stock purchase contracts in such amounts and in as many distinct series as we wish.
      The stock purchase contracts may be entered into separately or as a part of units consisting of a stock purchase contract and a beneficial interest in senior debt securities, subordinated debt securities, preferred securities, debt obligations of third parties, including U.S. Treasury securities, other stock purchase contracts or shares of our capital stock securing the holders’ obligations under the stock purchase contracts to purchase or to sell the shares of our capital stock. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.
      The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•	whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock or preferred stock, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid or not;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock or depositary shares;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts; and

•	whether the stock purchase contracts will be issued in fully registered or global form.
      The applicable prospectus supplement will describe the terms of any stock purchase contracts. The preceding description and any description of stock purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the stock purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such stock purchase contracts.

DESCRIPTION OF UNITS
      We may issue units comprising one or more of the other securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.
      The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities composing the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.
      The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.
DESCRIPTION OF PREFERRED SECURITIES OF THE TRUSTS
General
      Unless stated otherwise in the applicable prospectus supplement, the following summary outlines the material terms and provisions of the preferred securities that the trusts may offer. The particular terms of any preferred securities a trust offers and the extent if any to which these general terms and provisions may or may not apply to the preferred securities will be described in the applicable prospectus supplement.
      Each trust will issue the preferred securities under an amended declaration, which we will enter into with the trustees. The amended declaration for each trust is subject to and governed by the Trust Indenture Act and Deutsche Bank Trust Company Americas, an independent trustee, will act as property trustee under each amended declaration for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of the preferred securities will be those contained in the applicable amended declaration and those made part of the amended declaration by the Trust Indenture Act. The following summary may not be complete and is subject to and qualified in its entirety by reference to the form of amended declaration, which is an exhibit to the registration statement which contains this prospectus, and the Trust Indenture Act.
Terms
      Each amended declaration will provide that a trust may issue, from time to time, only one series of preferred securities and one series of common securities. The preferred securities will be offered to investors and the common securities will be held by us. The terms of the preferred securities, as a general matter, will mirror the terms of the junior subordinated debentures that we will issue to a trust in exchange for the proceeds of the sales of the preferred and common securities. If we fail to make a payment on the junior subordinated debentures, the trust holding those securities will not have sufficient funds to make related payments, including distributions, on its preferred securities.

      You should refer to the applicable prospectus supplement relating to the preferred securities for specific terms of the preferred securities, including, but not limited to:

•	the distinctive designation of the preferred securities;

•	the total and per security liquidation amount of the preferred securities;

•	the annual distribution rate, or method of determining the rate at which the trust issuing the securities will pay distributions, on the preferred securities and the date or dates from which distributions will accrue;

•	the date or dates on which the distributions will be payable and any corresponding record dates;

•	whether distributions on preferred securities will be cumulative, and, in the case of preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on preferred securities will be cumulative;

•	the right, if any, to defer distributions on the preferred securities upon extension of the interest payment period of the related junior subordinated debentures;

•	whether the preferred securities are to be issued in book-entry form and represented by one or more global certificates and, if so, the depositary for the global certificates and the specific terms of the depositary arrangement;

•	the amount or amounts which will be paid out of the assets of the trust issuing the securities to the holders of preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the trust issuing the securities;

•	any obligation of the trust issuing the securities to purchase or redeem preferred securities and the terms and conditions relating to any redemption obligation;

•	any voting rights of the preferred securities;

•	any terms and conditions upon which the junior subordinated debentures held by the trust issuing the securities may be distributed to holders of preferred securities;

•	any securities exchange on which the preferred securities will be listed; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of the preferred securities not inconsistent with the amended declaration or with applicable law.
      We will guarantee the preferred securities to the extent described below under “DESCRIPTION OF TRUST GUARANTEES.” Our guarantee, when taken together with our obligations under the junior subordinated debentures and the related subordinated indenture, and our obligations under the amended declaration, would provide a full and unconditional guarantee of amounts due on any preferred securities. Certain United States federal income tax considerations applicable to any offering of preferred securities will be described in the applicable prospectus supplement.
Liquidation Distribution Upon Dissolution
      We, as the holder of all the outstanding common securities of the trusts, or any subsequent holder of the common securities, have the right at any time to dissolve and liquidate the trusts and cause the junior subordinated debentures to be distributed to the holders of the preferred securities, and to us, as holder of the common securities.
      The Federal Reserve Board’s risk-based capital guidelines provide that redemptions of permanent equity or other capital instruments before stated maturity could have a significant impact on a bank holding company’s overall capital structure. Therefore, any organization considering a redemption of securities which make up a part of the organization’s regulatory capital should consult with the Federal Reserve Board if the redemption could have a material effect on the level or composition of the organization’s capital base. This consultation may not be necessary if the equity or capital instrument is redeemed with the proceeds of, or replaced by, a like amount of a similar or higher quality capital instrument and the Federal Reserve Board considers the organization’s capital position to be fully adequate after redemption. If we dissolve any of the trusts prior to the maturity date of the preferred securities and the Federal Reserve Board believes that the dissolution constitutes the redemption of capital instruments under its risk-based capital guidelines or policies, our dissolution of any of the trusts may be subject to prior approval of the Federal Reserve Board.
      Unless otherwise specified in an applicable prospectus supplement, each amended declaration states that each trust will be dissolved:

•	on the expiration of the term of that trust;

•	upon our bankruptcy, dissolution or liquidation;

•	upon our written direction to the property trustee to dissolve the trust and distribute the related junior subordinated debentures directly to the holders of the trust securities;

•	upon the redemption of all of the preferred securities in connection with the redemption of all of the related junior subordinated debentures; or

•	upon entry of a court order for the dissolution of the trust.
      Unless otherwise specified in an applicable prospectus supplement, in the event of a dissolution as described above other than in connection with redemption, after a trust satisfies all liabilities to its creditors as provided by applicable law, each holder of the preferred or common securities issued by that trust will be entitled to receive:

•	the related junior subordinated debentures in an aggregate principal amount equal to the aggregate liquidation amount of the preferred or common securities held by the holder; or

•	if any distribution of the related junior subordinated debentures is determined by the property trustee not to be practical, cash equal to the aggregate liquidation amount of the preferred or common securities held by the holder, plus accumulated and unpaid distributions to the date of payment.
      If a trust cannot pay the full amount due on its preferred and common securities because it has insufficient assets available for payment, then the amounts payable by that trust on its preferred and common securities will be paid on a pro rata basis. However, if certain payment events of default under the subordinated indenture have occurred and are continuing with respect to any series of related junior subordinated debentures, the total amounts due on the preferred securities will be paid before any distribution on the common securities.
Events of Default
      The following will be events of default under each amended declaration:

•	an event of default under the subordinated indenture occurs with respect to any related series of junior subordinated debentures;

•	a trust fails to pay any distribution when it becomes due and payable, and it does not make the payment within 30 days of when the distribution is due and payable;

•	a trust fails to pay the redemption price of any preferred security or common security when it becomes due and payable;

•	default in the performance, or breach, in any material respect, any covenant or warranty of the administrative trustees in the amended declaration, except for the failures described in the second or third clauses above, and continuation of any such default or breach for a period of 60 days after there has been given proper written notice to the trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding preferred securities;

•	a bankruptcy with respect to the property trustee and our failure to appoint a successor property trustee within 90 days; or

•	any other event of default specified in the applicable prospectus supplement occurs.
      If an event of default with respect to a related series of junior subordinated debentures occurs and is continuing under the subordinated indenture, and the subordinated indenture trustee or the holders of not less than 25% in principal amount of the related junior subordinated debentures outstanding fail to declare the principal amount of all of such junior subordinated debentures to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the outstanding preferred securities of the trust holding the junior subordinated debentures, will have the right to declare such principal amount immediately due and payable by providing written notice to us, the applicable property trustee and the subordinated indenture trustee.
      At any time after a declaration of acceleration has been made with respect to a related series of junior subordinated debentures and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in liquidation amount of the affected preferred securities may rescind any declaration of acceleration with respect to the related junior subordinated debentures and its consequences:

•	if we deposit with the subordinated indenture trustee funds sufficient to pay all overdue principal of and premium and interest on the related junior subordinated debentures and other amounts due to the subordinated indenture trustee and the property trustee; and

•	if all existing events of default with respect to the related junior subordinated debentures have been cured or waived except non-payment of principal on the related junior subordinated debentures that has become due solely because of the acceleration.
      The holders of a majority in liquidation amount of the affected preferred securities may waive any past default under the subordinated debt securities indenture with respect to related junior subordinated debentures, other than a default in the payment of principal of, or any premium or interest on, any related junior subordinated debentures or a default with respect to a covenant or provision that cannot be amended or modified without the consent of the holder of each affected outstanding related junior subordinated debentures. In addition, the holders of at least a majority in liquidation amount of the affected preferred securities may waive any past default under the amended declaration.
      The holders of a majority in liquidation amount of the affected preferred securities shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the property trustee or to direct the exercise of any trust or power conferred on the property trustee under the amended declaration.
      A holder of preferred securities may institute a legal proceeding directly against us, without first instituting a legal proceeding against the property trustee or anyone else, for enforcement of payment to the holder of principal and any premium or interest on the related series of junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the preferred securities of the holder, if we fail to pay principal and any premium or interest on the related series of junior subordinated debentures when payable.
      We are required to furnish annually, to the property trustee for each trust, officers’ certificates to the effect that, to the best knowledge of the individuals providing the certificates, we and each trust are not in default under the applicable amended declaration or, if there has been a default, specifying the default and its status.
Consolidation, Merger or Amalgamation of the Trust
      No trust may merge with or into, amalgamate, consolidate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as described in “ — Liquidation Distribution Upon Dissolution.” A trust may, with the consent of the administrative trustees but without the consent of the holders of the outstanding preferred securities or the other trustees of that trust, merge with or into, amalgamate, consolidate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized under the laws of any state if:

•	the successor entity either:

•	expressly assumes all of the obligations of the trust relating to its preferred securities, or

•	substitutes for the trust’s preferred securities other securities having substantially the same terms as the preferred securities, so long as the substituted successor securities rank the same as the preferred securities for distributions and payments upon liquidation, redemption and otherwise;

•	we appoint a trustee of the successor entity who has substantially the same powers and duties as the property trustee of the trust;

•	the successor securities are listed or traded, or any substituted successor securities will be listed upon notice of issuance, on the same national securities exchange or other organization on which the preferred securities are then listed or traded;

•	the merger event does not cause the preferred securities or any substituted successor securities to be downgraded by any national rating agency;

•	the merger event does not adversely affect the rights, preferences and privileges of the holders of the preferred securities or any substituted successor securities in any material respect;

•	the successor entity has a purpose substantially identical to that of the trust that issued the securities;

•	prior to the merger event, we shall provide to the property trustee an opinion of counsel from a nationally recognized law firm stating that:

•	the merger event does not adversely affect the rights, preferences and privileges of the holders of the trust’s preferred securities in any material respect, and

•	following the merger event, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940; and

•	we own or our permitted transferee owns, all of the common securities of the successor entity and we guarantee or our permitted transferee guarantees the obligations of the successor entity under the substituted successor securities at least to the extent provided under the applicable preferred securities guarantee.
      In addition, unless all of the holders of the preferred securities approve otherwise, no trust may consolidate, amalgamate or merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity, or permit any other entity to consolidate, amalgamate, merge with or into or replace it if the transaction would cause that trust or the successor entity to be taxable as a corporation or classified other than as a grantor trust for United States federal income tax purposes.
Voting Rights
      Unless otherwise specified in the applicable prospectus supplement, the holders of the preferred securities will have no voting rights except as discussed below and under “— Amendment to an Amended Declaration” and “DESCRIPTION OF TRUST GUARANTEES — Modification of the Trust Guarantee; Assignment” and as otherwise required by law.

      If any proposed amendment to an amended declaration provides for, or the trustees of a trust otherwise propose to effect:

•	any action that would adversely affect the powers, preferences or special rights of the preferred securities in any material respect, whether by way of amendment to the amended declaration or otherwise; or

•	the dissolution, winding-up or termination of a trust other than pursuant to the terms of the amended declaration, then the holders of the affected preferred securities as a class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will be effective only if approved by the holders of at least a majority in aggregate liquidation amount of the affected preferred securities.
      Without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of the preferred securities issued by a trust, the trustees of that trust may not:

•	direct the time, method and place of conducting any proceeding for any remedy available to the subordinated indenture trustee for any related junior subordinated debentures or direct the exercise of any trust or power conferred on the property trustee with respect to the related junior subordinated debentures;

•	waive any default that is waivable under the subordinated indenture with respect to any related junior subordinated debentures;

•	cancel an acceleration of the principal of the related junior subordinated debentures; or

•	consent to any amendment, modification or termination of the subordinated indenture or any related junior subordinated debentures where consent is required.
      However, if a consent under the subordinated indenture requires the consent of each affected holder of the related junior subordinated debentures, then the property trustee must obtain the prior consent of each holder of the preferred securities of the trust that holds the related junior subordinated debentures. In addition, before taking any of the foregoing actions, we will provide to the property trustee an opinion of counsel experienced in such matters to the effect that, as a result of such actions, the trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes. The property trustee may not revoke any action previously authorized or approved by a vote of the holders of the preferred securities unless the holders of the preferred securities vote again on the same issue.
      The property trustee will notify all holders of preferred securities of a trust of any notice of default received from the subordinated indenture trustee with respect to the junior subordinated debentures held by that trust.
      Any required approval of the holders of preferred securities may be given at a meeting of the holders of the preferred securities convened for the purpose or pursuant to written consent. The applicable property trustee will cause a notice of any meeting at which holders of securities are entitled to vote to be given to each holder of record of the preferred securities at the holder’s registered address at least 15 days and not more than 90 days before the meeting.
      No vote or consent of the holders of the trust securities will be required for a trust to redeem and cancel its trust securities in accordance with its amended declaration.
      Notwithstanding that holders of the preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by us, any trustee or any affiliate of a trustee or ours will, for purposes of any vote or consent, be treated as if they were not outstanding. Preferred securities held by us or any of our affiliates may be exchanged for related junior subordinated debentures at the election of the holder.

Amendment to an Amended Declaration
      An amended declaration may be amended from time to time by us and the property trustee and the administrative trustees of each trust without the consent of the holders of the preferred securities of that trust to:

•	cure any ambiguity or correct or supplement any provision which may be inconsistent with any other provisions with respect to matters or questions arising under the amended declaration, in each case to the extent that the amendment does not adversely affect the interests of any holder of the preferred securities in any material respect; or

•	modify, eliminate or add to any provisions to the extent necessary to ensure that the trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes, to ensure that the junior subordinated debentures held by the trust are treated as indebtedness for United States federal income tax purposes or to ensure that the trust will not be required to register as an investment company under the Investment Company Act of 1940.
      Other amendments to an amended declaration may be made by us and the trustees of that trust upon approval of the holders of a majority in aggregate liquidation amount of the outstanding preferred securities of that trust and receipt by the trustees of an opinion of counsel to the effect that the amendment will not cause the trust to be taxable as a corporation, affect the treatment of the junior subordinated debentures held by the trust as indebtedness for United States federal income tax purposes or affect the trust’s exemption from the Investment Company Act of 1940.
      Notwithstanding the foregoing, without the consent of each affected holder of common or preferred securities of each trust, an amended declaration may not be amended to:

•	change the amount or timing of any distribution on the common or preferred securities of a trust or otherwise adversely affect the amount of any distribution required to be made in respect of the securities as of a specified date; or

•	restrict the right of a holder of any securities to institute suit for the enforcement of any payment on or after the distribution date.
      In addition, no amendment may be made to an amended declaration if the amendment would:

•	cause a trust to be taxable as a corporation or characterized as other than a grantor trust for United States federal income tax purposes;

•	cause the junior subordinated debentures held by a trust to not be treated as indebtedness for United States federal income tax purposes;

•	cause a trust to be deemed to be an investment company required to be registered under the Investment Company Act of 1940; or

•	impose any additional obligation on us without our consent.
Redemption
      Unless stated otherwise in the applicable prospectus supplement, the following description summarizes our right to redeem our junior subordinated debentures and the preferred securities. We may redeem our junior subordinated debentures under certain circumstances. A redemption or repurchase of our junior subordinated debentures would cause a mandatory redemption of a proportionate amount of the preferred securities and common securities at the redemption price. The redemption price for each preferred security will equal the stated liquidation amount of the preferred security plus accumulated but unpaid distributions including any additional amounts to, but not including, the redemption date, plus the related amount of premium, if any, paid to the depositor upon the concurrent redemption of our junior subordinated debentures. Unless otherwise stated in the applicable prospectus supplement:

•	We may redeem all or a portion of our junior subordinated debentures on or after a date specified in the applicable indenture, either in whole or in part; or

•	We may redeem all but not a portion of our junior subordinated debentures, at any time before a date specified in the applicable indenture within 90 days following the occurrence and during the continuation of a tax event, investment company event or capital treatment event (each as defined below), and in each case subject to prior regulatory approval if it is then required. See “— Liquidation Distribution upon Dissolution.”
      Tax event means the receipt by us and the applicable trust of an opinion of counsel to the effect that, as a result of:

•	any amendment to, or change, including an announced prospective change, in the laws or any regulations of the United States or any political subdivision or taxing authority, or

•	any official or administrative pronouncement or action or judicial decision interpreting or applying United States laws or regulations, that is adopted, effective or announced on or after the date of issuance of the preferred securities, that causes there to be more than an insubstantial risk that:

•	the applicable trust is, or will be within 90 days of the delivery of the opinion, subject to United States federal income tax with respect to income received or accrued on our junior subordinated debentures;

•	interest payable by us on our junior subordinated debentures is not, or within 90 days of the delivery of the opinion will not be, deductible by us, in whole or in part, for United States federal income tax purposes; or

•	the applicable trust is, or will be within 90 days of the delivery of the opinion, subject to more than an insignificant amount of other taxes, duties or other governmental charges.
      If a tax event described in the first or third circumstances above has occurred and is continuing and the applicable trust holds all of our junior subordinated debentures, we will pay on our junior subordinated debentures any additional amounts as may be necessary in order that the amount of distributions then due and payable by the applicable trust on the outstanding preferred securities and common securities will not be reduced as a result of any additional taxes, duties and other governmental charges to which the applicable trust has become subject.
      Investment company event means the receipt by us and the applicable trust of an opinion of counsel to the effect that, as a result of the occurrence of a change in law or regulation or a written change, including any announced prospective change, in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the applicable trust is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, and this change becomes effective or would become effective on or after the date of the issuance of the preferred securities.
      Capital treatment event means the reasonable determination by us that, as a result of:

•	the occurrence of any amendment to, or change, including any announced prospective change, in the laws or regulations of the United States or any political subdivision thereof or therein or any rules, guidelines or policies of the Federal Reserve Board, or

•	any official or administrative pronouncement or action or judicial decision interpreting or applying United States laws or regulations, that is effective or is announced on or after the date of issuance of the preferred securities, there is more than an insubstantial risk that we will not be entitled to treat an amount equal to the liquidation amount of the preferred securities as Tier 1 capital under the risk-based capital adequacy guidelines of the Federal Reserve Board.
      The Federal Reserve Board (“Board”) recently revised its risk-based capital guidelines to clarify the circumstances under which qualifying securities like the preferred securities may be included in Tier 1 capital. There are two sets of guidelines:

•	Until March 31, 2009, the total of qualifying cumulative perpetual preferred stock and qualifying trust preferred securities is limited to 25% of the total of common stockholders’ equity, perpetual preferred stock (whether cumulative or non-cumulative), minority interests in the equity accounts of consolidated subsidiaries, and trust preferred securities. (This limit is 15% for internationally active banking organizations.) Amounts above this limit may be included in Tier 2 capital. In addition, a banking organization must monitor compliance with the limits that take effect on April 1, 2009. If the organization exceeds those levels, it must consult with the appropriate Federal Reserve Bank on a plan to ensure there is not undue reliance on these types of instruments, which may include a plan to bring the institution into compliance with the limits by March 31, 2009.

•	As of April 1, 2009, the total of all “restricted core capital elements” — trust-preferred securities, qualifying cumulative perpetual preferred stock, minority interest relating to qualifying cumulative preferred stock directly issued by a consolidated U.S. depository institution or foreign bank subsidiary, and minority interest related to qualifying common stockholders’ equity or perpetual preferred stock issued by a consolidated subsidiary that is neither a U.S. depository institution nor a foreign bank — may not exceed 25% of Tier 1 capital. For large and internationally active bank or financial holding companies, the limit is 15%.
      As of March 31, 2005, 8.6% of our Tier 1 capital was composed of securities like the preferred securities, and as of March 31, 2005, we had 207,333 outstanding shares of preferred securities. Any redemption by us of our junior subordinated debentures is subject to certain regulatory considerations. See “— Liquidation Distribution Upon Dissolution.” When the second set of guidelines take effect on April 1, 2009, outstanding shares of preferred securities issued by any of our real estate investment trust subsidiaries will be taken into account in determining compliance with the 25% limit.
Redemption Procedures
      Unless stated otherwise in the applicable prospectus supplement, the following description summarizes the procedures that will be followed if the preferred securities are to be redeemed. If we repay or redeem our junior subordinated debentures we must give the property trustee not less than 45 nor more than 60 days notice in order that it can redeem a proportionate amount of the preferred and common securities.
      Redemptions of the preferred securities will be made and the redemption price will be payable on each redemption date only to the extent that the trusts have funds available for the payment of the redemption price.
      If the trusts give the holders of preferred securities notice of redemption of any of the preferred securities held in a global security form, then, by 12:00 noon, Eastern Standard Time, on the redemption date, to the extent funds are available, in the case of preferred securities held in book-entry form, the property trustee will deposit irrevocably with the depositary, funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of the preferred securities. With respect to preferred securities not held in a global security form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the preferred securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of the preferred securities once the holders of the preferred securities surrender their certificates evidencing the preferred securities. Distributions payable on or prior to the redemption date for any preferred securities called for redemption will be payable on the distribution dates to holders of preferred securities on the relevant record dates.
      If the trusts give the holders of preferred securities notice of redemption and deposit the required funds, then on the date of that deposit all of the rights of the holders of the preferred securities with respect to their preferred securities called for redemption will cease, except their right to receive the redemption price and any distributions payable in respect of the preferred securities on or prior to the redemption date, but without interest. Preferred securities that the trusts redeem will cease to be outstanding. If any date fixed for redemption of preferred securities is not a business day, then the paying agent will pay the redemption price on the next succeeding day which is a business day, without any interest or other payment due to the delay. However, if the next business day falls in the next calendar year (or the next calendar month, in the case of Regions Financing Trust III and Regions Financing Trust IV), the paying agent will make the payment on the immediately preceding business day. In the event that payment of the redemption price for the preferred securities called for redemption is improperly withheld or refused and not paid either by the trusts or by us pursuant to the guarantee, distributions on the preferred securities will continue to accumulate at the then applicable rate, from the redemption date originally established by the trusts until the redemption price is actually paid. In that case, the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.
      Subject to applicable law, we or our affiliates may from time to time purchase outstanding preferred securities by tender, in the open market or by private agreement. We may resell these securities at any time that interest on our junior subordinated debentures is not being deferred, and there is no event of default or an event that could cause an event of default under the applicable indenture or an event of default under the guarantee.
      If less than all the preferred securities and common securities are to be redeemed on a redemption date, then the aggregate liquidation amount of preferred securities and common securities to be redeemed shall be allocated pro rata to the preferred securities and the common securities based upon the relative liquidation amounts of those classes. The particular preferred securities to be redeemed shall be selected by the property trustee in a manner that the property trustee deems fair, not more than 60 days prior to the redemption date or in accordance with the depositary’s customary procedures if the preferred securities are then held in global security form. The property trustee shall promptly notify the securities registrar for the preferred securities in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount of the preferred securities to be redeemed. For all purposes of the amended declaration, unless the context otherwise requires, all provisions relating to the redemption of preferred securities relate, in the case of any preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of preferred securities which has been or is to be redeemed.
      If the preferred securities will be redeemed, the property trustee will mail to holders of such preferred securities a notice of redemption at the addresses as they appear on the securities register for the trusts at least 30 days but not more than 60 days before the redemption date. Unless we default in payment of the redemption price on our junior subordinated debentures on and after the redemption date interest will cease to accrue on our junior subordinated debentures. Unless payment of the redemption price in respect of the preferred securities is withheld or refused and not paid either by the trusts or us pursuant to the guarantee, distributions will cease to accumulate on the preferred securities called for redemption.
Removal and Replacement of Trustees
      We, as the holder of each trust’s common securities may, upon prior written notice, remove or replace any of the administrative trustees and, unless an event of default has occurred and is continuing under the subordinated indenture, the property and Delaware trustee of the trust. If an event of default has occurred and is continuing under the subordinated indenture, only the holders of a majority in liquidation amount of the trust’s preferred securities may remove or replace the property trustee and Delaware trustee. The resignation or removal of any trustee will be effective only upon the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable amended declaration. Unless stated otherwise in the applicable prospectus supplement, if a trustee is removed by the holders of the outstanding preferred securities or resigns, the successor trustee may be appointed by the holders of a majority in liquidation amount of the trust’s preferred securities. If a successor trustee has not been appointed by either holders of preferred securities or by the holder of the common securities, certain holders of preferred securities or common securities or the other trustees may petition a court in the state of Delaware to appoint a successor. Any Delaware trustee must meet the applicable requirements of Delaware law. Any property trustee must be a national- or state-chartered bank and have a combined capital and surplus of at least $50,000,000. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the amended declaration. The holders of the preferred securities do not have any right to appoint, remove or replace the administrative trustees of the trusts. Only we, as holders of the common securities, have those rights.
Merger or Consolidation of Trustees
      Any entity into which a property trustee or the Delaware trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the trustee, shall be the successor of the trustee under the applicable amended declaration; provided, however, that the entity shall be otherwise qualified and eligible. The succession will occur without the execution or filing of any paper or any further act on the part of the parties to the amended declaration.
Information Concerning the Property Trustee
      For matters relating to compliance with the Trust Indenture Act, the property trustee for each trust will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. The property trustee, other than during the occurrence and continuance of a default under an amended declaration, undertakes to perform only the duties as are specifically set forth in the amended declaration and, after a default, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. The property trustee is under no obligation to exercise any of the powers given it by an amended declaration at the request of any holder of the preferred securities unless it is offered security or indemnity satisfactory to it against the costs, expenses and liabilities that it might incur. If the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in an amended declaration or is unsure of the application of any provision of the amended declaration, and the matter is not one on which the holders of the preferred securities are entitled to vote, then the property trustee will deliver notice to us requesting written instructions as to the course of action to be taken and the property trustee will take or refrain from taking that action as instructed. If we do not provide these instructions within ten business days, then the property trustee will take such action as it deems advisable and in the best interests of the holders of the preferred and common securities. In this event, the property trustee will have no liability except for its own bad faith, negligence or willful misconduct.
      Deutsche Bank Trust Company Americas, which is the property trustee for each trust, also serves as the senior indenture trustee, the subordinated indenture trustee and the guarantee trustee under each trust guarantee described below. We and certain of our affiliates maintain banking relationships with affiliates of Deutsche Bank Trust Company Americas, which are described above under “DESCRIPTION OF DEBT SECURITIES — Concerning the Trustee.”

Miscellaneous
      The administrative trustees of each trust are authorized and directed to conduct the affairs of and to operate each trust in such a way so that:

•	each trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes;

•	the junior subordinated debentures held by each trust will be treated as indebtedness of ours for United States federal income tax purposes; and

•	each trust will not be deemed to be an investment company required to be registered under the Investment Company Act of 1940.
      We, as holder of the common securities, and the trustees of each trust are authorized to take any action, so long as it is consistent with applicable law, the certificate of trust or amended declaration, that we and the trustees, determine to be necessary or desirable for the above purposes.
      Registered holders of the preferred securities have no preemptive or similar rights.
      A trust may not incur indebtedness or place a lien on any of its assets.
Governing Law
      Each amended declaration and the preferred securities will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflict of laws provisions thereof, except for provisions relating to the immunities of the Property Trustee.
Description of the Expense Agreement
      We will execute an expense agreement at the same time that a trust issues the preferred securities. Under the expense agreement, we will irrevocably and unconditionally guarantee to each creditor of each trust the full amount of that trust’s costs, expenses and liabilities, other than the amounts owed to holders of its preferred and common securities pursuant to the terms of those securities. Third parties will be entitled to enforce the expense agreement. The expense agreement, once executed, will be filed with the SEC on Form 8-K or by a post-effective amendment to the registration statement of which this prospectus is a part.
DESCRIPTION OF TRUST GUARANTEES
      Unless stated otherwise in the applicable prospectus supplement, the following describes certain general terms and provisions of the trust guarantees which we will execute and deliver at the same time the trusts issue the preferred securities, for the benefit of the holders from time to time of the preferred securities. Each trust guarantee will be qualified as an indenture under the Trust Indenture Act, and Deutsche Bank Trust Company Americas, an independent trustee, will act as indenture trustee under each trust guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of each trust guarantee will be those contained in each trust guarantee and those made part of each trust guarantee by the Trust Indenture Act. The following summary may not be complete and is subject to and qualified in its entirety by reference to the form of trust guarantee, which is an exhibit to the registration statement which contains this prospectus, and the Trust Indenture Act. Each trust guarantee will be held by the guarantee trustee of each trust for the benefit of the holders of the preferred securities.
General
      We will irrevocably and unconditionally agree to pay in full on a subordinated basis, to the extent set forth in the guarantee, the following payments or distributions with respect to preferred securities, to the holders of the preferred securities, as and when they become due regardless of any defense, right of set-off or counterclaim that a trust may have except for the defense of payment:

•	any accrued and unpaid distributions which are required to be paid on the preferred securities, to the extent the trust that issued the securities does not make such payments or distributions but has sufficient funds available to do so at such time;

•	the redemption price and all accrued and unpaid distributions to the date of redemption with respect to any preferred securities called for redemption, to the extent the trust that issued the securities does not make such payments or distributions but has sufficient funds available to do so; and

•	upon a voluntary or involuntary dissolution, winding-up or termination of the trust that issued the securities (other than in connection with the distribution of junior subordinated debentures to the holders of preferred securities or the redemption of all of the preferred securities), the lesser of:

•	the total liquidation amount and all accrued and unpaid distributions on the preferred securities to the date of payment, to the extent the trust that issued the securities does not make such payments or distributions but has sufficient funds available to do so, and

•	the amount of assets of the trust that issued the securities remaining available for distribution to holders of such preferred securities in liquidation of the trust.
      Our obligation to make a payment under a trust guarantee may be satisfied by our direct payment of the required amounts to the holders of preferred securities to which the trust guarantee relates or by causing the applicable trust to pay the amounts to the holders.
Modification of the Trust Guarantee; Assignment
      Except with respect to any changes which do not adversely affect the rights of holders of preferred securities in any material respect (in which case no vote will be required), each trust guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding preferred securities to which the trust guarantee relates. The manner of obtaining the approval of holders of the preferred securities will be described in an accompanying prospectus supplement. All guarantees and agreements contained in each trust guarantee will bind our successors, assigns, receivers, trustees and representatives and will be for the benefit of the holders of the outstanding preferred securities to which the trust guarantee relates. Except in connection with a consolidation, merger or sale involving us that is permitted under the subordinated indenture and pursuant to which the assignee agrees in writing to perform our obligations under the guarantee, we may not assign our obligations under the guarantee.
Termination
      Each trust guarantee will terminate when any of the following has occurred:

•	all preferred securities to which the trust guarantee relates have been paid in full or redeemed in full by us, the trust that issued the securities or both;

•	the junior subordinated debentures held by the trust that issued the securities have been distributed to the holders of the preferred securities; or

•	the amounts payable in accordance with the applicable amended declaration upon liquidation of the trust that issued the securities have been paid in full.
      Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities to which the trust guarantee relates must restore payment of any amounts paid on the preferred securities or under the trust guarantee.

Events of Default
      An event of default under a trust guarantee will occur if we fail to perform any of our payment obligations under a trust guarantee or we fail to perform any other obligation under a trust guarantee and the failure to perform such other obligation continues for 60 days.
      Each trust guarantee will constitute a guarantee of payment and not of collection. The holders of a majority in liquidation amount of the preferred securities to which the trust guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the trust guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the trust guarantee. If the guarantee trustee fails to enforce the trust guarantee, any holder of preferred securities to which the trust guarantee relates may institute a legal proceeding directly against us to enforce the holder’s rights under the trust guarantee, without first instituting a legal proceeding against the trust, the guarantee trustee or any one else. If we do not make a guarantee payment, a holder of preferred securities may directly institute a proceeding against us for enforcement of the trust guarantee for such payment.
Status of the Trust Guarantees
      Each trust guarantee will be our general, irrevocable, and unsecured obligation and will rank subordinate and junior in right of payment, and will be subject to our prior payment in full of our senior debt and subordinated debt in the same manner as the junior subordinated debentures. The guarantee does not limit our ability to incur or issue other secured or unsecured senior or subordinated debt and we expect to incur, from time to time, additional senior and subordinated debt. Our obligations under the guarantee are effectively subordinated to all existing and future liabilities of any of our subsidiaries and their respective subsidiaries.
      The guarantee will constitute a guarantee of payment not of collection. A guarantee of payment entitles the guarantee trustee or the holder of the preferred securities to institute a legal proceeding against the trusts or any other person or entity. The guarantee will be held by the guarantee trustee for the benefit of the holders of the preferred securities. The guarantee will not be discharged except by paying the amounts required under the guarantee in full to the extent not paid by the trusts or distributing the junior subordinated debentures to you. The guarantee will apply only to the extent that the trusts have funds sufficient to make payments. If we do not make payments on the junior subordinated debentures held by the trusts, the trusts will not have the funds to pay any amounts payable in respect of the preferred securities.
      The terms of the preferred securities provide that each holder of preferred securities by acceptance of the preferred securities agrees to the subordination provisions and other terms of the trust guarantee relating to the subordination. As of March 31, 2005, we had approximately $9.9 billion that would rank senior to a trust guarantee.
Information Concerning the Guarantee Trustee
      The guarantee trustee, prior to the occurrence of a default with respect to a trust guarantee, undertakes to perform only those duties as are specifically contained in the trust guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The guarantee trustee is under no obligation to exercise any of the powers vested in it by the applicable trust guarantee at the request of any holder of preferred securities to which the trust guarantee relates, unless it is offered indemnity satisfactory to it against the costs, expenses and liabilities which it might incur by exercising these powers; however the guarantee trustee will not be, upon the occurrence of an event of default under the applicable trust guarantee, relieved from exercising the rights and powers vested in it by such trust guarantee.

Governing Law
      The trust guarantees will be governed by, and construed in accordance with, the laws of the State of New York.
EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED DEBT SECURITIES AND
THE TRUST GUARANTEES
      As long as we may make payments of interest and any other payments when they are due on the junior subordinated debentures held by a particular trust, those payments will be sufficient to cover distributions and any other payments due on the trust securities issued by that trust because of the following factors:

•	the total principal amount of the junior subordinated debentures held by the trust will be equal to the total stated liquidation amount of the trust securities issued by the trust;

•	the interest rate and the interest payment dates and other payment dates on the junior subordinated debentures held by the trust will match the distribution rate and distribution payment dates and other payment dates for the trust securities issued by the trust;

•	we will pay, and the trust will not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the trust (other than obligations under the trust securities); and

•	each amended declaration will further provide that the trustees shall not take or cause or permit the trust to engage in any activity that is not consistent with the purposes of the trust, which consist solely of issuing the trust securities, investing in the junior subordinated debentures and anything necessary or incident to those activities.
      We will guarantee payments of distributions, to the extent the trust obligated to pay those distributions has sufficient funds available to make the payments due on the preferred securities, to the extent described under “DESCRIPTION OF TRUST GUARANTEES.” If we do not make interest payments on the junior subordinated debentures held by a trust, that trust will not have sufficient funds to pay distributions on the preferred securities. Each trust guarantee covers the payment of distributions and other payments on the preferred securities only if and to the extent that we have made a payment of interest or principal on the junior subordinated debentures held by the trust as its sole asset. However, we believe that the trust guarantees, when taken together with our obligations under the junior subordinated debentures and the subordinated indenture and our obligations under the amended declarations, including our obligations to pay the costs, expenses, debts and liabilities of the trusts, provide a full and unconditional guarantee of payment on the preferred securities.
      A holder of preferred securities may sue us to enforce its rights under the trust guarantee which relates to the holder’s preferred securities without first suing the guarantee trustee, the trust or any other person or entity.
PLAN OF DISTRIBUTION
      We and the trusts may offer and sell the securities to or through underwriters or dealers, and also may offer and sell the securities directly to other purchasers or through designated agents. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.
      Distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We and the trusts also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement.

      In connection with the sale of securities, underwriters may receive compensation from us or a trust or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us or a trust, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received will be described in the applicable prospectus supplement.
      Morgan Keegan & Company, Inc. (“Morgan Keegan”) is a member of the National Association of Securities Dealers, Inc. (the “NASD”) and is an affiliate of ours for purposes of the Conduct Rules of the NASD. In the event Morgan Keegan acts as an underwriter in connection with the offering of any securities under this registration statement, such offering will be conducted in accordance with the applicable sections of Rule 2720 of the Conduct Rules of the NASD or, in the case of the preferred securities of the trusts, Rule 2810 of the Conduct Rules of the NASD. Pursuant to such rules, no NASD member participating in any such offering will be permitted to execute a transaction in the securities in a discretionary account without the prior specific written approval of such member’s customer.
      The maximum underwriting compensation for any offering under the registration statement to which this prospectus relates may not exceed 8% of the offering proceeds.
      This prospectus, together with any applicable prospectus supplement, may also be used by Morgan Keegan or our other affiliates in connection with offers and sales of the securities in market-making transactions at negotiated prices at the time of sale. Morgan Keegan or our other affiliates may act as principal or agent in such transactions.
      Unless otherwise specified in the related prospectus supplement, each series of the securities will be a new issue with no established trading market, other than the common stock. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, NYSE, subject to official notice of issuance. We and the trusts may elect to list any of the other securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.
      If dealers are utilized in the sale of the securities, we and the trusts will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.
      We and the trusts may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities which may entitle these persons to indemnification by us and the trusts against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Any agreement in which we agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the applicable prospectus supplement.
      We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment.
      One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the applicable prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled to under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
      Underwriters, dealers and agents may engage in transactions with, or perform services for, or be customers of ours in the ordinary course of business.
      If so indicated in the applicable prospectus supplement, we and/or a trust may authorize dealers or other persons acting as our or its agents to solicit offers by certain purchasers to purchase the securities from us or it at the public offering price stated in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount or offering price of the securities sold pursuant to delayed delivery contracts will not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be entered into include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to approval by us and/or a trust. The obligations of any purchaser under any delayed delivery contract will not be subject to any conditions except that any related sale of offered securities to underwriters shall have occurred and the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject. The applicable prospectus supplement will state any commission payable for solicitation of these offers.
LEGAL MATTERS
      Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by R. Alan Deer, our General Counsel, or such other chief legal officer as we may designate from time to time, and Alston & Bird LLP, Washington, D.C. Mr. Deer beneficially owns shares of our common stock and options to acquire additional shares of our common stock. Certain United States federal income taxation matters will be passed upon for us by Alston & Bird LLP, Washington, D.C. Certain matters of Delaware law relating to the validity of the preferred securities will be passed upon for the trusts and us by Richards, Layton & Finger, P.A. Certain legal matters will be passed upon for any underwriters by Sidley Austin Brown & Wood llp, unless otherwise specified in the applicable prospectus supplement.
EXPERTS
      The consolidated financial statements of Regions appearing in Regions’ Annual Report (Form 10-K) for the year ended December 31, 2004, and Regions management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included therein, have been audited by Ernst & Young LLP, our independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.

Prospectus Supplement

Regions Financing Trust II

$
% Trust Preferred Securities
(liquidation amount $1,000 per security)
fully and unconditionally guaranteed,
on a subordinated basis,
as described herein, by

Regions Financial
Corporation

Goldman, Sachs & Co.
Merrill Lynch & Co.
Morgan Keegan & Company, Inc.
Credit Suisse
JPMorgan
UBS Investment Bank
Guzman & Co.